UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	May 25, 2011

TIME:	9:00 a.m. Central Daylight Time

PLACE:	Williams-Sonoma, Inc. 7755 Polk Lane Olive Branch, Mississippi 38654

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) Our reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary;

3)      The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to increase the shares issuable under the plan by 7,300,000 shares, extend the term of the plan to 2021, and to approve the material terms of the plan so that we may continue to receive a federal income tax deduction for certain compensation paid under the 2001 Long-Term Incentive Plan;

4) An advisory vote on executive compensation;

5) An advisory vote on the frequency of holding an advisory vote on executive compensation;

6) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2012; and

7) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of March 28, 2011.

DATE OF MAILING:	The Notice of Internet Availability of Proxy Materials or this notice, the Proxy Statement and the Annual Report are first being mailed to shareholders and posted on our website on or about April 7, 2011.

By Order of the Board of Directors

Seth R. Jaffe Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2011 Annual Meeting of Shareholders, to be held on Wednesday, May 25, 2011 at 9:00 a.m. Central Daylight Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our national distribution center located at 7755 Polk Lane, Olive Branch, Mississippi 38654. Our Annual Report to Shareholders for the fiscal year ended January 30, 2011, or fiscal 2010, including our financial statements for fiscal 2010, is also included with printed copies of this Proxy Statement and posted on our website at www.williams-sonomainc.com/investors/annual-reports.html. These proxy materials are first being made available to shareholders and posted on our website on or about April 7, 2011.

What is the purpose of the Annual Meeting?

Shareholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	Our reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary;

3)	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to increase the shares issuable under the plan by 7,300,000 shares, extend the term of the plan to 2021, and to approve the material terms of the plan so that we may continue to receive a federal income tax deduction for certain compensation paid under the 2001 Long-Term Incentive Plan;

4)	An advisory vote on executive compensation;

5)	An advisory vote on the frequency of holding an advisory vote on executive compensation;

6)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2012; and

7)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including shareholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all shareholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our shareholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of mailing of the Notice, all shareholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Who may vote?

Only shareholders of record at the close of business on March 28, 2011, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 104,980,876 shares of our common stock outstanding and entitled to vote, and there were 433 shareholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. shareholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting through the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Shareholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted through the Internet or by telephone must be received before noon Central Daylight Time on Tuesday, May 24, 2011.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the proxy card.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the reincorporation from California to Delaware, “FOR” the amendment and restatement of our 2001 Long-Term Incentive Plan, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, “FOR” the option of once every one year as the frequency with which shareholders are provided an advisory vote on executive compensation, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2012.

What are the directions to attend the Annual Meeting and vote in person?

The following are directions to attend the Annual Meeting from various locations around the Memphis Area:

From Memphis International Airport

Take Winchester Road Westbound (stay to the right at the fork)

Merge onto Jim McGhee Parkway/Plough Boulevard

Go approximately 1.4 miles

Merge onto I-240 East toward Nashville

Travel approximately 5.8 miles to exit 16 (on the right)

Merge onto TN-385 Eastbound/Bill Morris Parkway

Go approximately 6 miles to Hacks Cross Road exit

Take a right on Hacks Cross Road

Go approximately 2.9 miles

Take a left on State Line Road

Go 1 mile to stop sign

Take a right on Polk Lane

Go 1.4 miles to 7755 Polk Lane

Destination will be on the right

From Downtown Memphis

Take I-40 Eastbound toward Nashville

Take exit 1E to merge onto I-240 Southbound toward Jackson

Take exit 16 to merge onto TN-385 Eastbound/Bill Morris Parkway

Go approximately 6 miles to Hacks Cross Road exit

Take a right on Hacks Cross Road

Go approximately 2.9 miles

Take a left on State Line

Go 1 mile to stop sign

Take a right on Polk Lane

Go 1.4 miles to 7755 Polk Lane

Destination will be on the right

How many shares must be present to transact business at the Annual Meeting?

Shareholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person or through the Internet, telephone or signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

What is cumulative voting and when does it occur?

Cumulative voting is a system of shareholder voting to elect directors that allows a shareholder to cast all of the shareholder’s votes for a single director or multiple directors. If a shareholder requests that cumulative voting take place, then every shareholder entitled to vote may cumulate votes for director nominees, and you will be entitled to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. To engage in cumulative voting, a shareholder entitled to vote at the

Annual Meeting must give notice of the shareholder’s intention to cumulate votes before voting begins. If that occurs, you may cumulate votes only with respect to the election of director nominees whose names were placed in nomination prior to the voting for directors. Cumulative votes may be cast for one director nominee or distributed among two or more director nominees. For example, if you owned 100 shares of our common stock as of the record date and eight directors were being elected, you would have 800 votes (100 shares multiplied by eight directors) to cast for one or more of the director nominees at the Annual Meeting.

A director elected by cumulative voting can only be removed without cause by the same cumulative voting standards.

As of the date of this Proxy Statement, we have not received notice that any shareholder has requested the ability to cumulate votes for directors.

How many votes are needed to elect directors?

Pursuant to a majority voting policy adopted by our Board of Directors and further described below and in our Corporate Governance Guidelines, the election of each of the eight director nominees requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors if they felt it was appropriate to do so. Changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the majority voting policy adopted by our Board of Directors, in an uncontested election, any nominee for director who does not receive the affirmative vote of a majority of the shares represented and voting in the election shall promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote. The Nominations and Corporate Governance Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the majority voting policy shall not participate in the Nominations and Corporate Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. If each member of the Nominations and Corporate Governance Committee is required to tender his or her resignation pursuant to the majority voting policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the majority voting policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2, 3, 4, 5 and 6?

Proposal 2, our reincorporation from Delaware to California, requires the affirmative vote of a majority of the outstanding shares of the company. Proxy cards marked “abstain” and broker non-votes will have the effect of a “NO” vote on Proposal 2.

Proposal 3, the amendment and restatement of our 2001 Long-Term Incentive Plan, requires the affirmative vote of (i) a majority of the shares represented and voting at the Annual Meeting and (ii) a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes will have the effect of a “NO” vote on Proposal 3 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Proposal 4, the approval of the compensation of our named executive officers, requires the affirmative vote of (i) a majority of the shares represented and voting at the Annual Meeting and (ii) a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes will have the effect of a “NO” vote on Proposal 4 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting. Because your vote is advisory, it will not be binding on us or the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For Proposal 5, the frequency of the advisory vote on compensation of our named executive officers – every year, every two years or every three years – receiving the highest number of votes at the Annual Meeting will be the frequency recommended by the shareholders. Proxy cards marked “abstain” and broker non-votes will have no effect on the outcome of the vote. Because your vote is advisory, it will not be binding on us or the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Proposal 6, the ratification of the selection of our independent registered public accounting firm, requires the affirmative vote of (i) a majority of the shares represented and voting at the Annual Meeting and (ii) a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes will have the effect of a “NO” vote on Proposal 6 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Are there any shareholder proposals this year?

No shareholder proposals are included in this Proxy Statement nor have we received notice of any shareholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date to our Secretary; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to shareholders of record who share the same address and last name, unless one of those shareholders notifies us that the shareholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each shareholder of record. A shareholder may notify us that the shareholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the shareholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to vote all of your shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company and MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost to us of $3,500 and $12,500, respectively. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

We currently have ten directors. Directors Richard T. Robertson and David B. Zenoff have decided not to stand for re-election. We thank them for their years of dedicated service to the company. Assuming each director nominee is elected, after the 2011 Annual Meeting, we will have eight directors.

Has the Board determined which directors are independent?

The Board has determined that Adrian D.P. Bellamy, Adrian T. Dillon, Anthony A. Greener, Ted W. Hall and Michael R. Lynch meet the independence requirements of our “Policy Regarding Director Independence,” which is part of our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at www.williams-sonomainc.com. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that each of these nominees are independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, our Board committees satisfy the independence requirements of the NYSE and SEC. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors.

How often did our Board meet in fiscal 2010?

During fiscal 2010, our Board held a total of 6 meetings. Each director who was a member of our Board during fiscal 2010 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. Six of the seven incumbent directors who were nominated for election at our 2010 Annual Meeting attended the meeting.

How can shareholders and interested parties communicate with members of the Board?

Shareholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Chairman of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

How are the directors compensated?

For fiscal 2010, non-employee directors received cash compensation and equity grants for their service on our Board and Board committees. Each non-employee director received cash compensation equal to 50% of their annual compensation, as identified in the following table, and equity grants equal to 50% of their annual compensation. During fiscal 2010, these equity grants were made in the form of restricted stock units. Directors received dividend equivalent payments with respect to outstanding restricted stock unit awards. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting. The number of restricted stock units granted was determined by dividing the total monetary value of each award, equal to 50% of the annual compensation as identified in the following table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

Value of Annual Compensation
Initial Election to the Board	$184,000
Annual Compensation for Board Service(1)	$185,000
Annual Compensation to Chairman of the Board(1)	$300,000
Annual Compensation to Chairperson of the Audit and Finance Committee(1)	$41,000
Annual Compensation to Chairperson of the Compensation Committee(1)	$25,000
Annual Compensation to Chairperson of the Nominations and Corporate Governance Committee(1)	$16,500

(1)	Awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months.

In addition to the compensation described above, non-employee directors received cash attendance compensation in the amount of $2,000 for each minuted committee meeting they attended. Directors also received reimbursement for travel expenses related to attending our Board, committee or business meetings and discounts on our merchandise to all non-employee directors and their spouses.

The Board has approved a share ownership policy. Each non-employee director must hold, by the later of the 2012 Annual Meeting or the fifth anniversary of such director’s initial election to the Board, at least $400,000 worth of shares of company stock. In the event a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock.

Non-Employee Director Compensation During Fiscal 2010

The following table shows the compensation provided to our non-employee directors during fiscal 2010:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Adrian D.P. Bellamy	$203,250	$254,975(2)	—	—	—	$35,273(3)(4)	$493,498
Adrian T. Dillon	$98,750	$112,985(5)	—	—	—	$29,134(6)(7)	$240,869
Anthony A. Greener	$81,375	$ 92,493(8)	—	—	—	$ 4,856(9)(10)	$178,724
Ted W. Hall	$89,375	$ 92,493(11)	—	—	—	$ 5,825(12)(13)	$187,693
Michael R. Lynch	$95,563	$100,742(14)	—	—	—	$17,223(15)(16)	$213,528
Richard T. Robertson	$83,375	$ 92,493(17)	—	—	—	$ 8,709(18)(19)	$184,577
David B. Zenoff	$75,375	$ 92,493(20)	—	—	—	$16,796(21)(22)	$184,664

(1)	Based on the fair market value of the award granted in fiscal 2010, which is calculated by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units granted is determined by dividing the total monetary value of each award, equal to 50% of the annual compensation as identified in the preceding table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(2)	Represents the fair market value associated with a restricted stock unit award of 8,747 shares of common stock made on May 26, 2010, with a fair value as of the grant date of $29.15 per share for an aggregate grant date fair value of $254,975.

(3)	Includes taxable value of discount on merchandise of $18,097.

(4)	Includes dividend equivalent payments made with respect to outstanding stock unit award of $17,176.

(5)	Represents the fair market value associated with a restricted stock unit award of 3,876 shares of common stock made on May 26, 2010, with a fair value as of the grant date of $29.15 per share for an aggregate grant date fair value of $112,985.

(6)	Includes taxable value of discount on merchandise of $23,344.

(7)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $5,790.

(8)	Represents the fair market value associated with a restricted stock unit award of 3,173 shares of common stock made on May 26, 2010, with a fair value as of the grant date of $29.15 per share for an aggregate grant date fair value of $92,493.

(9)	Includes taxable value of discount on merchandise of $176.

(10)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $4,680.

(11)	Represents the fair market value associated with a restricted stock unit award of 3,173 shares of common stock made on May 26, 2010, with a fair value as of the grant date of $29.15 per share for an aggregate grant date fair value of $92,493.

(12)	Includes taxable value of discount on merchandise of $1,145.

(13)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $4,680.

(14)	Represents the fair market value associated with a restricted stock unit award of 3,456 shares of common stock made on May 26, 2010, with a fair value as of the grant date of $29.15 per share for an aggregate grant date fair value of $100,742.

(15)	Includes taxable value of discount on merchandise of $2,509.

(16)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $14,714.

(17)	Represents the fair market value associated with a restricted stock unit award of 3,173 shares of common stock made on May 26, 2010, with a fair value as of the grant date of $29.15 per share for an aggregate grant date fair value of $92,493.

(18)	Includes taxable value of discount on merchandise of $4,029.

(19)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $4,680.

(20)	Represents the fair market value associated with a restricted stock unit award of 3,173 shares of common stock made on May 26, 2010, with a fair value as of the grant date of $29.15 per share for an aggregate grant date fair value of $92,493.

(21)	Includes taxable value of discount on merchandise of $3,377.

(22)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $13,419.

What is our Board leadership structure?

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Since May 2010, Adrian D.P. Bellamy, one of our independent directors who previously served as our Lead Independent Director, has served as our Chairman of the Board. Our Corporate Governance Guidelines also provide that in the event that the Chairman of the Board is not an independent director, the Board shall elect a Lead Independent Director.

Separating the positions of Chief Executive Officer and Chairman of the Board maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman of the Board provides independent oversight and advice to our management team, as well as presides over Board meetings.

Do we have a Lead Independent Director?

No. On May 26, 2010 the Board appointed Adrian D.P. Bellamy, an independent director, as Chairman of the Board.

What is the Board’s role in overseeing the risk management of the company?

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Did the company evaluate risks relating to its executive and non-executive compensation programs?

Our Compensation Committee is responsible for monitoring our compensation policies and practices relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2010, the Compensation Committee retained its independent consultant, Frederic W. Cook & Co. or Cook & Co., to identify and assess the risk inherent in the company’s compensation programs and policies. Accordingly, Cook & Co. evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, Cook & Co. reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, Cook & Co. concluded that the company’s compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Does the Board hold executive sessions?

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2010, executive sessions were led by our Chairman of the Board, Mr. Bellamy.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Does the Chief Executive Officer serve on the board of directors of any other company?

No, the Chief Executive Officer does not serve on the board of directors of any other company.

Were any incumbent directors not elected at the 2010 Annual Meeting?

No. All of the incumbent directors were elected at the 2010 Annual Meeting.

Are any incumbent directors not standing for re-election at the 2011 Annual Meeting?

Yes. Richard T. Robertson and David B. Zenoff will not be standing for re-election at the 2011 Annual Meeting.

Information Regarding the Director Nominees

The following table sets forth information, as of March 28, 2011, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officers:

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura J. Alber Age 42	2010

• Chief Executive Officer since 2010

• President since 2006

• President, Pottery Barn Brands, 2002 – 2006

• Executive Vice President, Pottery Barn, 2000 – 2002

• Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

• Extensive retail industry, merchandising and operational experience, including 16 years of experience with the company

• Implemented successful growth strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s international expansion

Patrick J. Connolly Age 64	1983	• Executive Vice President, Chief Marketing Officer since 2000 • Executive Vice President, General Manager, Catalog, 1995 – 2000 • Director, CafePress.com since 2007

• Extensive marketing experience, including 32 years of experience with the company

• Directed the company’s direct-to-customer strategy, including the growth of its catalog business and the development and expansion of its e-commerce channel

Sharon L. McCollam Age 48	2010

• Executive Vice President, Chief Operating and Chief Financial Officer since 2006

• Executive Vice President, Chief Financial Officer, 2003 – 2006

• Senior Vice President, Chief Financial Officer, 2000 – 2003

• Vice President, Finance, 2000

• Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996 – 2000

• Director, Del Monte Foods Company (food products) 2007 – 2011

• Extensive financial, accounting, operational and investor relations experience, including 11 years of experience with the company

• Implemented successful major initiatives in the company’s finance, accounting, information technology, corporate procurement and facilities departments

Independent Directors:

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian D.P. Bellamy Age 69	1997

• Chairman of the Board

• Chairman of the Compensation Committee and member of the Nominations and Corporate Governance Committee

• Chairman and Director of Reckitt Benckiser plc (household, personal, health and food products) since 2003

• Director, The Gap, Inc. (clothing) since 1995

• Director, Labelux Group GmbH (luxury goods) since 2009

• Chairman and Director of The Body Shop International plc (personal care products), 2002 – 2008

• Chairman of Supervisory Board, Gucci Group NV (clothing), 1995 –2004

• Extensive experience as both an executive and director in the retail industry, including 12 years as Chairman and Chief Executive Officer of DFS Group Ltd.

• Broad perspective of the retail industry from current and past positions on the Boards of other retailers including The Gap, The Body Shop and Gucci

Adrian T. Dillon Age 57	2005

• Chairman of the Audit and Finance Committee

• Chief Financial and Administrative Officer, Skype Limited (video and voice communications software), 2010 – 2011

• Executive Vice President, Finance and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions), 2001 – 2010

• Chief Financial Officer, Eaton Corporation (diversified power management), 1997 – 2001

• Extensive financial and accounting expertise as chief financial officer of two large public companies

• Deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Anthony A. Greener Age 70	2007

• Member of the Compensation Committee and the Nominations and Corporate Governance Committee

• Chairman, The Minton Trust (charity) since 2006

• Director, WNS (Holdings) Limited (outsourcing services) since 2007

• Chairman, Qualifications and Curriculum Authority (education), 2002 – 2008

• Deputy Chairman, British Telecommunications plc (telecommunications), 2000 – 2006

• Chairman, Diageo plc (spirits, beer and wine), 1997 – 2000

• Chairman and Chief Executive Officer, Guinness plc (beer and spirits), 1992 – 1997

• Extensive experience as both an executive and director of companies with global brands

• Strong leadership skills with a variety of diverse businesses and organizations, including specialty retailers

Ted W. Hall Age 62	2007

• Member of the Audit and Finance Committee and the Compensation Committee

• General Partner, Long Meadow Ranch and President, Long Meadow Ranch Winery (food and wine) since 1994

• Managing Director, Mayacamas Associates (consulting) since 2000

• Director, Dolby Laboratories, Inc. (entertainment products) since 2007

• Director, Peet’s Coffee & Tea, Inc. (coffee, tea and related products) since 2008

• Chairman, Tambourine, Inc. (specialty music production and distribution), 1998 – 2007

• Various leadership roles, McKinsey & Company (consulting), 1972 – 2000

• Member of Shareholder Committee (McKinsey’s board of directors), McKinsey & Company, 1988 – 2000

• Extensive operating and consulting experience, as well as experience as a director at public companies in the retail, consumer product and technology industries

• Strong insight into the specialty food industry through his leadership of Long Meadow Ranch

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Michael R. Lynch Age 59	2000

• Chairman of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee

• Vice Chairman, Investment Banking, J.P. Morgan, since 2010

• Senior Managing Director, GSC Group (investment advisor), 2006 – 2009

• Advisory Board Member, GSC Group (investment advisor), 2005 – 2006

• Various roles, including Partner and Managing Director, Goldman, Sachs & Co. (investment banking), 1976 – 2005

• Extensive experience and relationships in the capital markets and investment banking sectors

• In-depth knowledge of the company’s business, having advised the company since its initial public offering in 1983

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. By standing invitation from the Board, these individuals may attend meetings of the Board, but do not vote on Board matters.

Information regarding Directors Emeriti

The following table sets forth information, as of March 28, 2011, with respect to each Director Emeritus.

Director Emeritus	Director Emeritus Since	Positions with the Company and Business Experience
Charles E. Williams Age 95	2003	•Director, 1973 – 2003 •Vice Chairman, 1986 – 2003 •Founder
James A. McMahan Age 88	2003	•Director, 1979 – 2003 •Chief Executive Officer of McMahan Furniture Stores (furniture), 1947 – 1999

What are the committees of our Board?

Our Board has the following committees, with the following members as of March 28, 2011:

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2010
Audit and Finance: Adrian T. Dillon, Chairman Ted W. Hall Michael R. Lynch Richard T. Robertson	•Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and performance of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements; •Prepares the report that the SEC rules require to be included in our annual proxy statement; and •Reviews the financial impact of selected strategic initiatives, and reviews and recommends for Board approval selected financing, dividend and stock repurchase policies and plans.	11

Compensation: Adrian D.P. Bellamy, Chairman Anthony A. Greener Ted W. Hall Richard T. Robertson	•Reviews and determines our executive officers’ compensation; •Reviews and determines our general compensation goals and guidelines for our employees; •Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans; and •Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement.	7

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2010
Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy Anthony A. Greener David B. Zenoff	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers shareholders’ director nominations; • Reviews and determines our compensation policy for our non-employee directors; • Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation; and • Evaluates the performance of our Chief Executive Officer and oversees the evaluation of the performance of our management and our Board.	7

Will our Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by shareholders, provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Shareholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

In fiscal 2010, Messrs. Bellamy, Greener, Hall and Robertson served as members of the Compensation Committee. During fiscal 2010, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE

What is this proposal?

Our Board has unanimously approved a change in our state of incorporation from California to Delaware (the “Reincorporation”) pursuant to the terms of a merger agreement providing for us to merge into a newly formed wholly-owned subsidiary incorporated in the State of Delaware (“W-S Delaware”), subject to the approval of our shareholders and certain other conditions. The name of the company after the Reincorporation will remain Williams-Sonoma, Inc. For purposes of the discussion below, the company as it currently exists as a corporation organized under the laws of the State of California is sometimes referred to as “W-S California.”

The State of Delaware is recognized for adopting comprehensive, modern and flexible corporate laws that are periodically revised to respond to the changing legal and business needs of corporations. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to our corporate legal affairs. For this reason, the majority of public corporations, including a majority of our peer companies, are incorporated in Delaware.

Our Board believes that the Reincorporation is in the best interests of the company and will help maximize shareholder value. The Board also believes that the Reincorporation in Delaware will allow us to take advantage of the certainty provided by extensive Delaware case law, provide us access to the specialized Delaware Chancery Court, and help in the recruitment and retention of outside directors due to the more tested exculpation and indemnification provisions permitted under Delaware law.

Shareholders are urged to read this proposal carefully, including all of the related exhibits referenced below and attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the Agreement and Plan of Merger (the “Reincorporation Agreement”) that will be entered into by W-S California and W-S Delaware in substantially the form attached hereto as Exhibit A, the Amended and Restated Certificate of Incorporation of W-S Delaware to be effective immediately following the Reincorporation (the “Delaware Certificate”), in substantially the form attached hereto as Exhibit B, and the Amended and Restated Bylaws of W-S Delaware to be effective immediately following the Reincorporation (the “Delaware Bylaws”), in substantially the form attached hereto as Exhibit C. Copies of the Articles of Incorporation of W-S California filed in California, as amended to date (the “California Articles”), and the bylaws of W-S California, as amended to date (the “California Bylaws”), are filed publicly as exhibits to our periodic reports and are also available for inspection at our principal executive offices. Copies will be sent to shareholders free of charge upon written request to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

What are the reasons for the Reincorporation?

Our Board and management believe that it is essential for us to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own. The principal factors the Board considered in electing to pursue the Reincorporation are summarized below:

•	highly developed and predictable corporate law in Delaware;

•	enhanced ability of the majority of shareholders to exercise control; and

•	enhanced ability to attract and retain directors and officers.

Highly Developed and Predictable Corporate Law. Delaware has adopted comprehensive and flexible corporate laws that are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized Chancery Courts to deal with corporate law questions, which have streamlined procedures and processes that help provide relatively quick decisions. These courts have developed considerable expertise in dealing with corporate issues, as well as a substantial and influential body of case law construing Delaware’s corporate law. In contrast, California does not have a similar specialized court established to hear only corporate law cases. Instead, disputes involving questions of California corporate law are either heard by the California Superior Court, the general trial court in California that hears all manner of cases, or, if federal jurisdiction exists, a federal district court. This lack of specialized courts in California has been known to result in lengthy delays in resolving cases and to produce outcomes that are inconsistent from court to court. In addition, the Delaware Secretary of State is particularly flexible, highly experienced and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions.

Delaware has become the preferred domicile for most major American corporations, and Delaware law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that Delaware law will provide greater efficiency, predictability and flexibility in our legal affairs than is presently available under California law. In addition, in general, Delaware case law provides a well-developed body of law defining the proper duties and decision making process expected of a board of directors in evaluating potential and proposed corporate takeover offers and business combinations. The Board believes that the Delaware law will help the Board to protect W-S Delaware’s strategic objectives, consider fully any proposed takeover and alternatives, and, if appropriate, negotiate terms that maximize the benefit to all of our shareholders.

Enhanced Ability of the Majority of Shareholders to Exercise Control. The majority of shareholders of a Delaware corporation would have greater ability to exercise control, because Delaware law does not require cumulative voting. Cumulative voting is often used when a minority shareholder (or shareholder group) is otherwise unable to persuade the majority to elect one or more nominees for the election of directors. Under cumulative voting, a shareholder may cast as many votes as shall equal the number of votes that such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected. The holder may cast all such votes for a single director or distribute the votes among two or more directors. Thus, minority shareholders are often able to use cumulative voting to elect one or more directors to the corporation’s board of directors. The Board believes that directors so elected by a minority shareholder who was unable or unwilling to persuade the majority of shareholders would then act to advance courses of action with respect to which the majority of shareholders was not persuaded. Oftentimes, such situations lead to impediment and frustration of the intentions of the majority of shareholders. The Board believes that each director should be elected by a majority vote of the shareholders, rather than a minority, and has included a majority vote provision in the Delaware Bylaws.

Enhanced Ability to Attract and Retain Directors and Officers. The Board believes that the Reincorporation will enhance our ability to attract and retain qualified directors and officers, as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the company. We are in a competitive industry and compete for talented individuals to serve on our management team and on our Board. The vast majority of public companies are incorporated in Delaware, including the majority of the companies included in the peer group used by the company to benchmark executive compensation. Not only is Delaware law more familiar to directors, it also offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under California law. The Board believes that the Reincorporation will provide appropriate protection for shareholders from possible abuses by directors and officers, while enhancing our ability to recruit and retain directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

How will the Reincorporation be effected?

The Reincorporation will be effected by the merger of W-S California with and into W-S Delaware, a wholly-owned subsidiary of the company that has been recently incorporated under the Delaware General Corporation Law (the “DGCL”) for purposes of the Reincorporation. The company as it currently exists as a California corporation will cease to exist as a result of the merger, and W-S Delaware will be the surviving corporation and will continue to operate our business as it existed prior to the Reincorporation. The existing holders of our common stock will own all of the outstanding shares of W-S Delaware common stock, and no change in ownership will result from the Reincorporation. Assuming approval by our shareholders, we currently intend to cause the Reincorporation to become effective as soon as reasonably practicable following the Annual Meeting, which is scheduled for May 25, 2011.

At the effective time of the Reincorporation (the “Effective Time”), we will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Certificate and the Delaware Bylaws contain many provisions that are similar to the provisions of the California Articles and the California Bylaws, they do include certain provisions that are different from the provisions contained in the California Articles and the California Bylaws or under the California General Corporation Law as described in more detail below.

Will there be any changes to the business of the company as a result of the Reincorporation?

Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the company, nor will it result in any change in location of our current employees, including management. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at our principal executive offices located at 3250 Van Ness Avenue, San Francisco, California 94109. The consolidated financial condition and results of operations of W-S Delaware immediately after consummation of the Reincorporation will be the same as those of W-S California immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the merger, the board of directors of W-S Delaware will consist of those persons elected to the board of directors of W-S California and will continue to serve for the term of their respective elections to our Board, and the individuals serving as executive officers of W-S California immediately prior to the Reincorporation will continue to serve as executive officers of W-S Delaware, without a change in title or responsibilities. Upon effectiveness of the Reincorporation, W-S Delaware will be the successor in interest to W-S California, and the shareholders will become stockholders of W-S Delaware.

If the Reincorporation is approved, each outstanding share of common stock of W-S California will automatically be converted into one share of common stock of W-S Delaware when the Reincorporation is effected. All of our employee benefit and incentive compensation plans immediately prior to the Reincorporation will be continued by W-S Delaware, and each outstanding option to purchase shares of W-S California’s common stock will be converted into an option to purchase an equivalent number of shares of W-S Delaware’s common stock on the same terms and subject to the same conditions. The registration statements of W-S California on file with the Securities and Exchange Commission immediately prior to the Reincorporation will be assumed by W-S Delaware, and the shares of W-S Delaware will continue to be listed on the New York Stock Exchange.

CERTIFICATES FOR SHARES IN W-S CALIFORNIA WILL AUTOMATICALLY REPRESENT SHARES IN W-S DELAWARE UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.

The Reincorporation Agreement provides that the Board may abandon the Reincorporation at any time prior to the Effective Time if the Board determines that the Reincorporation is inadvisable for any reason. For example, the DGCL or the California General Corporation Law may be changed to reduce the benefits that the company hopes to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although the company does not know of any such changes under consideration. The Reincorporation Agreement may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. The company will re-solicit shareholder approval of the Reincorporation if the terms of the Reincorporation Agreement are changed in any material respect.

Are there any disadvantages to the Reincorporation?

Notwithstanding the belief of the Board as to the benefits to our shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators and institutional shareholders on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states, including California. In addition, the Delaware Certificate and the Delaware Bylaws, in comparison to the California Articles and the California Bylaws, contain or eliminate certain provisions that may have the effect of reducing the rights of minority shareholders. The Reincorporation may make it more difficult for minority shareholders to elect directors and influence our policies. It should also be noted that the interests of the Board, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. In addition, franchise taxes payable by us in Delaware may be greater than in California.

The Board has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

What are the differences between the charters and bylaws of W-S California and W-S Delaware?

The following is a comparison of the provisions in the charters and bylaws of W-S California and W-S Delaware, as well as certain provisions of California law and Delaware law. The comparison summarizes the important differences, but is not intended to list all differences, and is qualified in its entirety by reference to such documents and to the respective General Corporation Laws of the States of California and Delaware. Shareholders are encouraged to read the Delaware Certificate, the Delaware Bylaws, the California Articles and the California Bylaws in their entirety. The Delaware Bylaws and Delaware Certificate are attached to this proxy statement, and the California Bylaws and California Articles are filed publicly as exhibits to our periodic reports.

Provision	W-S California	W-S Delaware
Authorized Shares	253,125,000 shares of Common Stock, par value $0.01 per share 7,500,000 shares of Preferred Stock, par value $0.01 per share	253,125,000 shares of Common Stock, par value $0.01 per share 7,500,000 shares of Preferred Stock, par value $0.01 per share

Restrictions on Transactions with Interested Shareholders	No restrictions

Section 203 prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested stockholder (i.e., a stockholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such stockholder becomes an interested stockholder without Board approval. Section 203 makes certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult.

Because Section 203 could be considered to have anti-takeover implications that could be construed as unfavorable to stockholder interests, the Board has elected to have W-S Delaware “opt-out” of Section 203, so it is not applicable to W-S Delaware.

Vote Required to Approve Merger or Sale of Company	The California Articles require the affirmative vote of not less than two-thirds of the outstanding shares to approve a merger of the company or a sale of substantially all the assets of the company.	The Delaware Certificate requires the affirmative vote of not less than two-thirds of the outstanding shares to approve a merger of the company or a sale of substantially all the assets of the company.

Provision	W-S California	W-S Delaware
50/90 Rule Restriction on Cash Mergers

Under California law, a merger may not be consummated for cash if the purchaser owns more than 50% but less than 90% of the then outstanding shares unless either (i) all the shareholders consent, which is not practical for a public company, or (ii) the Commissioner of Corporations approves the merger.

The 50/90 rule, when combined with the requirement in the California Articles that holders of two-thirds of the outstanding shares must approve a merger transaction, may make it more difficult for an acquiror to make an all cash acquisition of the company which is opposed by the Board of W-S California. Specifically, the 50/90 rule encourages such an acquiror making an unsolicited tender offer to either tender for less than 50% of the outstanding shares or more than 90% of the outstanding shares. A purchase by such acquiror of less than 50% of the outstanding shares does not allow the acquiror to gain ownership of the two-thirds needed to approve a second step merger (which merger would be used to enable the acquiror to acquire 100% of the company’s equity) and, therefore, creates risk for such an acquiror that such a favorable vote will not be obtained. Yet, a tender offer conditioned upon receipt of tenders from at least 90% of the outstanding shares also creates risk for such an acquiror since it may be very difficult to receive tenders from holders of at least 90% of the outstanding shares. Consequently, it is possible that these risks would discourage some potential acquirors from pursuing an all cash acquisition of the company opposed by the Board of Directors of W-S California.

Delaware law does not have a provision similar to the 50/90 rule in California.

Provision	W-S California	W-S Delaware
Bylaw Amendments	The California Bylaws may be amended by shareholders entitled to exercise a majority of the voting power, or by the Board; provided, however, that a change in the size of the Board in certain circumstances will require the approval of shareholders.	The Delaware Bylaws may be amended by stockholders entitled to exercise a majority of the voting power, or by the Board; provided, however, that a change in the size of the Board in certain circumstances will require the approval of stockholders.

Shareholder Action by Written Consent

The California Bylaws provide that any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, is signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under California law, directors may not be elected by written consent except by unanimous written consent of all outstanding shares entitled to vote for the election of directors.

The Delaware Certificate and the Delaware Bylaws provide that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, is signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any stockholder of record seeking to have the stockholders take corporate action by written consent shall request the Board to fix a record date. The Board shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.

Consistent with the California Bylaws and California law, the Delaware Certificate and the Delaware Bylaws provide that directors may not be elected by written consent except by unanimous written consent of all outstanding shares entitled to vote for the election of directors.

Provision	W-S California	W-S Delaware
Shareholder Ability to Call Special Shareholders’ Meetings

Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the Board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws.

Consistent with California law, the California Bylaws provide that a special meeting of shareholders may be called by the Board, the Chairman of the Board, the President, or holders of shares entitled to cast not less than 10% of the votes at such meeting.

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any person authorized to do so in the certificate of incorporation or the bylaws.

The Delaware Bylaws provide that a special meeting of stockholders may be called by the Board, the Chairman of the Board, the Chief Executive Officer, or holders of shares entitled to cast not less than 10% of the votes at such meeting, provided that such holders have held at least a 10% net long position in the company’s outstanding shares for at least one year. In the case of a special meeting called by the Secretary following receipt of a written demand or demands from stockholders entitled to call such meeting, the date of such special meeting, as fixed by the Board will be not fewer than 30 days nor more than 90 days after the date a demand or demands by such stockholders have been received by the Secretary of the company at the principal executive offices of the company.

Shareholder Proposal Notice Provisions	The California Bylaws provide that notice containing the name of any person to be nominated by any shareholder for election as a director of the company or of any shareholder proposal to be presented at the meeting shall generally be received by the Secretary of the company not less than 45 days nor more than the 75 days before the one-year anniversary date of the date on which the company first mailed its proxy materials for its immediately preceding annual meeting of shareholders.	The Delaware Bylaws provide that notice must generally be received by the Secretary of the company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.

Provision	W-S California	W-S Delaware
Change in Number of Directors

Under the California General Corporation Law, although a change in the number of directors must generally be approved by shareholders, the board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders.

The California Bylaws provide that the number of directors shall not be less than seven nor more than thirteen.

Under the DGCL, the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors.

Consistent with our California Bylaws, the Delaware Bylaws provide that the number of directors shall not be less than seven nor more than thirteen. Changes outside of these limits may be made only by amendment to the certificate of incorporation, which must be approved by at least a majority of the outstanding voting stock of W-S Delaware.

Classified Board	The California Articles do not provide for a classified board.	The Delaware Certificate does not provide for a classified board.

Filling Vacancies on the Board

Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by the articles of incorporation or a bylaw approved by the corporation’s shareholders.

The California Bylaws provide that all vacancies on the Board may be filled by a majority of the remaining directors or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote or consent of the holders of any percentage exceeding fifty percent of the outstanding shares of the company entitled to vote at a duly held meeting at which a quorum is present.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws.

The Delaware Certificate and the Delaware Bylaws follow Delaware law and provide that any vacancies and any newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director.

Provision	W-S California	W-S Delaware
Cumulative Voting; Vote Required to Elect Directors

California law provides that if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, all other shareholders of the corporation are also entitled to cumulate their votes at such election. California law permits a corporation that is listed on a national securities exchange to amend its articles or bylaws to eliminate cumulative voting by approval of the board of directors and of the outstanding shares voting together as a single class.

The California Articles and the California Bylaws have not eliminated cumulative voting.

The Board of W-S California has adopted a majority voting policy in uncontested elections.

Under Delaware law, cumulative voting is not permitted unless a corporation provides for cumulative voting rights in its certificate of incorporation. Further, a corporation may adopt a policy that specifies the vote necessary for the election of directors, such as a majority.

The Board of W-S Delaware has adopted a majority voting bylaw in uncontested elections. As a result, we will not provide for cumulative voting in director elections following the Reincorporation. Most Delaware corporations have not adopted cumulative voting.

The Board believes that cumulative voting is incompatible with the objectives of a majority voting standard. Majority voting enables all stockholders to have a greater voice in director elections and facilitates the election of directors who most closely represent the interests of all stockholders. By contrast, cumulative voting gives stockholders the ability to vote all of their shares for a single nominee or to distribute the number of shares that they are entitled to vote among two or more nominees. Cumulative voting thus allows minority stockholders to elect a director, and the absence of cumulative voting would make it more difficult for a minority stockholder whose interests may be adverse to a majority of the stockholders to obtain representation on the Board.

Provision	W-S California	W-S Delaware
Indemnification

California law requires indemnification when the indemnitee has defended the action successfully on the merits. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. California law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

California law permits a corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

The California Articles authorize indemnification to the fullest extent permissible under California law.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its directors, officers, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Delaware law permits a Delaware corporation to provide indemnification in excess of that provided by statute.

The Delaware Certificate authorizes indemnification to the fullest extent permissible under Delaware law.

Provision	W-S California	W-S Delaware
Elimination of Director Personal Liability for Monetary Damages

California law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

• Intentional misconduct or knowing and culpable violation of law;

• Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

• Receipt of an improper personal benefit;

• Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;

• Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;

• Transactions between the corporation and a director who has a material financial interest in such transaction; or

• Liability for improper distributions, loans or guarantees.

The California Articles eliminate the liability of directors for monetary damages to the fullest extent permissible under California law.

The DGCL permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

• Breaches of the director’s duty of loyalty to the corporation or its stockholders;

• Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

• The payment of unlawful dividends or unlawful stock repurchases or redemption; or

• Transactions in which the director received an improper personal benefit.

Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the company or directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

The Delaware Certificate eliminates the liability of directors to the company for monetary damages to the fullest extent permissible under the DGCL. As a result, following the Reincorporation, directors of W-S Delaware cannot be held liable for monetary damages even for gross negligence or lack of due care in carrying out their fiduciary duties as directors, so long as that gross negligence or lack of due care does not involve bad faith or a breach of their duty of loyalty to the company.

Provision	W-S California	W-S Delaware
Dividends and Repurchases of Shares

Under California law, a corporation may not make any distribution to its shareholders unless either:

• The corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or

• Immediately after giving effect to the distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (1-1/4) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or one and one fourth (1-1/4) times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years).

These tests are applied to California corporations on a consolidated basis.

The DGCL is more flexible than California law with respect to payment of dividends and implementing share repurchase programs. The DGCL generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, the DGCL generally provides that a corporation may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, the DGCL permits a board of directors to reduce its capital and transfer such amount to its surplus.

What are the interests of the Company’s directors and executive officers in the Reincorporation?

In considering the recommendations of the Board, shareholders should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For instance, the Reincorporation may be of benefit to our directors and officers by reducing their potential personal liability and increasing the scope of permitted indemnification, by strengthening directors’ ability to resist a takeover bid, and in other respects. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Are there income tax considerations associated with the Reincorporation?

The following discussion summarizes the material U.S. federal income tax consequences of the Reincorporation to holders of our common stock. This summary is not exhaustive of all possible tax considerations. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are:

•	individuals who are citizens or residents of the United States;

•

corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	estates the income of which is subject to U.S. federal income taxation regardless of its source;

•

trusts if a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	trusts in existence on August 20, 1996 that have valid elections in effect under applicable Treasury regulations to be treated as U.S. persons.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the Reincorporation.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Reincorporation. However, we believe:

•	the Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;

•	no gain or loss will be recognized by holders of W-S California common stock on receipt of W-S Delaware common stock pursuant to the Reincorporation;

•

the aggregate tax basis of the W-S Delaware common stock received by each holder will equal the aggregate tax basis of the W-S California common stock surrendered by such holder in exchange therefor; and

•	the holding period of the W-S Delaware common stock received by each holder will include the period during which such holder held the W-S California common stock surrendered in exchange therefor.

Are there accounting consequences associated with the Reincorporation?

We believe that there will be no material accounting consequences to us resulting from the Reincorporation.

What vote is required to approve this proposal?

To approve this proposal, a majority of the outstanding shares of the company must vote “FOR” this proposal.

If approved, when would the Reincorporation become effective?

We expect that the Reincorporation, if approved, will become effective shortly after the shareholder approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REINCORPORATION.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF OUR 2001 LONG-TERM INCENTIVE PLAN

What is this proposal?

This is a proposal to approve the amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to increase the shares issuable under the plan by 7,300,000 shares and extend the term of the plan to 2021. We are also seeking shareholder approval of the material terms of the 2001 Long-Term Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code, or Section 162(m).

If shareholders approve amending and restating the 2001 Long-Term Incentive Plan, the amended and restated 2001 Long-Term Incentive Plan will replace the current version of the 2001 Long-Term Incentive Plan.

What changes are being made to the current plan?

The amended and restated plan will increase the number of authorized shares of our common stock available for grant by 7,300,000 shares. If the amended and restated plan is approved, the plan will remain in effect until March 8, 2021, unless sooner terminated by our Board or further extended. The changes will help us to continue to achieve our goal of attracting, retaining and motivating our talented employees. We are also seeking shareholder approval of the material terms of the 2001 Long-Term Incentive Plan for purposes of complying with Section 162(m) and updating the performance goals that can be used to determine the vesting of awards intended to qualify as “performance-based” for purposes of Section 162(m).

If our shareholders approve its material terms, our 2001 Long-Term Incentive Plan will continue to provide the company with the potential to continue to take tax deductions associated with certain executive compensation, particularly with respect to certain full-value awards subject to vesting based upon the attainment of specified objective performance criteria.

Awards granted under the amended and restated 2001 Long-Term Incentive Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m). Pursuant to Section 162(m), the company generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or our three other highest paid employees to the extent that any of these persons receive more than $1,000,000 in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the company may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1,000,000 in a single year. For certain awards granted under the 2001 Long-Term Incentive Plan to qualify as “performance-based” compensation under Section 162(m), among other things, our shareholders must approve the material terms of the amended and restated 2001 Long-Term Incentive Plan at the 2011 Annual Meeting. A favorable vote for this proposal will allow us to continue to deduct certain executive compensation in excess of $1,000,000 and provide us with potentially significant future tax benefits and associated cash flows.

How many shares are available for issuance under the amended and restated plan?

The amended and restated plan will increase the number of shares reserved for issuance by 7,300,000 shares. In addition to this increase, and as currently permitted under the current plan as a result of prior shareholder approval in 2006, the number of authorized shares of our common stock available for issuance will continue to also include any shares subject to outstanding options under our 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan that subsequently expire unexercised, up to a maximum of 754,160 shares. The maximum number of shares from expired options granted under the 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan has been attained; as a result, no future option expirations under such plans will increase the shares available for issuance under the 2001 Long-term Incentive Plan. If this proposal is approved, then a total of 25,759,903 shares will have been authorized for grant under the amended and restated plan since its inception. As of March 28, 2011, before the addition of shares pursuant to this proposal, 6,471,341 of these reserved shares were subject to outstanding awards and 3,905,007 of these reserved shares remained available for future grant. The 1993 Stock Option Plan and the 2000 Nonqualified Stock Option Plan are no longer used to grant awards. On March 28, 2011, the closing price of a share of our common stock on the New York Stock Exchange was $39.03.

Has our Board approved the amended and restated plan?

Yes. On March 8, 2011, our Board approved the amended and restated plan, subject to approval from our shareholders at the 2011 Annual Meeting. Our named executive officers and directors have an interest in this proposal because they are eligible to receive plan awards.

SUMMARY OF THE AMENDED AND RESTATED PLAN

The following questions and answers provide a summary of the principal features of the amended and restated plan and its operation. This summary is qualified in its entirety by the Amended and Restated 2001 Long-Term Incentive Plan attached as Exhibit D.

What types of awards are available under the plan?

We may grant the following types of incentive awards under the plan: (i) stock options; (ii) restricted stock; (iii) restricted stock units; (iv) stock appreciation rights that are settled in shares; (v) dividend equivalents; and (vi) deferred stock awards.

Who administers the plan?

A committee of at least two non-employee members of our Board administers the plan (the “committee”). To the extent the company wishes to qualify grants as exempt from Rule 16b-3 of the Securities Exchange Act, as amended, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Further, to make grants to our officers or directors, the members of the committee must qualify as “independent directors” under the applicable requirements and criteria of the New York Stock Exchange. Members of the committee must also qualify as “outside directors” under Section 162(m) to the extent the company wishes to receive a federal tax deduction for certain compensation paid under the plan to our Chief Executive Officer and the next three highest paid employees. The committee has delegated its authority under the plan to two members of the Board, but only with respect to grants to certain of our employees who are not “officers” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

What are the powers of the committee?

Subject to the terms of the plan, the committee has the sole discretion to: (i) select the employees and non-employee directors who will receive awards; (ii) determine the terms and conditions of awards such as the exercise price and vesting schedule (see below for certain limitations); and (iii) interpret the provisions of the plan and outstanding awards. The committee may not reduce the exercise price of stock options or stock appreciation rights, nor may it allow employees to cancel an existing stock option or stock appreciation right in exchange for a new award, cash, or a combination of the two, without prior consent from our shareholders.

Who is eligible to receive awards?

The committee selects the employees and non-employee directors who will be granted awards under the plan (our non-employee directors receive awards under the plan as compensation for Board service). The actual number of employees and non-employee directors who will receive an award under the plan cannot be determined in advance because the committee has the discretion to select the participants. As of March 28, 2011, approximately 21,000 employees and seven non-employee directors were eligible to participate in the plan. However, of our employees, our current policy is to grant equity awards generally to employees at the level of director or above, as well as certain other company buyers; as of March 28, 2011, there were 462 such employees.

What are the limits on the committee’s ability to vest and accelerate awards?

The committee generally has the sole discretion to determine and/or modify the vesting provisions of each award. However, awards of restricted stock, restricted stock units and deferred stock awards (together, these are called “full value awards”) typically are subject to certain “minimum vesting requirements” under the plan. The minimum vesting requirements generally require that grants of full value awards will vest in full no earlier than three years from the award grant date if the award will vest based solely on continued service to us, and no earlier than one year from the award grant date if the award will not vest based solely on continued service to us (or, for awards granted to non-employee directors, the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting).

Certain “Vesting Exceptions” to the minimum vesting requirements apply, however:

The committee may grant full value awards resulting in the issuance of shares of up to 5% of the maximum aggregate number of shares of stock authorized for issuance under the plan (the “5% Limit”) to employees or non-employee directors without respect to the minimum vesting requirements in the plan. Also, awards granted to non-employee directors pursuant to a formula approved by the Board do not count towards the 5% Limit and are not subject to the minimum vesting requirements.

In addition, the committee’s ability to discretionarily accelerate the vesting of full value awards, and the vesting in full of options and stock appreciation rights, is subject to the 5% Limit, except that the committee may discretionarily accelerate awards without regard to the 5% Limit: (i) in connection with a merger or similar transaction under the plan (including an additional or subsequent event, such as termination following such a transaction); (ii) a participant’s death or disability; or (iii) a participant’s retirement. The committee may accelerate the vesting of full value awards such that the minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit.

The 5% Limit is considered one aggregate limit applying to the discretionary vesting acceleration of awards to the granting of full value awards to employees or non-employee directors without respect to the plan’s minimum vesting requirements.

What awards may non-employee directors receive?

Non-employee directors are eligible for any of the awards available under the plan. In addition, our non-employee directors will receive annual awards under the non-employee director award program portion of the plan in connection with their service on our Board. The plan provides that such annual awards may be of any type available under the plan as determined by the committee.

Pursuant to the non-employee director award program portion of the plan and by subsequent Board resolution, each new non-employee director will receive such awards as the committee determines, upon his or her election to the Board and annually thereafter on the date of our Annual Meeting, provided that he or she has then served as a non-employee director for at least three months. It is expected that in fiscal 2011, these awards will consist of restricted stock units; however, the fiscal 2011 grants to our non-employee directors have not yet been determined. Subject to the terms of the plan, the committee determines the other terms and conditions applicable to the awards. Please see “How are the directors compensated?” on page 8 for a description of awards granted to our non-employee directors for fiscal 2010.

What is a stock option?

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the plan, the committee may grant nonqualified stock options and incentive stock options. Our practice has been to grant nonqualified stock options under the plan. The committee will determine the number of shares covered by each option, but the committee may not grant more than an aggregate of 1,000,000 shares covered by options or stock appreciation rights to any one person during any calendar year. The shares available for issuance under the plan will be reduced by one share for every share subject to an option granted under the plan, and if the award expires or becomes unexercisable without having been exercised in full, the reserve of shares available for future awards will be replenished by one share for every one share subject to the expired or forfeited portion of the award.

What is the exercise price of an option?

The exercise price of the shares subject to each option is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the option. The fair market value of shares covered by an option is calculated as the closing price of our stock on the trading day prior to the grant date. With respect to an incentive stock option granted to a shareholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary, the exercise price cannot be less than 110% of the fair market value on the date of grant.

When can an option be exercised?

An option granted under the plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each option at the time of grant. Options granted under the amended and restated plan expire at the times established by the committee, but not later than seven years after the grant date (and not later than five years after the grant date in the case of an incentive stock option granted to an optionee who is a shareholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary). Except as the committee may otherwise provide, stock options generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 90 days from the date the optionee ceases to provide services to us for any reason other than death or disability. If the optionee ceases to provide services to us as a result of his or her death or disability, or the optionee dies within 30 days after the optionee ceases to be an employee, the option generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 180 days from the optionee’s death or date of termination as a result of disability.

How can optionees pay us for the exercise price of an option?

The exercise price of each option granted under the plan may be paid by any of the methods included in a participant’s option agreement. Such methods may include payment by (i) cash, (ii) certified or bank check, (iii) through the tender of shares that are already owned by the participant, (iv) through a cashless exercise, or (v) through a net exercise. The participant must pay any taxes we are required to withhold at the time of exercise. If permitted by the committee, such taxes may be paid through the withholding of shares issued as a result of an award’s exercise.

What is restricted stock?

Restricted stock awards are shares of our common stock granted to participants subject to vesting in accordance with the terms and conditions established by the committee. Awards of restricted stock may be granted at no cost to the participant. The committee will determine the number of shares of restricted stock granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of restricted stock, restricted stock units or deferred stock awards during any calendar year.

How does restricted stock vest?

Vesting of restricted stock awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock award that is granted with a purchase or exercise price of less than 100% of fair market value, and if such an award is forfeited, canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee determines the vesting schedule of restricted stock awards, subject to the minimum vesting requirements and the permitted Vesting Exceptions described above. Subject to these requirements, the committee generally has the authority to accelerate the vesting of any award.

What is a restricted stock unit?

Restricted stock units are essentially the same as awards of restricted stock, except that instead of the shares being issued immediately and then being subject to forfeiture or repurchase until vested, the shares or other payments for the award are not actually issued unless and until the award vests. Awards of restricted stock units may be granted at no cost to the participant, as determined by the committee in its discretion. The committee will determine the number of restricted stock units granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of restricted stock units, restricted stock or deferred stock awards during any calendar year. Upon the grant of an award of restricted stock units, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of restricted stock units granted and the terms, conditions and restrictions related to the award.

How do restricted stock units vest?

Vesting of restricted stock unit awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock unit award that is granted with a purchase or exercise price of less than 100% of fair market value, and if such an award is forfeited, canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee determines the vesting schedule of restricted stock unit awards, subject to the minimum vesting requirements and the permitted Vesting Exceptions described above. Subject to these requirements, the committee generally has the authority to accelerate the vesting of any award.

What is a stock-settled stock appreciation right?

A stock-settled stock appreciation right is an award that allows the recipient to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised, which is payable only in shares of our common stock. Thus, a stock appreciation right will have value only if the shares increase in value after the date of grant. The increased appreciation will be paid with shares of our common stock of equivalent value. The committee determines the terms of the stock appreciation right, including when the right becomes exercisable. The same expiration rules that apply to options generally also apply to stock appreciation rights. The committee will determine the number of shares covered by each stock appreciation right, but the committee may not grant more than an aggregate of 1,000,000 shares covered by stock appreciation rights or options to any one person during any calendar year. The shares available for issuance under the plan will be reduced by one share for every share subject to a stock appreciation right granted under the plan, regardless of the number of shares used to settle the award upon exercise, and if the award expires or becomes unexercisable without having been exercised in full, the reserve of shares available for future awards will be replenished by one share for every one share subject to the expired or forfeited portion of the award.

A stock appreciation right granted under the plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each stock appreciation right at the time of grant. Stock appreciation rights granted under the amended and restated plan expire at the times established by the committee, but not later than seven years after the grant date.

Upon the grant of an award of stock appreciation rights, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of shares subject to the stock appreciation right and the terms, conditions and restrictions related to the award.

What is the exercise price of a stock appreciation right?

The exercise price of the shares subject to each stock appreciation right is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the stock appreciation right. The fair market value of shares covered by a stock appreciation right is calculated as the closing price of our stock on the trading day prior to the grant date.

What is a dividend equivalent right?

Dividend equivalent rights are credits, payable in cash and granted at the discretion of the committee, to the account of a participant. The credit is payable in an amount equal to the cash dividends paid on one share for each share represented by an award held by the participant.

What is a deferred stock award?

A deferred stock award is the right to receive shares of common stock at the end of a specified deferral period determined by the committee or elected by the participant pursuant to rules set by the committee. The committee may determine that the right to the award vests based on continued service to us and/or on the achievement of specific performance goals established by the committee. The committee determines the vesting schedule of deferred stock awards, subject to the minimum vesting requirements and the permitted Vesting Exceptions described above. Subject to these requirements, the committee generally has the authority to accelerate the vesting of any award.

The participant may defer receipt of the shares beyond vesting (for instance, until termination of employment or other specified time). Deferred stock awards may allow participants to defer income tax until the receipt of the shares. Refer to the questions and answers below dealing with tax consequences of deferred stock awards.

The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every share issued subject to a deferred stock award granted on or after the date of shareholder approval of the 2006 amendment and restatement, and if the award is forfeited, canceled or otherwise terminated, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee will determine the number of shares of deferred stock awards granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of deferred stock awards, restricted stock or restricted stock units during any calendar year.

May a participant elect to further defer shares covered by a deferred stock award?

If the committee permits it, a participant may elect to further defer receipt of the shares payable under a deferred stock award for an additional specified period or until a specified event, if the election is made in accordance with the requirements of Section 409A of the Internal Revenue Code.

What are performance goals?

We have designed the plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). This allows the committee to set performance goals applicable to a participant with respect to an award. If the committee intends for an award to qualify as performance-based compensation, then, at the committee’s discretion, one or more of the following performance goals may apply: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total shareholder return; (xiv) stock price; (xv) growth in shareholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the company or to a subsidiary, division or department thereof.

These performance goals may apply to either the company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment. The goals may be measured on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the committee. The performance goals may differ from participant to participant and from award to award. Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or may be adjusted by our committee when established to exclude or include any items otherwise includable or excludable, respectively, under GAAP or under IASB Standards. The committee may choose other performance goals for awards that are not intended to qualify as performance-based compensation under Section 162(m).

What happens to awards that expire or are forfeited?

If an award expires or is canceled or otherwise terminated without having been fully exercised or vested, the unvested, expired, forfeited, canceled or otherwise terminated shares generally will be returned to the available pool of shares reserved for issuance under the plan. However, the available pool of shares reserved for issuance under the plan will be reduced by one and nine-tenths shares for every share issued subject to an award of restricted stock, restricted stock units or deferred stock granted on or after the date of shareholder approval of the 2006 amendment and restatement, so if such an award expires or is canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the expired, canceled or terminated portion of the award. Shares used to pay the exercise price of an option or stock-settled stock appreciation right will not be returned to the available pool of shares reserved for issuance under the plan.

Any payout of dividend equivalents will not reduce the number of shares available for issuance under the plan, because such awards are payable in cash. Similarly, the forfeiture of dividend equivalents will not increase the number of shares available for issuance under the plan.

What happens if our capital structure changes as a result of a stock split or other similar event?

If we experience a change in our capital structure as a result of a stock dividend, reorganization, merger, consolidation, sale of all or substantially all of our assets, recapitalization, reclassification, stock split, reverse stock split, stock dividend or other similar transaction, the committee will make an appropriate or proportionate adjustment to (i) the maximum number of shares available for issuance under the plan, (ii) the per person limits on awards, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding stock option or stock appreciation right awards, as appropriate to reflect the change to our capital structure.

What happens in the event of a merger or similar transaction?

In the event that we (i) consummate a merger or consolidation with another corporation, (ii) sell all or substantially all of our assets, (iii) reorganize, (iv) liquidate, or (v) dissolve, the Board may, in its discretion, provide that outstanding awards will be assumed or substituted for by the successor corporation or provide that all outstanding awards will accelerate vesting and terminate immediately prior to the consummation of the transaction. In the event of the acceleration and termination of awards in lieu of assumption or substitution, awards other than options and stock appreciation rights will be settled in kind in an amount determined by the committee after taking into consideration the amount per share received by shareholders in the transaction (that is, the transaction price). Under such circumstances, options and stock appreciation rights will be settled in kind in an amount per share equal to the transaction price minus the aggregate exercise price of such options or stock appreciation rights.

Can awards be transferred by the participant?

Incentive stock options are not transferable, other than by will or by the applicable laws of descent and distribution. Unless otherwise determined by the committee, other awards (including nonqualified stock options) granted under the plan will not be transferable other than by will or by the applicable laws of descent and distribution.

What are the federal tax consequences to participants as a result of receiving an award under the plan?

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income generally is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A of the Internal Revenue Code, or Section 409A, however, nonqualified stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to participants before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long-term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Restricted Stock Units

A participant generally will not recognize taxable income upon grant of restricted stock units. Instead, the participant generally will recognize ordinary income at the time of vesting equal to the fair market value of the shares on the vesting date less the amount, if any, paid for the shares.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock may be taxable to the participant before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Dividend Equivalents

A participant generally will recognize ordinary income each time a dividend is paid pursuant to the dividend equivalent in an amount equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

Deferred Stock Awards

A participant generally will not have taxable income upon the grant of a deferred stock award. Instead, a participant generally will recognize ordinary income at the time of the receipt of the shares subject to the award equal to the difference between the fair market value of the shares at the time of receipt and the amount, if any, paid for the shares. However, an employee participant will be subject to employment taxes (FICA and, where applicable, state disability insurance taxes) at the time a deferred stock award vests, even if the participant has not yet received the shares subject to the award. We do not guarantee the federal or state income tax treatment of the deferred amounts. If the Internal Revenue Service successfully asserts that the deferral was ineffective, the recipient could be liable for taxes, interest and penalties. In addition, the recipient could be liable for additional taxes, penalties and interest as a result of Section 409A and/or comparable state laws.

What are the tax effects to us as a result of grants of awards under the plan?

We generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our next three most highly compensated executive officers. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include: (i) shareholder approval of the material terms of the plan; (ii) setting limits on the number of awards that any individual may receive; and (iii) for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

How can we amend or terminate the plan?

The Board generally may amend or terminate the plan at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so determined by the Board. By its terms, the amended and restated plan will automatically terminate on March 8, 2021, unless its term is extended or it is earlier terminated by the Board. In addition, as mentioned above, the committee may not reduce the exercise price of stock options or stock appreciation rights, nor may it allow employees to cancel an existing award in exchange for a new award, cash, or a combination of the two, without prior consent from our shareholders.

What specific benefits will be granted under the amended and restated plan?

The amount and timing of awards granted under the plan are determined in the sole discretion of the committee and therefore cannot be determined in advance. Except for the automatic grants to non-employee directors, described above, the future awards that would be received under the plan by executive officers and other employees are discretionary and are therefore not determinable at this time. If the proposed amendment of the plan had been in effect for our fiscal year ended January 30, 2011, we do not expect that the number of shares granted to participants under the plan during that year would have been materially different than the number of shares granted set forth in the table below. The only changes to the amended and restated plan that will be made pursuant to this proposal include an increase to the shares issuable under the plan by 7,300,000 shares and to extend the term of the plan to 2021. We also are asking shareholders to approve the material terms of the plan. Specific benefits granted under the amended and restated plan will not change as a result of this proposal.

The following table sets forth information as of January 30, 2011 with respect to awards granted during fiscal 2010 under the 2001 Long-Term Incentive Plan to the named executive officers, all current executive officers as a group and all employees and consultants (including all current executive officers who are not named executive officers) as a group under the plan.

Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan

	Options		Stock Appreciation Rights		Restricted Stock or Restricted Stock Units
Name and Position	# of Shares Subject to Options Granted (#)	Average Exercise Price ($)	# of Shares Subject to SARs Granted (#)	Average Exercise Price ($)	# of Shares/Units Granted (#)	Dollar Value ($)(1)
Named Executive Officers:
Laura J. Alber	—	—	200,000	$27.72	280,000	$9,055,200
W. Howard Lester(2)	—	—	—	—	125,000	$4,042,500
Sharon L. McCollam	—	—	150,000	$27.72	210,000	$6,791,400
Patrick J. Connolly	—	—	9,375	$27.72	11,250	$363,825
Richard Harvey	—	—	—	—	25,000	$808,500
Seth R. Jaffe	—	—	—	—	10,750	$347,655
All current executive officers as a group (five persons)	—	—	359,375	$27.72	537,000	$17,366,580
All current non-employee directors as a group (seven persons)	—	—	—	—	28,771	$930,454
Each other person who has received more than 5% of the options, warrants or other rights under the plan	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group 106 persons)	—	—	10,000	$30.70	652,987	$21,117,600
TOTAL:	—	—	369,375	$27.80	1,343,758	$43,457,134

(1)	Value is based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(2)	Mr. Lester was granted an award to receive restricted stock units and cash units on May 26, 2010, in exchange for consulting services provided by Mr. Lester pursuant to the Retirement and Consulting Agreement entered into in connection with his retirement. Each unit of the award entitled Mr. Lester to receive one share of the company’s common stock and a cash payment equal to the fair market value of one share of the company’s common stock on the applicable vesting date. The units vested in monthly installments throughout the period over which Mr. Lester provided such consulting services. The Retirement and Consulting Agreement provided for the cash to be paid and the shares underlying such award to be issued on December 31 of each year. Upon Mr. Lester’s death in November 2010, a total of 20,835 restricted stock and cash units had vested, which entitled Mr. Lester’s estate to receive (i) 20,835 shares, with a fair market value on the date prior to issuance of $751,518, and (ii) a cash payment equal to $592,839, which represents the fair market value of each vested share on the applicable vesting date. The remainder of such award was automatically forfeited upon Mr. Lester’s death. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 for further discussion about this award.

Why do we recommend that the 2001 Long-Term Incentive Plan be amended and restated and its material terms approved?

We believe that the amended and restated plan and the approval of its material terms are essential to our continued success. Our employees are our most valuable asset. Equity awards such as those provided under the plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the plan will enable us to continue to grant such awards to executives, other eligible employees and our non-employee directors.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

If approved, when would the amended and restated plan become effective?

The amended and restated plan would become effective upon shareholder approval at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

What is this proposal?

This is a proposal asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” and the applicable SEC rules. This proposal is commonly known as a “say-on-pay” proposal, and gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

As described in detail under the headings “Information Concerning Executive Officers” and “Compensation Discussion and Analysis,” our executive officer compensation program is designed to attract, retain and motivate highly qualified personnel who are critical to our success while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns. The Compensation Committee believes that the company’s executive compensation programs should support the company’s objective of creating value for its shareholders.

Accordingly, the Compensation Committee believes that executive officers should have a significant interest in the company’s stock performance, and compensation programs should link executive compensation to shareholder value. One of the ways that the company has sought to accomplish these goals is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals which in turn enhances long-term shareholder return while encouraging executives to build an equity interest in the company.

Fiscal 2010 Compensation

To align our executive compensation packages with our executive compensation philosophy, the following compensation actions were approved by the Compensation Committee for fiscal 2010:

Adjustments to Base Salary and Bonus Target Amounts: The base salaries and bonus targets as a percentage of base salary of our named executive officers, other than W. Howard Lester, our former Chairman of the Board and Chief Executive Officer, were increased for fiscal 2010 to bring target total cash compensation for our named executive officers from generally below the 50th percentile to generally between the 50th percentile and the 75th percentiles compared to the company’s proxy peer group and relevant market data as described under “Compensation Discussion and Analysis” in this Proxy Statement. In addition, a special bonus of $350,000 was awarded to the company’s President and Chief Executive Officer, Laura Alber, in recognition of her outstanding performance and the company’s results for fiscal 2010.

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for performance in fiscal 2010 as a result of the achievement of positive net cash by operating activities, exceeding earnings per share goals set by the Compensation Committee for fiscal 2010 and outstanding leadership and individual performance by our named executive officers in fiscal 2010.

Performance- and Time-Based Equity: The company granted our named executive officers (other than Mr. Lester) a mixture of performance-based and time-based equity awards in fiscal 2010. Restricted stock units that vest on the fourth anniversary of the grant date only if positive net cash by operating activities is achieved provide both retention value and incentives to achieve the company’s financial goals, while stock appreciation rights that vest in equal installments over four years also encourage our named executive officers to stay with the company and to increase shareholder value by increasing our stock price.

Executive Employment and Retention: In connection with the transition in leadership that occurred upon the retirement of Mr. Lester and the appointment of Laura J. Alber as our new Chief Executive Officer, the Compensation Committee consulted with Frederic W. Cook & Co., Inc., or Cook & Co., its independent compensation consultant, to consider appropriate compensation arrangements for Ms. Alber and our other named executive officers. The Compensation Committee wanted to create total executive compensation packages that are competitive with our proxy peer group and which help assure the continued dedication of our named executive officers and align their interests with those of our shareholders. After consulting with Cook & Co., the company entered into a new employment agreement with Ms. Alber and management retention agreements with Ms. Alber and the other named executive officers.

Mr. Lester retired as the company’s Chairman of the Board and Chief Executive Officer on May 26, 2010, the date of the company’s 2010 shareholder’s meeting. Mr. Lester provided consulting and advisory services to the company to assist in the transition to the new Chief Executive Officer. Following his retirement, Mr. Lester served as Chairman Emeritus. During fiscal 2010, Mr. Lester received compensation pursuant to the terms of his Retirement and Consulting Agreement.

In addition to the above summary, shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement for detail about our executive compensation programs, including information about the fiscal 2010 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2011 Annual Meeting:

“RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders vote against this proposal?

The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

What is this proposal?

This is a proposal asking shareholders to indicate, on an advisory basis, how frequently we should seek an advisory vote on the compensation of our named executive officers in accordance with the Dodd-Frank Act, as disclosed pursuant to the applicable proposed SEC compensation disclosure rules, such as Proposal 4 included on page 44 of this Proxy Statement. By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, two years or three years.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow us to obtain information on shareholders’ views of the compensation of our named executive officers on a consistent basis, by allowing our shareholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Since the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis, an annual advisory vote will provide the Board and Compensation Committee with the best opportunity to take shareholder sentiment into consideration in making decisions with respect to executive compensation. Finally, we believe an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and programs. We understand that our shareholders may have different views as to what is the best approach for the company, and we look forward to hearing from our shareholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold an advisory shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

What will be the frequency for the advisory vote on executive compensation selected by shareholders?

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

What will happen as a result of the shareholder vote on this proposal?

This frequency vote is advisory and therefore not binding on the Board or the company in any way, and therefore the Board may decide that it is in the best interests of our shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 5 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF ONCE EVERY ONE YEAR AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 29, 2012. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending January 29, 2012, subject to ratification by our shareholders. Although shareholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our shareholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last thirty-one years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement. Deloitte’s representative will be available to respond to appropriate questions.

What services did Deloitte provide in fiscal 2010?

Deloitte’s services for fiscal 2010 included:

•

The issuance of an opinion on (i) our annual consolidated financial statements and the effectiveness of our internal control over financial reporting, (ii) our 401(k) plan and (iii) our Puerto Rico division;

•	Review of our quarterly condensed consolidated financial statements;

•	Audit services related to periodic filings made with the SEC; and

•	Tax return review services.

In fiscal 2010, Deloitte also performed certain audit-related and other tax services, and discussed certain matters with our Audit and Finance Committee, each of which is more fully described in the Audit and Finance Committee Report and the Audit and Related Fees section of this Proxy Statement.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders vote against this proposal?

If shareholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 29, 2012.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of March 28, 2011. Our executive officers are appointed by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura J. Alber Age 42	*

Sharon L. McCollam Age 48	*

Patrick J. Connolly Age 64	*

Richard Harvey Age 48

•    President, Williams-Sonoma Brand since 2008

•    Executive Vice President, Williams-Sonoma Brand, 2006 – 2008

•    Senior Vice President and GMM, Williams-Sonoma Brand, 2001 – 2006

•    Vice President, Williams-Sonoma Catalog, 1997 – 2001

Seth R. Jaffe Age 54

•    Senior Vice President, General Counsel and Secretary since 2003

•    Vice President, Deputy General Counsel, 2002 – 2003

•    Senior Vice President and General Counsel of CareThere, Inc. (healthcare technology), 2000 – 2001

•    Chief Counsel, Levi Strauss & Co. (apparel), 1992 – 1999

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 12 of this Proxy Statement.

Executive Compensation

This table sets forth the annual and long-term compensation earned by our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2010. These individuals are collectively known as our named executive officers.

Summary Compensation Table for Fiscal 2010, Fiscal 2009 and Fiscal 2008

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)(3)	Total ($)
Laura J. Alber	2010	$948,077	$350,000	(4)	$7,761,600		$2,032,940		$2,400,000	—		$62,795	$13,555,412
Director, President and Chief Executive Officer (PEO)	2009	$800,000	—		—		—		$1,500,000	—		$84,506	$2,384,506
	2008	$800,000	—		$2,053,942	(5)(6)	$722,729		—	—		$88,078	$3,664,749

W. Howard Lester(7)	2010	$348,750	—		$7,287,500	(8)	—		—	$(3,638	)(9)	$716,846	$8,349,458
Former Chairman of the Board and Chief Executive Officer	2009	$975,000	—		$5,705,308	(10)	$3,584,403	(11)	$2,000,000	$84,256	(12)	$484,026	$12,832,993
	2008	$975,000	—		$1,277,227	(13)	$1,335,478		—	$(238,669	)(14)	$700,874	$4,049,910

Sharon L. McCollam	2010	$830,770	—		$5,821,200		$1,524,705		$1,600,000	—		$63,005	$9,839,680
Director and Executive Vice President, Chief Operating and Chief Financial Officer (PFO)	2009	$725,000	—		—		—		$1,500,000	—		$84,755	$2,309,755
	2008	$725,000	—		$2,053,942	(5)(6)	$864,133		—	—		$88,330	$3,731,405

Patrick J. Connolly	2010	$579,646	—		$311,850		$95,294		$800,000	—		$14,897	$1,801,687
Director and Executive Vice President, Chief Marketing Officer	2009	$570,000	—		—		—		$500,000	—		$14,897	$1,084,897
	2008	$570,000	—		$510,890	(15)	$502,768		—	—		$19,222	$1,602,880

Richard Harvey	2010	$588,462	—		$693,000		—		$700,000	—		$26,155	$2,007,617
President, Williams-Sonoma Brand	2009	$524,994	—		—	(16)	—		$600,000	—		$31,955	$1,156,949
	2008	$476,538	—		$283,482		$314,230		—	—		$33,686	$1,107,936

Seth R. Jaffe	2010	$381,346	—		$297,990		—		$300,000	—		$16,391	$995,727
Senior Vice President, General Counsel and Secretary	2009	$375,000	—		—	(16)	—		$270,000	—		$17,825	$662,825
	2008	$369,615	—		$149,984		$251,384		—	—		$22,081	$793,064

(1)	Based on the fair market value of awards granted in fiscal 2010, fiscal 2009, and fiscal 2008. The fair market value is calculated as the closing price of our stock on the day prior to the grant date multiplied by the number of units granted.

(2)	Based on the fair market value of awards granted in fiscal 2010, fiscal 2009, and fiscal 2008. The fair market value assumptions used in the calculation of these amounts are included in Note H to our Consolidated Financial Statements, which is included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2011.

(3)	Details are provided in the “Other Annual Compensation from Summary Compensation” table on page 51.

(4)	Represents a special, discretionary bonus of $350,000 that was awarded to Ms. Alber in recognition of her outstanding performance and the company’s results for fiscal 2010.

(5)	Represents the fair value of an award granted on May 2, 2008, plus the incremental fair value resulting from the subsequent modification of the award on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 fair value is calculated as the sum of (i) $471,996, the grant date fair value of the award as of May 2, 2008, and (ii) $165,946, the incremental fair value of the modified award, computed as of October 28, 2008, the modification date.

(6)	Represents the incremental fair value resulting from the modification of an award granted on January 6, 2006 and subsequently modified on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 incremental fair value is $1,416,000, computed as of October 28, 2008, the modification date.

(7)	Mr. Lester served as our Chief Executive Officer until Ms. Alber became our Chief Executive Officer on May 26, 2010.

(8)

Represents the grant date fair value of an award to receive restricted stock units and cash units made on May 26, 2010, in exchange for consulting services provided by Mr. Lester pursuant to the Retirement and Consulting Agreement entered into in connection with his retirement. Each unit of the award entitled Mr. Lester to receive one share of the company’s common stock and a cash payment equal to the fair market value of one share of the company’s common stock on the applicable vesting date. The units vested in monthly installments throughout the period over which Mr. Lester provided such consulting services. The Retirement and Consulting Agreement provided for the cash to be paid and the shares underlying such award to be issued on December 31 of each year. Upon Mr. Lester’s death in November 2010, a total of 20,835 restricted stock and cash units had vested, which entitled Mr. Lester’s estate to receive (i) 20,835 shares, with a fair market value on the date prior to issuance of $751,518, and (ii) a cash payment equal to $592,839, which represents the fair market value of each vested share on the applicable vesting date. The remainder of such award was automatically forfeited upon Mr. Lester’s death. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 for further discussion about this award.

(9)	An aggregate loss of $3,638 was incurred during fiscal 2010 under the Executive Deferral Plan described in footnote (1) to the “Nonqualified Deferred Compensation” table on page 55.

(10)	Represents the sum of (i) $5,000,000, the grant date fair value of an award made on January 25, 2010 with respect to fiscal 2009 performance, and (ii) $705,308, the total incremental fair value of an award granted on May 2, 2008, subsequently modified on October 28, 2008 to remove the performance criteria associated with this award (see footnote (12) below), and subsequently modified on January 25, 2010 to provide for the acceleration of vesting in connection with Mr. Lester’s retirement. The incremental fair value of the modified award in fiscal 2009 is computed as of January 25, 2010, the modification date. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 for further discussion about awards and modifications of awards made in connection with Mr. Lester’s retirement.

(11)	Represents the sum of the incremental fair values of two unvested awards modified on January 25, 2010 to provide for the acceleration of vesting in connection with Mr. Lester’s retirement: (i) $251 represents the incremental fair value of an option award granted on May 27, 2005 and subsequently modified on January 25, 2010, and (ii) $3,584,152 represents the incremental fair value of a SSAR award granted on November 7, 2008 and subsequently modified on January 25, 2010. The incremental fair value of each of the modified awards is computed as of January 25, 2010, the modification date. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 for further discussion about modifications of awards made in connection with Mr. Lester’s retirement.

(12)	Represents aggregate earrings of $84,256 during fiscal 2009 under the Executive Deferral Plan described in footnote (1) to the “Nonqualified Deferred Compensation” table on page 55.

(13)	Represents the fair value of an award granted on May 2, 2008, plus the incremental fair value resulting from the subsequent modification of the award on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 fair value is calculated as the sum of (i) $944,986, the grant date fair value of the award as of May 2, 2008, and (ii) $332,241, the incremental fair value of the modified award, computed as of October 28, 2008, the modification date.

(14)	An aggregate loss of $238,669 was incurred during fiscal 2008 under the Executive Deferral Plan described in footnote (1) to the “Nonqualified Deferred Compensation” table on page 55.

(15)	Represents the fair value of an award granted on May 2, 2008, plus the incremental fair value resulting from the subsequent modification of the award on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 fair value is calculated as the sum of (i) $377,994, the grant date fair value of the award as of May 2, 2008, and (ii) $132,896, the incremental fair value of the modified award, computed as of October 28, 2008, the modification date.

(16)	Restricted stock units were granted as part of the Williams-Sonoma, Inc. Equity Award Exchange, which was approved by shareholders at the 2008 Annual Meeting and was completed during fiscal 2009. Mr. Harvey and Mr. Jaffe were not named executive officers at the time that the exchange program began and, accordingly, they were eligible to participate in the exchange program. The restricted stock units granted pursuant to the exchange had a fair value equal to or less than the fair value of the exchanged eligible awards they replaced. As a result, no incremental compensation cost was recognized in fiscal 2009 with respect to the grant of such restricted stock units, and no incremental fair value is reportable in this table. Please see the “Grants of Plan-Based Awards” table on page 52 for further discussion about these restricted stock unit grants.

Other Annual Compensation from Summary Compensation Table

The following table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation table above.

	Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Executive Medical Supplement(3)	Parking(4)	Dividend Equivalent Payments		Other		Total
Laura J. Alber	2010	$420	$6,125	$6,000	—	—	$50,250		—		$62,795
	2009	$381	$6,125	$6,000	—	—	$72,000		—		$84,506
	2008	$378	$5,750	$6,000	$2,500	$2,200	$71,250		—		$88,078

W. Howard Lester	2010	$2,995	$6,125	$2,000	—	—	$246,365	(5)	$459,361	(6)	$716,846
	2009	$8,652	$6,125	$6,000	—	—	—		$463,249	(7)	$484,026
	2008	$8,652	$5,750	$6,000	$2,500	$2,200	—		$675,772	(7)	$700,874

Sharon L. McCollam	2010	$630	$6,125	$6,000	—	—	$50,250		—		$63,005
	2009	$630	$6,125	$6,000	—	—	$72,000		—		$84,755
	2008	$630	$5,750	$6,000	$2,500	$2,200	$71,250		—		$88,330

Patrick J. Connolly	2010	$2,772	$6,125	$6,000	—	—	—		—		$14,897
	2009	$2,772	$6,125	$6,000	—	—	—		—		$14,897
	2008	$2,772	$5,750	$6,000	$2,500	$2,200	—		—		$19,222

Richard Harvey	2010	$630	$6,125	$6,000	—	—	$13,400		—		$26,155
	2009	$630	$6,125	$6,000	—	—	$19,200		—		$31,955
	2008	$436	$5,750	$6,000	$2,500	—	$19,000		—		$33,686

Seth R. Jaffe	2010	$916	$6,125	$6,000	—	—	$3,350		—		$16,391
	2009	$900	$6,125	$6,000	—	—	$4,800		—		$17,825
	2008	$881	$5,750	$6,000	$2,500	$2,200	$4,750		—		$22,081

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)	Represents the maximum company matching contribution to the 401(k) plan for each fiscal year.

(3)	Represents the maximum executive medical supplement payable by the company. Effective January 1, 2009, the company eliminated the executive medical supplement.

(4)	Represents the value of parking provided by the company, based on current estimated market rates. Effective January 1, 2009, the company eliminated the parking subsidy. Individual executives are now personally responsible for paying for parking on site.

(5)	Represents the following: (i) dividend equivalent payments on awards received by Mr. Lester prior to his retirement equal to $171,365 and (ii) dividend equivalent payments on awards received by Mr. Lester pursuant to the Retirement and Consulting Agreement equal to $75,000. Accrued dividends vested and became payable upon the same terms and at the same time as the awards to which they relate. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 for further discussion about the terms of the Retirement and Consulting Agreement.

(6)	Represents the following: (i) a lump sum payment of $175,000 received upon retirement, (ii) payment of $234,498 for consulting fees pursuant to the Retirement and Consulting Agreement, (iii) reimbursement of legal fees in the amount of $31,468 pursuant to the Retirement and Consulting Agreement, (iv) administrative support valued at approximately $2,711, based on the amount of time spent on administrative matters for Mr. Lester pursuant to the Retirement and Consulting Agreement, and (v) $15,684 for personal use of our corporate aircraft, the value of which is calculated as described in footnote (7) to this table. There were no tax gross-ups on any imputed income relating to any benefits or perquisites. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 for further discussion about the terms of the Retirement and Consulting Agreement.

(7)	For personal use of our corporate aircraft. The value of personal aircraft usage reported above for each fiscal year is the aggregate incremental cost to the company (including fuel, maintenance and certain fees and expenses) as determined and published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the company, as well as a related foregone corporate tax deduction.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2010.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(4)		All Other Option Awards; Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)(1)(2)	Maximum ($)(2)(3)	Threshold ($)	Target ($)	Maximum ($)
Laura J. Alber	—	—	$1,462,500	$2,400,000	—	—	—	—		—	—	—
	3/25/2010	—	—	—	—	—	—	280,000		—	—	$7,761,600
	3/25/2010	—	—	—	—	—	—	—		200,000	$27.72	$2,032,940

W. Howard Lester	5/26/2010	—	—	—	—	—	—	125,000	(6)	—	—	$7,287,500	(7)

Sharon L. McCollam	—	—	$1,062,500	$2,175,000	—	—	—	—		—	—	—
	3/25/2010	—	—	—	—	—	—	210,000		—	—	$5,821,200
	3/25/2010	—	—	—	—	—	—	—		150,000	$27.72	$1,524,705

Patrick J. Connolly	—	—	$436,050	$1,710,000	—	—	—	—		—	—	—
	3/25/2010	—	—	—	—	—	—	11,250		—	—	$311,850
	3/25/2010	—	—	—	—	—	—	—		9,375	$27.72	$95,294

Richard Harvey	—	—	$450,000	$1,575,000	—	—	—	—		—	—	—
	3/25/2010	—	—	—	—	—	—	25,000		—	—	$693,000

Seth R. Jaffe	—	—	$229,500	$1,125,000	—	—	—	—		—	—	—
	3/25/2010	—	—	—	—	—	—	10,750		—	—	$297,990

(1)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(2)	To ensure deductibility under our shareholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specified a primary performance goal. For fiscal 2010, the Compensation Committee established the primary performance goal for the 2001 Incentive Bonus Plan as positive net cash provided by operating activities (excluding any non-recurring charges) as provided on the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of negative discretion; the Compensation Committee typically expects to pay bonuses at target levels only if the secondary performance goal is fully met. For fiscal 2010, the Compensation Committee set the secondary performance goal as an earnings per share target of $1.24 (excluding store impairments and other extraordinary non-recurring charges, and including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the Compensation Discussion and Analysis beginning on page 64, in the first quarter of fiscal 2011, the Compensation Committee determined that the 2001 Incentive Bonus Plan’s primary and secondary performance goals were achieved, but the Committee elected to apply negative discretion in determining the actual amount to be paid to the eligible executive officers, other than with respect to the bonus awarded to Ms. Alber, our Chief Executive Officer and President, under the 2001 Incentive Bonus Plan.

(3)	Maximum potential payment pursuant to our 2001 Incentive Bonus Plan is equal to three times the eligible executive’s base salary as of February 1, 2010, the first day of fiscal 2010.

(4)	Grants of restricted stock units.

(5)	Grants of stock-settled stock appreciation rights.

(6)	Represents an award to receive restricted stock units and cash units made on May 26, 2010, in exchange for consulting services provided by Mr. Lester pursuant to the Retirement and Consulting Agreement entered into in connection with his retirement.

(7)	Represents the grant date fair value of an award to receive restricted stock units and cash units made on May 26, 2010, in exchange for consulting services provided by Mr. Lester pursuant to the Retirement and Consulting Agreement entered into in connection with his retirement. Each unit of the award entitled Mr. Lester to receive one share of the company’s common stock and a cash payment equal to the fair market value of one share of the company’s common stock on the applicable vesting date. The units vested in monthly installments throughout the period over which Mr. Lester provided such consulting services. The Retirement and Consulting Agreement provided for the cash to be paid and the shares underlying such award to be issued on December 31 of each year. Upon Mr. Lester’s death in November 2010, a total of 20,835 restricted stock and cash units had vested, which entitled Mr. Lester’s estate to receive (i) 20,835 shares, with a fair market value on the date prior to issuance of $751,518, and (ii) a cash payment equal to $592,839, which represents the fair market value of each vested share on the applicable vesting date. The remainder of such award was automatically forfeited upon Mr. Lester’s death. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 for further discussion about this award.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our named executive officers at January 30, 2011:

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Laura J. Alber	—	200,000(2)	—	$27.72	3/25/2020
	115,000	115,000(3)	—	$8.56	11/7/2018
	30,000	20,000(4)	—	$34.89	3/27/2017
	32,000	8,000(5)	—	$30.34	9/12/2016
	60,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	30,000	—	—	$21.80	4/1/2013

W. Howard Lester	—	—	—	—	—

Sharon L. McCollam	—	150,000(2)	—	$27.72	3/25/2020
	137,500	137,500(3)	—	$8.56	11/7/2018
	30,000	20,000(4)	—	$34.89	3/27/2017
	32,000	8,000(5)	—	$30.34	9/12/2016
	50,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	85,000	—	—	$21.80	4/1/2013

Patrick J. Connolly	—	9,375(2)	—	$27.72	3/25/2020
	80,000	80,000(3)	—	$8.56	11/7/2018
	40,000	10,000(6)	—	$40.44	3/15/2016
	40,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	20,000	—	—	$21.80	4/1/2013

Richard Harvey	—	50,000(3)	—	$8.56	11/7/2018

Seth R. Jaffe	10,000	40,000(3)	—	$8.56	11/7/2018

(1)	Includes grants of options and stock-settled stock appreciation rights.

(2)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of March 25, 2011, March 25, 2012, March 25, 2013 and March 25, 2014.

(3)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of November 7, 2011 and November 7, 2012.

(4)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of March 27, 2011 and March 27, 2012.

(5)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with a remaining vesting date of September 12, 2011.

(6)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with a remaining vesting date of March 15, 2011.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Laura J. Alber	17,579	(2)	$568,505	—	—
	280,000	(3)	$9,055,200	—	—
W. Howard Lester	—		—	—	—
Sharon L. McCollam	17,579	(2)	$568,505	—	—
	210,000	(3)	$6,791,400	—	—
Patrick J. Connolly	14,078	(2)	$455,283	—	—
	11,250	(3)	$363,825	—	—
Richard Harvey	10,558	(2)	$341,446	—	—
	6,839	(4)	$221,173	—	—
	25,000	(3)	$808,500	—	—
Seth R. Jaffe	5,586	(2)	$180,651	—	—
	11,907	(5)	$385,072	—	—
	10,750	(3)	$347,655	—	—

(1)	Based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(2)	Represents restricted stock units granted on May 2, 2008. The restricted stock units vest in full four years following the date of grant on May 2, 2012 subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)	Represents restricted stock units granted on March 25, 2010. The restricted stock units vest in full four years following the date of grant on March 25, 2014 subject to continued service and a performance criterion of positive net cash provided by operating activities (excluding any non-recurring charges) for fiscal 2010 as provided on the company’s consolidated statements of cash flows. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)	Represents restricted stock units granted on April 10, 2009 in connection with the Williams-Sonoma, Inc. Equity Award Exchange. Mr. Harvey was not a named executive officer at the time that the exchange program began and accordingly he was eligible to participate in the exchange program. The restricted stock units vest as follows: (i) 4,151 units vest on April 10, 2011 and (ii) 2,688 units vest on April 10, 2012.

(5)	Represents restricted stock units granted on April 10, 2009 in connection with the Williams-Sonoma, Inc. Equity Award Exchange. Mr. Jaffe was not a named executive officer at the time that the exchange program began and accordingly he was eligible to participate in the exchange program. The restricted stock units vest as follows: (i) 9,756 units vest on April 10, 2011 and (ii) 2,151 units vest on April 10, 2012.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our named executive officers during fiscal 2010:

	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Laura J. Alber	146,600		$2,006,822	75,000		$2,425,500
W. Howard Lester	854,500	(2)	$14,153,479	305,531	(3)	$8,891,727
Sharon L. McCollam	30,000		$434,472	75,000		$2,425,500
Patrick J. Connolly	40,000		$818,433	—		—
Richard Harvey	33,800		$709,140	25,685		$814,110
Seth R. Jaffe	42,800		$692,839	22,531		$677,637

(1)	The value realized upon vesting is calculated as the closing price of our stock on the day prior to the vesting date multiplied by the number of units vested.

(2)	Includes 318,750 shares acquired on exercise of option awards that received accelerated vesting upon Mr. Lester’s retirement on May 26, 2010.

(3)	Includes (i) 249,501 shares that vested upon Mr. Lester’s retirement on May 26, 2010 and were delivered on December 31, 2010, with an aggregate value realized on such delivery of $8,999,501, (ii) an aggregate of 20,835 shares, of which 4,167 shares vested on each of June 30, 2010, July 31, 2010, August 31, 2010, September 30, 2010 and October 31, 2010, and all of which were delivered on December 31, 2010, with an aggregate value realized on such delivery of $751,518, and (iii) 35,195 shares acquired on vesting of stock awards for which the vesting accelerated upon Mr. Lester’s retirement on May 26, 2010.

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2010.

Nonqualified Deferred Compensation

The following table describes nonqualified deferred compensation to our named executive officers during fiscal 2010:

	Executive Contributions in Fiscal 2010 ($)	Registrant Contributions in Fiscal 2010 ($)	Aggregate Earnings (Loss) in Fiscal 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 30, 2011 ($)
Laura J. Alber	—	—	—	—	—
W. Howard Lester(1)	$7,865,793(2)	—	$1,881,588(3)	$385,491(4)	—
Sharon L. McCollam	—	—	—	—	—
Patrick J. Connolly	—	—	—	—	—
Richard Harvey	—	—	—	—	—
Seth R. Jaffe	—	—	—	—	—

(1)

Executive Deferral Plan. Participation in the plan is limited to a group of select management and highly compensated employees. In fiscal 2009, participants were able to defer up to 75% of their base salary and up to 100% of their bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). As of January 1, 2010, we indefinitely suspended employee salary and bonus deferrals into the plan. We will continue to evaluate this benefit program in the future to ensure that it is providing the best value to our employees and the company. Participant accounts are not put aside in trust or any other funding vehicle, and the obligations of the company to pay are simply an unsecured promise to pay in the future. Although no investments actually are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund actually been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier or later date. A choice of quarterly installments over 5, 10 or 15 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $25,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

(2)	Represents the value realized on each vesting date of the following: (i) 249,501 shares that vested upon Mr. Lester’s retirement on May 26, 2010 (the “Retirement Shares”), with a value realized on such vesting of $7,272,954, and (ii) an aggregate of 20,835 shares, of which 4,167 shares vested on each of June 30, 2010, July 31, 2010, August 31, 3010, September 30, 2010 and October 31, 2010 (collectively, the “Consulting Shares”), with an aggregate value realized on such vesting dates of $592,839. The Retirement Shares were deferred pursuant to the terms of the equity award. The Consulting Shares were deferred pursuant to the terms of the Retirement and Consulting Agreement.

(3)	Represents the following: (i) the aggregate loss of $3,638 incurred during fiscal 2010 under the Executive Deferral Plan, (ii) $1,726,547, which represents the difference between the value realized on the vesting of the Retirement Shares and the value realized on December 31, 2010, when such shares were delivered, and (ii) $158,679, which represents the difference between the aggregate value realized on the vesting of the Consulting Shares and the aggregate value realized on December 31, 2010, when such shares were delivered.

(4)	Following Mr. Lester’s retirement, he received a distribution under the Executive Deferral Plan of $294,572 and elected to receive the remaining balance in quarterly installments over 15 years. A quarterly payment of $1,259 was made on October 20, 2010, and upon Mr. Lester’s death, the remaining balance of $89,660 was distributed to his estate.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

We have entered into a management retention agreement with each of Ms. Alber, Ms. McCollam, Mr. Connolly, Mr. Harvey and Mr. Jaffe. Each retention agreement has an initial two-year term and will be automatically extended for one-year following the initial term unless either party provides notice of non-extension. If we enter into a definitive agreement with a third party providing for a “change of control,” each retention agreement will be automatically extended for 18 months following the change of control. If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, Ms. Alber’s, Ms. McCollam’s, Mr. Connolly’s or Mr. Harvey’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) if such termination occurs in 2010, an amount equal to 200% of the annual bonus received in the last 12 months, if such termination occurs in 2011, an amount equal to 200% of the average annual bonus received in the last 24 months, or if such termination occurs in 2012 or later, an amount equal to 200% of the average annual bonus received in the last 36 months, with such severance to be paid over 24 months. If, within 18 months following a change of control, Mr. Jaffe’s employment is terminated by us without “cause,” or by Mr. Jaffe for “good reason,” he will be entitled to receive (i) severance equal to 100% of his base salary as in effect immediately prior to the change of control or his termination, whichever is greater, with such severance to be paid over 12 months, and (ii) if such termination occurs in 2010, an amount equal to 100% of the annual bonus received in the last 12 months, if such termination occurs in 2011, an amount equal to 100% of the average annual bonus received in the last 24 months, or if such termination occurs in 2012 or later, an amount equal to 100% of the average annual bonus received in the last 36 months, with such severance to be paid over 12 months. If the executive’s employment is terminated for any reason, either prior to a change of control or more than 18 months following the change of control, then the executive will be entitled to receive severance benefits only as provided under the company’s then existing severance and benefits plans or pursuant to other written agreements with the company.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Corporate Code of Conduct (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

For purposes of the management retention agreement, cause means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Corporate Code of Conduct; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the management retention agreement, change of control means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this clause (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s shareholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a shareholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a

Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the management retention agreement “good reason” means, without the executive’s consent, (i) a reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority or responsibilities, (iii) a reduction of the executive’s title, (iv) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (v) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

Laura J. Alber

We entered into an employment agreement with Laura J. Alber, effective as of May 26, 2010. The employment agreement has an initial three-year term and will be automatically extended for one-year following the initial term unless either party provides notice of non-extension. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or her employment is terminated due to her death or “disability,” she will be entitled to receive (i) continuation of her base salary at the time of termination for up to two years, (ii) if such termination occurs in 2010, an amount equal to 200% of the annual bonus received in the last 12 months, if such termination occurs in 2011, an amount equal to 200% of the average annual bonus received in the last 24 months, or if such termination occurs in 2012 or later, an amount equal to 200% of the average annual bonus received in the last 36 months, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one-year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Corporate Code of Conduct (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Corporate Code of Conduct, or

(vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 30, 2011 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$1,950,000	$1,950,000	$1,950,000	$1,950,000(2)	$1,950,000(2)
Bonus Payment(3)	$1,500,000	$1,500,000	$1,500,000	$1,500,000(2)	$1,500,000(2)
Equity Awards	$7,695,753(4)	$7,695,753(4)	$13,298,405(5)	$7,695,753(4)	$7,695,753(4)
Health Care Benefits(6)	$54,000	$54,000	$36,000	$54,000	$54,000

(1)	Based on Ms. Alber’s base salary as of January 30, 2011.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 24 month period prior to January 30, 2011.

(4)	Represents the sum of (i) $5,850,403 for acceleration of vesting of 180,903 restricted stock units and (ii) $1,845,350 for acceleration of vesting of 185,500 shares underlying outstanding option awards. Value is based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(5)	Represents the sum of (i) $9,623,705 for acceleration of vesting of 297,579 restricted stock units and (ii) $3,674,700 for acceleration of vesting of 343,000 shares underlying outstanding option awards. Value is based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(6)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

Sharon L. McCollam

We entered into an employment agreement with Sharon L. McCollam, effective as of December 28, 2002 and amended as of November 11, 2008. She is currently our Executive Vice President, Chief Operating and Chief Financial Officer. The initial term of Ms. McCollam’s agreement expired December 28, 2005, and, per its terms, automatically extends for one-year terms until Ms. McCollam’s employment is terminated by her or by us. If we terminate Ms. McCollam’s employment without “cause,” or if Ms. McCollam terminates her employment with us for “good reason,” she will be entitled to receive (i) continuation of her base salary at the time of termination for a period of one year plus an additional lump sum amount equal to 80% of Ms. McCollam’s base salary and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health care coverage under COBRA for Ms. McCollam and her dependents for up to 18 months or, if earlier, until she either commences new employment or she and her dependents are no longer eligible for COBRA coverage.

For purposes of the employment agreement with Ms. McCollam, “cause” means the conviction (or plea of guilty or nolo contendere) of Ms. McCollam of any felony, or of any crime involving fraud, dishonesty or misappropriation, or moral turpitude or, if any of the foregoing involves the company or any subsidiary or affiliate companies (collectively the “Control Group”), the commission of any of the foregoing (other than good faith disputes involving expense account items or de minimus issues); (ii) Ms. McCollam’s (X) continued willful neglect of her duties and responsibilities in her role with the company, (Y) grossly negligent conduct in connection with her duties and responsibilities in her role with the company; or (Z) gross negligence in connection with her handling of the assets of the Control Group; (iii) Ms. McCollam’s willful misconduct with regard to the Control Group; (iv) Ms. McCollam’s willful failure to comply with the covenants in her employment agreement; or (v) material breach of any of the provisions of the employment agreement by Ms. McCollam.

For purposes of the employment agreement with Ms. McCollam, “good reason” means in the event that the company shall (i) fail to continue the appointment of Ms. McCollam in her role with the company, (ii) reduce Ms. McCollam’s annual salary below her current base salary, (iii) locate Ms. McCollam other than at the company’s principal executive offices, (iv) relocate the company’s principal executive offices outside the San Francisco metropolitan area, (v) substantially change the responsibilities assigned to Ms. McCollam’s position, or (vi) breach any material provision of the employment agreement (each of the foregoing hereinafter referred to as a “Triggering Event”), then Ms. McCollam may give notice to the company of her election to terminate her employment with the company pursuant to this provision, effective 30 days from the date of such notice, unless the company shall have cured within such 30-day period the default giving rise to her notice of election to terminate. Such notice from Ms. McCollam shall state the Triggering Event which provides the grounds for her termination, and such notice must be given, if at all, within 90 days of the date Ms. McCollam obtains knowledge of the Triggering Event referred to as providing such grounds for termination. Within the 30 day period specified in her notice to the company, the company shall have the opportunity to cure the default involved in the Triggering Event specified by Ms. McCollam. If Ms. McCollam’s employment is terminated pursuant to this provision, the company shall have no liability or further obligation hereunder except as provided in the agreement. If Ms. McCollam does not give notice to the company of her election to terminate within 90 days following the occurrence of a Triggering Event, then she shall be deemed to have waived her right to terminate her employment based on such Triggering Event, but such waiver shall not prejudice her right to terminate pursuant to this provision based on the occurrence of another Triggering Event occurring subsequent in time, whether of the same or a different type.

The following table describes the payments and/or benefits which would have been owed by us to Ms. McCollam as of January 30, 2011, if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$850,000	$850,000	$1,700,000	Through date of death	$212,500(2)
Lump Sum Payment	$680,000	$680,000	—	—	—
Bonus Payment(3)	—	—	$1,500,000	—	—
Equity Awards(4)	—	—	$11,338,655	—	—
Health Care Benefits	$8,010(5)	$8,010(5)	$36,000(6)	—	—
Other Perquisites	$150,000(7)	$150,000(7)	—	—	—

(1)	Based on Ms. McCollam’s base salary as of January 30, 2011.

(2)	Payment of 13 weeks of salary.

(3)	Represents 200% of the average annual bonus received by Ms. McCollam in the 24 month period prior to January 30, 2011.

(4)	Represents the sum of (i) $7,359,905 for acceleration of vesting of 227,579 restricted stock units and (ii) $3,978,750 for acceleration of vesting of 315,500 shares underlying outstanding option awards. Value is based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(5)	Based on a monthly health insurance premium of $445 to be paid by the company for 18 months, which is the period provided under COBRA.

(6)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(7)	Value of outplacement services based on current estimate of costs for these services.

Patrick J. Connolly

The following table describes the payments and/or benefits which would have been owed by us to Mr. Connolly as of January 30, 2011 if his employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	—	—	$1,162,800	—	—
Bonus Payment(2)	—	—	$500,000	—	—
Equity Awards(3)	—	—	$2,764,821	—	—
Health Care Benefits(4)	—	—	$36,000	—	—

(1)	Based on Mr. Connolly’s base salary as of January 30, 2011.

(2)	Represents 200% of the average annual bonus received by Mr. Connolly in the 24 month period prior to January 30, 2011.

(3)	Represents the sum of (i) $819,108 for acceleration of vesting of 25,328 restricted stock units and (ii) $1,945,713 for acceleration of vesting of 99,375 shares underlying outstanding option awards. Value is based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

Richard Harvey

The following table describes the payments and/or benefits which would have been owed by us to Mr. Harvey as of January 30, 2011 if his employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	—	—	$1,200,000	—	—
Bonus Payment(2)	—	—	$600,000	—	—
Equity Awards(3)	—	—	$2,560,119	—	—
Health Care Benefits(4)	—	—	$36,000	—	—

(1)	Based on Mr. Harvey’s base salary as of January 30, 2011.

(2)	Represents 200% of the average annual bonus received by Mr. Harvey in the 24 month period prior to January 30, 2011.

(3)	Represents the sum of (i) $1,371,119 for acceleration of vesting of 42,397 restricted stock units and (ii) $1,189,000 for acceleration of vesting of 50,000 shares underlying outstanding option awards. Value is based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

Seth R. Jaffe

The following table describes the payments and/or benefits which would have been owed by us to Mr. Jaffe as of January 30, 2011 if his employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	—	—	$382,500	—	—
Bonus Payment(2)	—	—	$135,000	—	—
Equity Awards(3)	—	—	$1,864,579	—	—
Health Care Benefits(4)	—	—	$36,000	—	—

(1)	Based on Mr. Jaffe’s base salary as of January 30, 2011.

(2)	Represents 100% of the average annual bonus received by Mr. Jaffe in the 24 month period prior to January 30, 2011.

(3)	Represents the sum of (i) $913,379 for acceleration of vesting of 28,243 restricted stock units and (ii) $951,200 for acceleration of vesting of 40,000 shares underlying outstanding option awards. Value is based on a stock price of $32.34, the closing price of our common stock on January 28, 2011, the last business day of fiscal 2010.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

W. Howard Lester

On January 25, 2010, we entered into a Retirement and Consulting Agreement (the “Retirement and Consulting Agreement”) with W. Howard Lester, our former Chairman and Chief Executive Officer. Pursuant to the terms of the Retirement and Consulting Agreement, Mr. Lester retired as Chairman of the Board and Chief Executive Officer on May 26, 2010, the date of the 2010 Annual Meeting.

Pursuant to the terms of the Retirement and Consulting Agreement, Mr. Lester provided consulting services from his retirement until his death in November 2010 and, during this consulting period, he received payments equal to $234,498. He also received a one-time award representing the right to receive 125,000 restricted stock units, and cash payments representing the value of 125,000 shares of our common stock (including dividend equivalent rights that were payable at the same time that the shares subject to the related restricted stock units were delivered), in each case which vested monthly over the consulting period. The Retirement and Consulting Agreement was terminated in November 2010 upon Mr. Lester’s death, and any unvested portion of the restricted stock units or cash payments were forfeited. As of the termination of the Retirement and Consulting Agreement, Mr. Lester’s estate received (i) 20,835 restricted stock units that had vested, with a fair market value of $751,518, and the associated accrued dividend equivalent payment of $37,500, and (ii) a cash payment of $592,839, which represents the fair market value of each vested share on the applicable vesting date, and the associated accrued dividend equivalent payment of $37,500.

In recognition of his retirement and his contributions to the company, and in exchange for a general release of claims against the company, Mr. Lester received accelerated vesting of his then-outstanding stock options, stock appreciation rights and restricted stock units upon his retirement. He also received (i) a lump sum cash payment of $175,000 (representing estimated costs of health benefits through December 2012), (ii) reimbursement of legal fees in the amount of $31,468, (iii) administrative support services valued at approximately $2,711 and (iv) continued lifetime employee discount privileges. As disclosed in further detail below in this Proxy Statement, we have an aircraft lease agreement with a management company that was owned by Mr. Lester, which will continue pursuant to its current economic terms through May 2011. Please see the section titled “Certain Relationships and Related Transactions” beginning on page 86 for further discussion about this lease.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses:

•	The members and role of our Compensation Committee;

•	Our process for determining executive compensation;

•	Our executive compensation philosophy and policies;

•	Our fiscal 2010 named executive officer compensation decisions; and

•	The underlying rationale for these decisions.

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall during fiscal 2010. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board determined that, in fiscal 2010, each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

How many times did the Compensation Committee meet during fiscal 2010?

The Compensation Committee held a total of seven meetings during fiscal 2010, one of which was a telephonic meeting. The Compensation Committee met in executive session without management present at each meeting in fiscal 2010 other than the telephonic meeting held on March 16, 2010.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. The Compensation Committee’s role is detailed in the Compensation Committee Charter, which was amended and restated by the Board on September 9, 2010. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit E. The Compensation Committee Charter is also available in print to any shareholder who requests it. Specifically, the Compensation Committee:

•

Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and reviews and approves the level of compensation after soliciting input from the other independent directors on the Board, including base salary, bonus, equity compensation and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•

Reviews, makes recommendations to the Board regarding, and approves, as appropriate, compensation for named executive officers, other than the Chief Executive Officer, and other senior executives. Each of the named executive officers during fiscal 2010 is listed in the Summary Compensation Table appearing in this Proxy Statement on page 49;

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, general compensation goals and guidelines for the company’s employees;

•

Approves and authorizes amendments to the company’s incentive compensation and other equity-based plans, the company’s 401(k) plan and other benefit programs to the extent such amending authority has been delegated to it by the Board; and

•	Administers the company’s incentive compensation and other equity-based plans.

Does the Compensation Committee delegate any of its authority?

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee has appointed an Incentive Award Committee consisting of two of the company’s directors. In fiscal 2010, the Compensation Committee reappointed W. Howard Lester and Patrick J. Connolly as members of the Incentive Award Committee until May 26, 2010. Laura Alber and Sharon L. McCollam were named as the successor members of the Incentive Award Committee as of May 26, 2010. The Compensation Committee had delegated to the Incentive Award Committee the ability to grant equity awards under the company’s 2001 Long-Term Incentive Plan to non-executive officer employees with a corporate rank at or below Senior Vice President and equity awards or cash awards to those employees with a corporate rank at or below Director, but at its November 10, 2010 meeting, the Compensation Committee approved a proposal to replace all cash awards under the 2001 Long-Term Incentive Plan with restricted stock units, and the Incentive Award Committee’s delegated authority was changed to reflect this. The Compensation Committee approved this change at the recommendation of the Chief Executive Officer because she and the Compensation Committee believe it was important to provide our associates with long-term incentive vehicles that are directly linked to shareholder return. Granting equity-based incentives rather than cash awards places more of the individual’s compensation at-risk, thereby aligning the interests of our associates with those of our shareholders and reinforcing the company’s pay-for-performance strategy. This delegation is reviewed annually and certain limitations including the number of shares subject to the grants (both on an individual basis and in the aggregate), the maximum size of cash awards (prior to November 10, 2010) (both on an individual basis and in the aggregate) and which individuals may receive grants are placed on the Incentive Award Committee’s authority. Reports of equity, and prior to November 10, 2010, cash grants made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

What is management’s role in the compensation-setting process?

Although the Compensation Committee generally does not delegate any of its authority with respect to executive officers and non-employee directors of the company, management does play a significant role in the compensation-setting process for executive officers other than the Chief Executive Officer. In particular, management assists the Compensation Committee with the following:

•	Evaluating individual executive performance against established revenue and profitability targets for the fiscal year, including business unit achievement of budget targets;

•	Recommending appropriate business performance targets and objectives for the upcoming fiscal year; and

•

Recommending salary and cash bonus levels and equity awards based on performance evaluations and a review of peer group data. Management considers the respective responsibilities of the executive officers, the current combination of pay elements for each executive and whether that combination is appropriate to provide incentives to achieve the desired results for the company. Management considers the proportion of base salary to cash bonus levels and believes that a significant portion of each executive’s total cash compensation should be at risk and payable only if the company achieves certain levels of performance. In addition, management recognizes the Compensation Committee’s view that equity awards should reflect each executive’s performance for the year and align the executive’s financial reward with shareholder return. After considering these factors, management may recommend to the Compensation Committee changes in the amount and type of each element of total compensation.

Management prepares meeting information for each Compensation Committee meeting and works with the Committee Chairperson to establish meeting agendas. Materials are provided to the Compensation Committee members several days in advance of each meeting. The Compensation Committee considers, but is not bound to and does not always accept, management proposals. The Chief Executive Officer also participates in Compensation Committee meetings at the invitation of the Compensation Committee to provide:

•	Background information regarding the company’s strategic objectives;

•	Evaluations of the performance of senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than the Chief Executive Officer).

At certain of these meetings during fiscal 2010, the then-current Chief Executive Officer made recommendations with respect to the compensation arrangements for other executives and with respect to the structure and terms of those officers’ target bonuses and equity-based compensation. However, in fiscal 2010 the Chief Executive Officer did not participate in the portions of the meetings during which his or her own compensation was considered and established. This structure is expected to remain the same with respect to Ms. Alber, our Chief Executive Officer.

Does the Compensation Committee have outside advisors?

The Compensation Committee Charter grants the Compensation Committee the sole authority to hire outside advisors and compensation consultants. Although the company pays their fees, these advisors report directly to the Compensation Committee. Frederic W. Cook & Co., Inc., or Cook & Co., has been engaged as the independent executive compensation consulting firm to assist the Compensation Committee in discharging its responsibilities from time to time. During fiscal 2010, Cook & Co. provided the Compensation Committee with peer group proxy and other publicly disclosed data related to named executive officers and director compensation. Cook & Co. also provided certain services on behalf of the Compensation Committee primarily related to compiling market data and advice regarding general compensation trends in the retail industry and among similarly situated companies. The Compensation Committee may request that Cook & Co. attend its meetings and advise the Compensation Committee either in person or by telephone. Cook & Co. provided counsel to the Compensation Committee at the November 10, 2010 Compensation Committee meeting at the request of the Chairman, Adrian Bellamy.

In fiscal 2010, Cook & Co. did not provide services to the company relating to non-executive compensation other than advising on issues relating to our proposed share increase to our equity plan in 2010.

What is the Compensation Committee’s philosophy of executive compensation?

The Compensation Committee believes that the company’s executive compensation programs should support the company’s objective of creating value for its shareholders. Accordingly, the Compensation Committee believes that executive officers and other key employees should have a significant interest in the company’s stock performance, and compensation programs should link executive compensation to shareholder value. For this reason, the Compensation Committee strives to ensure that the company’s executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns.

One of the ways that the Compensation Committee has sought to accomplish these goals is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. The Compensation Committee believes that strong financial performance, on a sustained basis, is an effective means of enhancing long-term shareholder return. There is no pre-established policy or target for the allocation between cash and non-cash compensation and short-term and long-term compensation. Rather, the appropriate level and mix of compensation to meet these philosophical goals was reviewed and determined on an ongoing basis, and at least annually.

How is the Compensation Committee currently implementing this philosophy given recent conditions in the retail industry?

The Compensation Committee remains committed to its pay-for-performance philosophy and for that reason, a significant portion of executive compensation is tied directly to our company’s financial and operating performance.

The Compensation Committee set performance goals at the beginning of fiscal 2010 and believed that these goals, as applicable to named executive officers’ compensation, were achievable with significant effort even given the volatile economic conditions impacting the retailing industry.

At the February 12, 2010 Compensation Committee meeting, the Compensation Committee began a review of the base salaries and bonus targets for its named executive officers. At the March 22, 2010 Compensation Committee meeting, the Compensation Committee approved increases to the base salaries and bonus targets for its named executive officers for fiscal 2010 for the reasons discussed below under the questions “How are base salaries determined?” and “What were the target bonus amounts established for fiscal 2010?”

What are the components of executive compensation?

The Compensation Committee considers three major elements of “direct” pay in the executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

The Compensation Committee believes that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps achieve the company’s objective of creating value for its shareholders. Each of the three major elements in the executive compensation program is discussed in detail below, but in general, this means:

•	Base salaries are competitive with comparable public retail companies with respect to similar positions, to create an incentive for executives to join and remain with the company;

•

Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s attainment of individual goals. This results in the company’s strongest performers receiving greater compensatory rewards and lesser performers receiving lower compensatory rewards. We believe the structure of our annual incentive opportunities fosters a performance-driven, pay-for-performance culture; and

•

Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners of the company, to reward executives and other key employees for maximizing long-term shareholder value and to provide incentives to remain with the company.

The named executive officers also receive certain retirement and other benefits, as well as perquisites and other personal benefits as described below. We consider these perquisites, described below, in addition to the major elements of compensation, in determining if total compensation is reasonable and not excessive.

Does the Compensation Committee compare the company’s compensation practices to those of other companies?

Yes, the compensation practices of other companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year so that we can attract and retain qualified executive and managerial talent in a competitive marketplace.

The Compensation Committee strives to ensure that the company’s total compensation packages and executive compensation are aligned with market pay levels and practices. In order to achieve such goals, the Compensation Committee takes into account the relationships among base salary, short-term incentive compensation and long-term equity compensation at other companies considered to be comparable each year, collectively referred to as “comparable companies” or our “proxy peer group.”

Our proxy peer group consists of other retail companies that are comparable to our company in one or more significant ways: they may be specialty retailers, they may be of similar revenue size and market-capitalization value, or they may compete with us for executive talent in our geographic markets. Historically, the comparable group of companies has not changed significantly. For fiscal 2010 our peer group was identical to our fiscal 2009 peer group and the group of comparable companies consisted of 15 public companies: Abercrombie & Fitch, American Eagle Outfitters, AnnTaylor Stores, Barnes & Noble, Bed Bath & Beyond, Foot Locker, The Gap, Gymboree, Limited Brands, Men’s Wearhouse, Nordstrom, Pier 1 Imports, Ross Stores, Saks and Tiffany & Co.

This proxy peer group was determined originally for fiscal 2009 by the Compensation Committee considering the following criteria, which reflects the company’s profile currently and at the time it was selected:

1.	Company Classification in the Global Sub-Industry Classification System (GICS) in one of the following:

•	Home Furnishing Retail

•	Apparel Retail

•	Department Stores

2.	Revenues between $1 billion and $12 billion

3.	Market capitalization greater than $1 billion

4.	More than 15,000 employees

The following table, which is based on publicly available information as of January 31, 2011 as provided by Cook & Co., provides a financial overview of the comparable companies to illustrate their revenues, income and market capitalization as a group relative to the company. The Compensation Committee may review additional benchmarking surveys and proxy data providing summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives to assess market competitiveness of our compensation programs for our named executive officers.

	Annual Net Revenue (in millions)	Annual Net Income (in millions)	Market Capitalization (in millions) (as of 1/31/2011)
75th Percentile	$8,340	$594	$8,705
Average	$5,631	$356	$5,306
Median	$4,259	$160	$3,628
25th Percentile	$2,831	$74	$1,510
Williams-Sonoma, Inc.	$3,103	$77	$3,395

The Compensation Committee did not change the proxy peer group for fiscal 2010.

How are base salaries determined?

Base salaries are paid to provide executives and other employees with a minimum fixed level of cash compensation each year. The Compensation Committee believes that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives, and believes targeting base salaries at or near the median among the proxy peer group is generally appropriate to meet these objectives. Accordingly, base pay and annual increases are determined by analyzing each individual’s salary and total target compensation relative to total salary and target compensation for similar positions at comparable companies and through a subjective recommendation made by the Chief Executive Officer based on each executive’s experience and past and anticipated contributions to the company’s success. In determining executive base salaries, the Compensation

Committee also considers overall company performance and performance relative to peer companies generally and the home furnishings industry specifically. For fiscal 2010, the Compensation Committee considered the appropriate pay mix, but there was no formalized policy.

The Compensation Committee reviews the base salaries of its named executive officers against, and sets the base salaries of its named executive officers relative to, the salaries of the executives in its proxy peer group. At the beginning of fiscal 2010, the then-current Chief Executive Officer, Mr. Lester, reviewed the performance of the named executive officers (other than himself), assessing individual and business unit performance against the expectations set at the beginning of fiscal 2009. The Chief Executive Officer also reviewed proxy peer group data provided by Cook & Co. on behalf of the Compensation Committee and additional market survey data provided to management by the Hay Group, Hewitt Consultants and Towers Perrin, which was reviewed on behalf of the Compensation Committee by Cook & Co. At the time, peer group data had not yet been reported for fiscal 2009 so the review was based on actual 2008 proxy peer group information, except for Mr. Harvey (for whom the review was based on current market data for Brand Presidents) and Mr. Jaffe (for whom the review was based on current market data for General Counsels). The Chief Executive Officer believed that the named executive officers were performing very well, and that the company’s positive results were directly related to the efforts of his executive team. He believed that their adherence to and execution of the strategic initiatives set out in fiscal 2009 led to the company’s ability to gain market share and increased earnings over initial estimates for each quarter.

After a review of the base salaries of the named executive officers relative to proxy peer group and market survey data, the Chief Executive Officer proposed changes to the base salaries of all of the named executive officers, including for Mr. Jaffe, who was not a named executive officer at that time, along with increases to their respective bonus targets. The Chief Executive Officer proposed these changes so that the base salaries and bonus targets of the named executive officers would bring the executives to at or above the 50th percentile for target total cash compensation compared to the company’s proxy peer group and relevant market data as described above. The adjustments to Ms. McCollam’s base salary and Mr. Harvey’s base salary were made to reflect increased responsibility within the company. As Mr. Connolly’s and Mr. Jaffe’s responsibilities were not increased, they received an increase of 2%, equivalent to the increase provided to the company’s associates in the general course of the company’s annual focal review process. These changes were informed by the impending changes to the executive management team, including Ms. Alber’s anticipated appointment as the company’s Chief Executive Officer (discussed below).

Following Mr. Lester’s recommendations, the Compensation Committee approved the following base salaries of the named executive officers (other than for Mr. Lester) for fiscal 2010 at the Compensation Committee meeting held on March 22, 2010:

Named Executive Officer	Fiscal 2009 Base Salary	Fiscal 2010 Base Salary
Laura J. Alber	$800,000	$975,000
Sharon L. McCollam	$725,000	$850,000
Patrick J. Connolly	$570,000	$581,400
Richard Harvey	$525,000	$600,000
Seth R. Jaffe	$375,000	$382,500

In accordance with the terms of his Retirement and Consulting Agreement, which had been entered into on January 25, 2010, Mr. Lester’s base salary for fiscal 2010 (through his retirement date) did not change from his fiscal 2009 base salary.

Were annual incentive bonuses awarded to named executive officers for fiscal 2010?

Yes. Annual incentive bonuses were awarded to our named executive officers for fiscal 2010 under the company’s 2001 Incentive Bonus Plan (the “Bonus Plan”). In addition, the Compensation Committee awarded a special bonus of $350,000 to Ms. Alber, in recognition of her outstanding performance and the company’s results for fiscal 2010. This bonus was made outside of the Bonus Plan.

How are the parameters for annual incentive bonuses determined under the Bonus Plan?

Annual incentives are set based on a variety of factors tailored to assist the company in driving financial and operating performance as well as retention.

The company promotes strong performance by rewarding executive officers, including the named executive officers, for achieving specific performance objectives with an annual cash bonus paid through the Bonus Plan or, in some cases, through discretionary bonuses outside of the Bonus Plan. The company pays bonuses under the Bonus Plan only when the company meets or exceeds specific objectives and goals established by the Compensation Committee.

The shareholder-approved Bonus Plan is intended to qualify annual incentives paid under the Bonus Plan as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct executive compensation in excess of $1,000,000 per executive per year. In accordance with Internal Revenue Code rules, the Bonus Plan payout criteria are specified by the Compensation Committee in the first quarter of each fiscal year. For fiscal 2010, the Bonus Plan limited the maximum payout to each executive to the lower of three times the executive’s base salary as of February 1, 2010, the first day of the performance period or $3,000,000. The Compensation Committee has historically set target incentive levels (“target bonuses”) for each executive below this level.

Under the Bonus Plan, the Compensation Committee generally sets a primary, critical performance goal. If this goal is not met, no bonuses are payable under the Bonus Plan. If this performance goal is met, maximum bonuses become available under the Bonus Plan for each named executive officer. For fiscal 2010, the Compensation Committee established the primary performance goal for the Bonus Plan as positive net cash provided by operating activities (excluding any non-recurring charges) as provided on the company’s consolidated statements of cash flows, with adjustments to any evaluation to exclude (i) any extraordinary non-recurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported activities. The Compensation Committee felt this goal was appropriate for the reasons discussed below. Although maximum bonuses would be available if this goal was met, the Compensation Committee did not expect to pay maximum bonuses or even target bonuses if only this goal was met. The Compensation Committee is permitted, and fully expected, to apply negative discretion in determining the actual amount, if any, to be paid to any named executive officer. See below for a discussion of if and how the Compensation Committee applies negative discretion.

Why did the Compensation Committee choose positive net cash provided by operating activities as the primary performance goal under the Bonus Plan?

The Compensation Committee chose positive net cash flow provided by operating activities as the primary performance goal for fiscal 2010 because it believed that maintaining strong positive net cash flow was critical to the success of the company in fiscal 2010. The achievability of the goal was deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m) because it was based on positive net cash flow. When the positive net cash objective for fiscal 2010 was first established, it was thought to be reasonably attainable based upon the company’s history of achieving positive net cash flow and expected levels of net cash flow.

Did the company achieve positive net cash by operating activities for fiscal 2010?

Yes, for fiscal 2010, the company achieved positive net cash by operating activities as described above. Since this primary, critical performance goal was achieved, maximum bonuses became available under the Bonus Plan for fiscal 2010 for each named executive officer. As described below, the Compensation Committee used its negative discretion available to decrease bonuses actually awarded under the Bonus Plan to below the maximum available levels for all named executive officers other than our Chief Executive Officer.

How does the Compensation Committee decide if and how to apply negative discretion under the Bonus Plan?

If the primary performance goal is achieved, as it was in fiscal 2010, then the Compensation Committee decides if (and how) to apply its negative discretion to reduce bonuses from the maximum available under the Bonus

Plan. In doing so, the Compensation Committee evaluates company performance against the business plan approved by the Board in the first fiscal quarter and individual performance. The Compensation Committee also establishes secondary performance goals to assist in guiding its use of negative discretion, which, if achieved at target levels, are expected to result in payment of target bonuses, although the Compensation Committee may also take other factors into consideration in determining if and how to apply this negative discretion. The Compensation Committee expected to pay bonuses under the Bonus Plan at target levels only if the secondary goal was fully met. For fiscal 2010, this secondary goal was an earnings per share target of $1.24 (excluding store impairments and other extraordinary non-recurring charges, and including any amounts payable to covered employees under the Bonus Plan), which would impact the level of funding of the company-wide bonus pool for fiscal 2010 under the Company’s broad-based FY 2010 Management Bonus Plan (the “Management Bonus Plan”) that had an anticipated maximum funding at earnings per share of $1.44. This secondary goal was achieved for fiscal 2010, as the company achieved earnings per share of $1.95 (excluding store impairments and other extraordinary non-recurring charges, and including any amounts payable to covered employees under the Bonus Plan) for fiscal 2010. The Compensation Committee may deviate from the guidelines, but may never increase bonuses under the Bonus Plan above the maximum payout amounts that become available as a result of the achievement of the primary performance goal.

Individual performance also is taken into account in applying negative discretion. Individual performance (for positions other than his or her own) is assessed by the Chief Executive Officer and takes into account achievement of individual goals and objectives. Achievement of objectives that increase shareholder return or that are determined by the Chief Executive Officer (for positions other than his or her own) to significantly impact future shareholder return are significant factors in the Chief Executive Officer’s subjective performance assessment. The Chief Executive Officer believed that his or her well-tenured team performed at a very high level, and, to reward this achievement, recommended bonus awards commensurate with the results achieved.

The Compensation Committee believes that achieving individual goals and objectives is important to the overall success of the company and will adjust bonuses paid to reflect performance in these areas. For example, if the company or the executive officer fails to fully meet some or all of the company or individual objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction from the maximum available awards.

For example, the Compensation Committee evaluated the fiscal 2010 performance of the Chief Executive Officer and determined that her performance and leadership of the company were outstanding, and therefore the Compensation Committee determined not to apply any negative discretion with respect to Ms. Alber’s fiscal 2010 bonus under the Bonus Plan, as discussed below.

In determining final bonus amounts, if any, the Compensation Committee verifies the company’s actual performance for each performance period, reviews management’s recommendation for the resulting aggregate bonus awards and approves an aggregate award amount. The Compensation Committee also reviews and approves the individual bonuses payable, if any, to each of the company’s named executive officers under the Bonus Plan. The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session.

Why did the Compensation Committee choose earnings per share as the secondary performance goal under the Bonus Plan?

The Compensation Committee chose earnings per share as the secondary performance goal for fiscal 2010 because it believes that earnings per share is a significant measure of performance and is the measure most closely aligned to long-term shareholder value.

What were the target bonus amounts established for fiscal 2010?

At its March 22, 2010 meeting, the Compensation Committee established the incentive targets under the Bonus Plan for each named executive officer for fiscal 2010. The target bonuses under the Bonus Plan were set after a review of the respective responsibilities of the named executive officers, the bonus targets set by our comparable companies, the current combinations of pay elements for each named executive officer and whether such combinations were appropriate to provide incentives for achievement of desired results for the company. In fiscal 2009, as a result of the then-current economic climate, including the continued weakness of the retail industry, the Compensation Committee recommended funding the Bonus Plan and using Bonus Plan targets at fiscal 2007 levels. As a result of this decision, the majority of the company’s named executive officers fell on average below the 50th percentile compared to the company’s proxy peer group and relevant market data as described above in target total cash compensation (as defined below). After considering market data for comparable companies and a review of the respective responsibilities of the named executive officers, the current combinations of pay elements for each named executive officer and whether such combinations were appropriate to create incentives to achieve desired results for the company, the Compensation Committee determined that target bonuses as a percentage of base salary should be increased for the named executive officers, including our then-incoming Chief Executive Officer, Laura J. Alber, in fiscal 2010 (please see the chart below for fiscal 2009 and 2010 target bonus amounts as a percentage of base salary).

The adjustments in Ms. Alber’s base salary and target bonus level (together, “target total cash compensation”) followed an assessment of our proxy peer group data for chief executive officers. The adjustments result in target total cash compensation for Ms. Alber slightly above the 50th percentile. For the remaining named executive officers, the increases in base salaries as well as increases in the target bonus levels result in target total cash compensation for fiscal 2010 increasing from generally below the 50th percentile to between the 50th percentile and the 75th percentile compared to the company’s proxy peer group and relevant market data as described above. However, Ms. McCollam’s target total cash compensation is significantly over the 75th percentile given the importance of her role and her performance to the company. The Compensation Committee believes that delivering a greater percentage of total cash compensation through incentive compensation reinforces the company’s pay-for-performance strategy and aligns executive pay with shareholder interests by limiting the growth of fixed base salaries and increasing at-risk pay.

The target bonuses under the Bonus Plan for fiscal 2009 and 2010 are listed below for each named executive officer:

Named Executive Officer	Fiscal 2009 Target Bonus (as a Percentage of Base Salary)	Fiscal 2010 Target Bonus (as a Percentage of Base Salary)
Laura J. Alber	50%	150%
W. Howard Lester	100%	— *
Sharon L. McCollam	50%	125%
Patrick J. Connolly	50%	75%
Richard Harvey	50%	75%
Seth R. Jaffe	40%	60%

*	Pursuant to his Retirement and Consulting Agreement, Mr. Lester was not eligible to receive any bonus for fiscal 2010.

What were the results for fiscal 2010 under the Bonus Plan?

Under the shareholder-approved Bonus Plan, no amounts were payable for fiscal 2010 unless the primary performance goal was achieved. As mentioned above, during fiscal 2010, the company saw significant improvements in both sales and earnings and did achieve the primary performance goal of positive net cash provided by operating activities.

Since the Compensation Committee certified that the Bonus Plan’s fiscal 2010 primary performance goal was achieved, it had discretion to award bonuses to the named executive officers under the plan in amounts up to three times each executive’s base salary as of the beginning of the fiscal year.

In making its decision regarding bonuses, the Compensation Committee evaluated company performance and the individual performance of the named executive officers. The Chief Executive Officer made recommendations to the Compensation Committee based on her subjective assessment of each executive’s performance relative to their roles and areas of responsibility. In fiscal 2010, achievement of the secondary performance goal of earnings per share exceeded $1.44 per share, which would have funded the Management Bonus Plan at maximum levels. However, capping funding of the pool and using negative discretion to correspondingly reduce bonuses to the named executive officers would have resulted in bonuses which did not adequately reflect their outstanding performance. In light of the outstanding executive performance, the Chief Executive Officer recommended that the Compensation Committee deviate from the secondary performance goal guidelines and apply less negative discretion in its reduction of the maximum available awards. The Compensation Committee discussed the Chief Executive Officer’s recommendations at the meeting and concurred that the results for fiscal 2010 were significantly better than expected and performance of the named executive officers was outstanding. Therefore, the Compensation Committee accepted the recommendation to deviate from the guidelines, but nonetheless used its negative discretion to award bonuses under the Bonus Plan to named executive officers other than the Chief Executive Officer that were less than the maximum potential payout and awarded these named executive officers bonuses as described below. Similarly, the Compensation Committee felt that any use of negative discretion in deciding the Chief Executive Officer’s bonus under the Bonus Plan would not have adequately reflected her contribution to the company during fiscal 2010. Therefore, in recognition of her outstanding individual performance and leadership, and strong company performance, the Compensation Committee decided that it would apply no negative discretion and awarded Ms. Alber the maximum payout amount available as a result of the achievement of the primary performance goal. The actual fiscal 2010 bonus amounts awarded to the named executive officers under the Bonus Plan were:

Named Executive Officer	Fiscal 2010 Bonus Amount	Fiscal 2010 Bonus (as a Percentage of Base Salary)
Laura J. Alber	$2,400,000	246%

W. Howard Lester	— *	— *

Sharon L. McCollam	$1,600,000	188%

Patrick J. Connolly	$800,000	138%

Richard Harvey	$700,000	117%

Seth R. Jaffe	$300,000	78%

*	Pursuant to his Retirement and Consulting Agreement, Mr. Lester was not eligible to receive any bonus for fiscal 2010.

Were any bonuses granted outside of the Bonus Plan for fiscal 2010?

Yes. In recognition of Ms. Alber’s outstanding performance and the company’s results for fiscal 2010, the Compensation Committee decided to grant a special, discretionary bonus of $350,000 to Ms. Alber, which was awarded outside of the Bonus Plan.

How is long-term incentive compensation determined in general?

The third primary component of the company’s executive compensation program consists of long-term equity compensation awards. The Compensation Committee continues to believe that equity compensation awards are important for motivating executive officers and other employees to increase shareholder value over the long term.

The equity awards granted to named executive officers are designed to deliver target total direct compensation

(base salary, target bonus and equity awards) that is competitive with that offered by comparable companies for each named executive officer’s job level, e.g., between the 50th and 75th percentile of our company’s proxy peer group and relevant market data as described above, to reflect the Chief Executive Officer and Compensation Committee’s assessment of such executive’s ongoing contributions to the company, to create an incentive for such executives to remain with the company, and to provide a long-term incentive to help the company achieve its financial and strategic objectives.

Historically, the Compensation Committee has granted restricted stock units and stock-settled stock appreciation rights to its named executive officers. The Compensation Committee believes restricted stock units are effective for retention and also result in less dilution than options and stock-settled stock appreciation rights. At the same time, the Compensation Committee believes that stock-settled stock appreciation rights provide valuable incentives to increase shareholder value.

In determining the type and number of equity awards granted to an individual executive, the Compensation Committee considered such factors as:

•	The individual’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•	The relative value of awards offered by comparable companies to executives in comparable positions to fairly benchmark awards of different sizes and equity instruments;

•	Internal equitability between positions within the company;

•	The appropriate mix between long-term incentive awards, and other types of compensation, such as base salary and bonus; and

•	Additional factors, including succession planning and retention of the company’s high-level potential executives.

The Compensation Committee believes that each of these factors influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining whether to make restricted stock unit and stock-settled stock appreciation right grants for named executive officers, the Compensation Committee took into account the Chief Executive Officer’s assessment of the performance of the company and the adequacy of compensation levels of named executive officers.

What equity grants were made in fiscal 2010?

At its March 2010 meeting, the Compensation Committee approved equity grants to the named executive officers consisting of restricted stock units and stock-settled stock appreciation rights. In determining the number and type of equity grants to be made to the named executive officers, the Compensation Committee considered both the retention value of granting restricted stock units that provide named executive officers with immediate value because they have no purchase price (but are subject to vesting) and the benefits to our shareholders of granting stock-settled stock appreciation rights with value that is tied to sustained long-term stock price performance. The Compensation Committee continued to target a range between the 50th and 75th percentile of target total direct compensation of our comparable companies and relied on other factors as discussed above when determining the size of the equity grants, including the fact that no focal incentive grants were made in fiscal 2009 (other than to our then-current Chief Executive Officer, Mr. Lester) and virtually all outstanding equity or incentive cash awards held by our named executive officers are scheduled to be fully vested in 2012. In addition, when determining the size of the equity awards granted to Ms. Alber and Ms. McCollam, the Compensation Committee took into account Ms. Alber’s and Ms. McCollam’s anticipated increased roles and responsibilities with the company following Mr. Lester’s planned retirement from the company (discussed in further detail below). As a result of the Compensation Committee’s assessment of their importance to the company, and in consideration of their ascension to new leadership roles in the company, both Ms. Alber and Ms. McCollam received awards that resulted in equity compensation significantly above the 75th percentile of similarly situated executives in the company’s proxy peer group. In determining these equity grants, the Compensation Committee also took into account its strong belief that it was critical to ensure that Ms. Alber and Ms. McCollam remain with the company following Mr. Lester’s planned retirement. The remaining named executive officers received equity grants that brought their target total direct compensation to approximately the 50th percentile compared to the company’s proxy peer group and relevant market data as described above.

The equity grants approved at the March 2010 meeting are as follows:

Named Executive Officer	Number of Restricted Stock Units	Number of Stock- Settled Stock Appreciation Rights
Laura J. Alber	280,000	200,000
Sharon L. McCollam	210,000	150,000
Patrick J. Connolly	11,250	9,375
Richard Harvey	25,000	0
Seth R. Jaffe	10,750	0

The restricted stock units granted to the named executive officers vest on the fourth anniversary of the award’s grant date, subject to the company achieving positive net cash provided by operating activities in fiscal 2010 (excluding any non-recurring charges) as provided on our consolidated statements of cash flow, with adjustments to any evaluation of performance to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported results and subject to the named executive officer’s continued service to the company through such date. The stock-settled stock appreciation rights granted to the named executive officers (including those granted to Ms. Alber and Ms. McCollam) vest in equal annual installments over the four-year period from the date of grant, subject to the named executive officer’s continued service with the company.

As described in our proxy for fiscal 2009, Mr. Lester had received a grant of restricted stock units at the end of fiscal 2009, in January 2010, when he entered into his Retirement and Consulting Agreement. In addition, please see below for a summary of the compensation Mr. Lester received as compensation for his consulting services to the company.

Grants of stock-settled stock appreciation rights and restricted stock units made in fiscal 2010 to company associates, including its named executive officers (other than Mr. Lester’s May 2010 grant), include an acceleration feature which provides for the full acceleration of vesting of such awards in the event of a qualifying retirement, which is defined as leaving the company’s employment at age 70 or later, with at least fifteen years of service, because management and the Compensation Committee believe it is important to provide a mechanism for vesting for its long-service associates who are reaching an age upon which they might want to retire from their employment from the company as a reward for their long and valued service.

When are equity awards made to named executive officers?

In general, equity awards to named executive officers are only approved at scheduled Compensation Committee meetings. Executives do not have any role in selecting the grant date of equity awards. The grant date of equity awards may be a date set in advance by the Compensation Committee or the date of the Compensation Committee’s approval. The exercise price of stock options or stock-settled stock appreciation rights is always the closing price of the company’s common stock on the trading day prior to the grant date.

In general, equity awards to named executive officers are made during the Compensation Committee’s March meeting in which the Compensation Committee reviews company performance over the past fiscal year and determines base salaries and bonuses for named executive officers. The Compensation Committee also makes equity awards at other times during the year in connection with promotions, assumptions of additional responsibilities and other considerations, such as special retention or incentive concerns. The restricted stock unit and cash award granted to Mr. Lester was made by the Compensation Committee effective in May 2010 immediately prior to his retirement date, in accordance with the terms of his Retirement and Consulting Agreement described below. Grants made by the Incentive Award Committee are made in the first week of each open trading window on an as-needed basis. The Compensation Committee does not time equity grants to take advantage of anticipated or actual changes in the price of our common stock prior to or following the release of material information regarding the company.

Does the company have a stock ownership policy for its executive officers?

We do not currently have a stock ownership policy for our executive officers. However, all of our named executive officers own shares of the company’s common stock or vested, but unexercised, equity awards. Management is considering recommending a stock ownership policy for our executive officers in fiscal 2011. We currently expect the Compensation Committee to consider any such recommendation at a future Compensation Committee meeting.

Does the company have a policy regarding recovery of past awards or payments in the event of a financial restatement?

Although we do not currently have a formal policy regarding recovery of past awards or payments in the event of a financial restatement, we support the review of performance-based compensation following a restatement that impacts the achievement of performance targets relating to that compensation, followed by appropriate action. These actions may include recoupment of cash or other incentives, as well as employment actions including termination. Further, we will implement any recovery policies required by applicable law.

What leadership changes occurred in fiscal 2010?

Howard Lester retired as Chairman and Chief Executive Officer on May 26, 2010, the date of the company’s 2010 Annual Meeting. Following his retirement, Mr. Lester provided consulting and advisory services to assist with the transition to a new Chief Executive Officer until his death in November 2010.

Upon Mr. Lester’s retirement, the company’s Board appointed Laura J. Alber as the company’s President and Chief Executive Officer.

How was Mr. Lester compensated?

On January 25, 2010, the company and Mr. Lester entered into a Retirement and Consulting Agreement. Pursuant to the terms of the Retirement and Consulting Agreement, Mr. Lester retired as the company’s Chairman of the Board and Chief Executive Officer on May 26, 2010, the date of the company’s 2010 shareholder’s meeting. Mr. Lester provided consulting and advisory services to the company to assist in the transition to the new Chief Executive Officer and, following his retirement, Mr. Lester had the title of Chairman Emeritus. When approving Mr. Lester’s Retirement and Consulting Agreement, the Compensation Committee and the independent members of the company’s Board considered the value of the services that Mr. Lester was expected to provide during the consulting period and the fact that his more than 30 years of experience with our company enabled him to provide unique services for which the independent directors believed the compensation under the Retirement and Consulting Agreement was reasonable and appropriate. For example, the directors envisioned that Mr. Lester was able to provide valuable and unique services in negotiating and working with major real estate lessors, particularly since a significant number of our real estate leases were scheduled to expire in the next year. In addition, Mr. Lester received benefits in connection with his retirement, which are described under “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56 and were approved in recognition of his retirement and his significant contributions to the company.

As compensation for the consulting services Mr. Lester provided to the company, he received an annual fee of $500,000, plus a one-time award representing the right to receive 125,000 restricted stock units, and cash payments representing the value of 125,000 shares of our common stock (including dividend equivalent rights that were payable at the same time that the shares subject to the related restricted stock units were delivered), in each case which vested monthly over the consulting period. Mr. Lester also received a lump sum payment of $175,000 (which represented the estimated costs of health benefits through the end of his Retirement and Consulting Agreement) and continued lifetime employee discount privileges. Upon his death in November 2010, the Retirement and Consulting Agreement ended and his grants ceased vesting.

The company has an aircraft lease agreement with a management company owned by Mr. Lester’s estate, and the company agreed to continue the agreement on its current economic terms through May 2011. Under the Retirement and Consulting Agreement, Mr. Lester agreed to give the company an option to purchase this aircraft at its estimated fair market value at the time we entered into the Retirement and Consulting Agreement. On January 3, 2011, as required by the lease agreement, the company provided the lessor with notice of its intent to exercise the option to purchase the aircraft at the end of the lease term. However, on or prior to the end of the lease term, the company instead expects to enter into an agreement to lease the aircraft from a third party on terms no less favorable than those in the current lease.

How is the Chief Executive Officer compensated?

Ms. Alber was named the company’s Chief Executive Officer on May 26, 2010. Ms. Alber’s fiscal 2010 compensation package was based on:

•	A review of the compensation paid to chief executive officers of comparable companies (based on the process described above);

•	Company performance; and

•	Our general compensation philosophy as described above.

The Compensation Committee reviewed Ms. Alber’s base salary at its meeting in March 2010. After a discussion and a review of Ms. Alber’s total compensation and that of other Chief Executive Officers in our proxy peer group, the Compensation Committee adjusted her 2010 target total cash compensation to fall slightly above the 50th percentile of our proxy peer group. Ms. Alber’s actual bonus payouts for fiscal 2010 are discussed above. In addition to receiving the maximum bonus permitted under the Bonus Plan upon achievement of the primary performance goal, the Compensation Committee awarded Ms. Alber a special bonus of $350,000, granted outside of the Bonus Plan, in recognition of her outstanding performance and the company’s results for fiscal 2010.

In connection with Ms. Alber being named the company’s Chief Executive Officer, the company entered into an employment agreement with Ms. Alber to document the material terms and conditions of her employment. The Compensation Committee consulted with Cook & Co., which provided various suggestions regarding the potential terms of Ms. Alber’s Employment Agreement based on competitive market data from our proxy peer group. When deciding the terms of Ms. Alber’s employment agreement, including provisions for severance, the Compensation Committee recognized that concerns about potential job loss can create uncertainty that may unduly affect performance. We believe that the terms of Ms. Alber’s employment agreement help to ensure her continued attention and dedication to her assigned duties, and, thus, help ensure that she acts in the best interests of our shareholders. Ms. Alber’s employment agreement also helps to mitigate her risk of a potential job loss, as well as provide additional incentives to Ms. Alber to remain employed with the company. A summary of Ms. Alber’s employment agreement can be found in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” on page 56.

Are there any other benefits considerations?

The company believes that benefits should provide our employees with protection and security through health and welfare, retirement, disability insurance and life insurance programs. The named executive officers do not, in general, receive benefits in excess of those provided to other employees. However, the Compensation Committee may recommend additional benefits for certain individuals from time to time if the Compensation Committee determines that the category and amount of such benefits are reasonable and necessary to provide additional incentives to attract or retain key executives.

Do the named executive officers have change of control arrangements?

On May 25, 2010, the company approved a Management Retention Agreement with each of Patrick Connolly, Richard Harvey and Seth Jaffe. As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56, if within 18 months following the change of control any of Messrs. Connolly, Harvey and Jaffe’s employment is terminated without cause or he voluntarily terminates his employment for good reason, he will be entitled to certain severance benefits. On June 11, 2010, the company entered into a Management Retention Agreement with each of Ms. Alber and Ms. McCollam. As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56, if within 18 months following the change of control either Ms. Alber or Ms. McCollam is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to certain severance benefits.

The Compensation Committee approved the Management Retention Agreements that were entered into with the named executive officers so that it can mitigate the risk of not being able to retain our named executive officers notwithstanding the possibility of an acquisition of the company. The Compensation Committee believes these arrangements are necessary to ensure that each named executive officers is focused on the company’s goals and objectives, as well as the best interests of shareholders, rather than potential personal economic exposure under these particular circumstances. Additionally, the Compensation Committee believes that these agreements will provide a smooth transition should the company undergo such an event.

When deciding on the terms of the Management Retention Agreements, the Compensation Committee consulted with Cook & Co., who provided various suggestions regarding the potential terms of a Management Retention Agreement based on competitive market data from our proxy peer group. In considering these potential terms, the Compensation Committee’s objectives were to: (1) assure we would have the continued dedication and objectivity of our named executive officers, notwithstanding the possibility of a change of control of the company, thereby aligning the interests of the named executive officers with those of the shareholders in connection with potentially advantageous offers to acquire the company; and (2) create a total executive compensation plan that is competitive with our proxy peer group.

None of the executive officers is provided with any type of golden parachute excise tax gross-up. In addition, our equity compensation plans do not otherwise provide for automatic “single trigger” vesting acceleration upon or following a change of control. We have considered the total potential cost of the change of control protection afforded to our executive officers and have determined that it is reasonable and not excessive given the importance of the objectives described above.

Do our executive officers have severance protection?

As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56, if either Ms. Alber or Ms. McCollam is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to certain severance benefits. The Compensation Committee believes these arrangements are necessary to ensure that these two senior executives are focused on the company’s goals and objectives, as well as the best interests of shareholders, rather than potential personal economic exposure under these particular circumstances.

Grants of stock-settled stock appreciation rights and restricted stock units made in fiscal 2010 to company employees, including its named executive officers (other than Mr. Lester’s May 2010 grant), include an acceleration feature which provides for the full acceleration of vesting of such awards in the event of a qualifying retirement, which is defined as leaving the company’s employment at age 70 or later, with at least fifteen years of service. The Compensation Committee believes these conditions to be prevalent in the retention award agreements of similarly situated executives.

Mr. Lester’s retirement arrangements are described above in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 56.

Otherwise, except as described above, the named executive officers do not have arrangements that provide them with specific benefits upon their termination. The Compensation Committee has considered the total potential cost of the severance benefits to the executive officers and determined them to be reasonable and not excessive.

Do we provide perquisites to the executive officers?

The company provides executive officers, including the named executive officers, with perquisites and other personal benefits that the company and the Compensation Committee believe are reasonable and enable the company to attract and retain superior employees for key positions. The company provides certain perquisites to its named executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our 401(k) plan and a $500 monthly car allowance. Some of these perquisites are also provided to other employees. In addition, Mr. Lester occasionally made personal use of the corporate aircraft. The value of all of these benefits to each of the named executive officers is detailed in the “Other Annual Compensation from Summary Compensation” table on page 51. The Compensation Committee believes these perquisites to be customary for comparable professionals in our industry with comparable management and retail industry experience. There are no tax gross-ups to named executive officers on any imputed income relating to any non-business related benefits or perquisites.

The named executive officers who contribute to our 401(k) plan received matching contributions from the company. In fiscal 2010, these matching contributions were limited to $6,125 for the named executive officers and for all participating employees earning over $245,000. The company suspended deferrals into the nonqualified deferred compensation plan for all associates beginning in January 2010 and will continue to evaluate the benefit program in the future to ensure that it is providing the best value to associates and the company.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 in a year. The regulations exclude from this limit various forms of performance-based compensation, stock-settled stock appreciation rights and stock options, provided certain requirements, such as shareholder approval, are satisfied. The company believes that awards granted under the company’s equity incentive plans qualify as performance-based compensation and can therefore be excluded from the $1,000,000 limit, with the exception of restricted stock units that vest solely based on continued service. The company believes that bonuses awarded to date under the Bonus Plan also qualify as performance-based compensation and are excluded from calculating the limit. Bonuses awarded outside of the Bonus Plan, such as the special bonus awarded to Ms. Alber for fiscal 2010, do not qualify as performance-based compensation for purposes of Section 162(m) and therefore count toward the $1,000,000 limit. While the Compensation Committee cannot predict how the deductibility limit may impact its compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

COMMITTEE REPORTS

The sections indicated below by an asterisk (*) shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

Compensation Committee Report *

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall during fiscal 2010. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board for fiscal 2010 determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the

Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2010.

Who prepared this Compensation Committee Report?

Members of the Compensation Committee, Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall, prepared the Compensation Committee Report after reviewing the Compensation Discussion and Analysis, which was prepared by management and is a management report.

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and David B. Zenoff during fiscal 2010. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on January 27, 2011. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit F. The Nominations and Corporate Governance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

•

Annually consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations from shareholders;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, the compensation policy for non-employee directors of the company;

•

Consider the resignation offer of any nominee for director who, in an uncontested election, receives a majority of withheld votes, and recommend to the Board the action it deems appropriate to be taken with respect to each such offered resignation in accordance with the company’s majority voting policy; and

•	Annually evaluate the performance of the company’s Chief Executive Officer and oversee the evaluation of the performance of the company’s management and the Board.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by shareholders?

We adopted a Shareholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from shareholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by shareholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at next year’s Annual Meeting. A shareholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending shareholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A shareholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws or Delaware Bylaws, as applicable, each of which are described in the “Shareholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any shareholder in connection with this Proxy Statement.

What are the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

•

We review the qualifications of any candidates who have been properly recommended by shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem proper;

•

In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, other commitments and the like. We value diversity, but do not assign any particular weight or priority to any particular factor. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must be suitable for a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we recommend to the Board the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, management or a search firm.

How did we perform our responsibilities in fiscal 2010?

The Nominations and Corporate Governance Committee held a total of seven meetings during fiscal 2010, and we took the following actions, among other things:

•	Evaluated the current composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Engaged Spencer Stuart, a third party search firm, to identify qualified director candidates to further increase the diversity and independence of the Board;

•	Evaluated the composition of, and recommended assignments for, the committees of the Board;

•	Considered and recommended to the Board the submission to shareholders of the director nominees described in the company’s 2010 Proxy Statement;

•	Reviewed and evaluated the performance of the company’s Chief Executive Officer;

•	Reviewed and updated the company’s Corporate Governance Guidelines; and

•	Considered and recommended to the Board the adoption of a majority voting policy applicable in uncontested director elections.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, namely Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and David B. Zenoff, prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

The Audit and Finance Committee consisted of Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and Richard T. Robertson during fiscal 2010. The Board has determined that Mr. Dillon, who served as Chairman of the Audit and Finance Committee during fiscal 2010, is a “financial expert” under the SEC rules. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on March 20, 2009. The Audit and Finance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit G. The Audit and Finance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Oversee the integrity of the company’s financial statements; the qualifications, independence, performance and retention of the company’s independent registered public accounting firm; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the SEC rules require to be included in the company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate; and

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans, and develop and recommend policies related to dividend and stock repurchase programs.

How did we perform our responsibilities in fiscal 2010?

The Audit and Finance Committee held a total of eleven meetings during fiscal 2010, and we took the following actions, among other things:

•	Reviewed and discussed the company’s audited financial statements for fiscal 2009 and unaudited quarterly condensed consolidated financial statements for fiscal 2010 with management and Deloitte;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management;

•	Reviewed and discussed all company earnings, sales and guidance press releases with management;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Reviewed and discussed with the company’s internal audit department, the company’s internal audit plans, the significant internal audit reports issued to management and management’s responses;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; and (iii) the written communications from Deloitte as required by PCAOB requirements.

What other matters did we discuss with Deloitte?

During fiscal 2010, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

Did we review the fees billed by Deloitte for fiscal 2010?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2010, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2010?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2010 with management and Deloitte, and based on this review, we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2010 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and Richard T. Robertson, prepared this report.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by AICPA, Professional Standards, Vo. 1. AU section 380, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T;

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence; and

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2010 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Adrian T. Dillon

Ted W. Hall

Michael R. Lynch

Richard T. Robertson

AUDIT AND RELATED FEES

During fiscal 2010 and 2009, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,152,000 for fiscal 2010 and $1,148,000 for fiscal 2009 for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Fees for audit services billed also consisted of fees for the assessment of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Deloitte billed approximately $76,000 for fiscal 2010 and $87,000 for fiscal 2009 for audit-related services. Audit-related services included: (i) the audit of our 401(k) plan; (ii) the audit of the statutory report in Puerto Rico; and (iii) the review of our Form S-8.

Tax Fees

Deloitte billed a total of approximately $105,000 for fiscal 2010 and $107,000 for fiscal 2009 for tax services. Tax services included approximately: (i) $64,000 for fiscal 2010 and $97,000 for fiscal 2009 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; and (ii) $41,000 for fiscal 2010 and $10,000 for fiscal 2009 for tax consulting services.

All Other Fees

Deloitte billed a total of $2,000 for each of fiscal 2010 and 2009 for all other fees. All other fees consisted of license fees related to the use of Deloitte’s on-line accounting research tool.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of the Audit and Finance Committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. The permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

CORPORATE GOVERNANCE GUIDELINES AND CORPORATE CODE OF CONDUCT

Our Corporate Governance Guidelines and our Corporate Code of Conduct, which applies to all of our employees, including our Chief Executive Officer, Chief Operating and Chief Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Copies of our Corporate Governance Guidelines and our Corporate Code of Conduct are also available upon written request and without charge to any shareholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Operating and Chief Financial Officer, Controller or persons performing similar functions under our Corporate Code of Conduct. We intend to disclose any amendment to, or waivers of, the provisions of our Corporate Code of Conduct that affect our Chief Executive Officer, Chief Operating and Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 10, 2010. The certifications of our Chief Executive Officer and Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended January 30, 2011 were submitted to the SEC on March 31, 2011 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have in place policies in our Corporate Code of Conduct that provide that associates must not engage in any transaction when an associate may face a real or perceived conflict of interest with the company. Our Corporate Code of Conduct is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any shareholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors, director nominees and principal shareholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors, director nominees and principal shareholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our shareholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Memphis-Based Distribution Facilities

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of the estate of W. Howard Lester, our former Chairman of the Board of Directors and Chief Executive Officer, and James A. McMahan, a Director Emeritus and a significant shareholder. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of industrial development bonds in 1983 and 1985. As of January 30, 2011, the bonds had been repaid in full and no amounts were outstanding.

We made annual rental payments in fiscal 2010, fiscal 2009 and fiscal 2008 of approximately $618,000, plus interest on the bonds (through December 2010) calculated at a variable rate determined monthly, applicable taxes, insurance and maintenance expenses. The terms of the lease automatically renewed until the bonds were fully repaid in December 2010. We are currently operating the distribution center on a month-to-month lease and expect to enter into a short term lease agreement on the distribution center in fiscal 2011.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of the estate of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of industrial development bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 industrial development bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of January 30, 2011, $8,338,000 was outstanding under the Partnership 2 industrial development bonds.

We made annual rental payments of approximately $2,567,000, $2,582,000 and $2,577,000 plus applicable taxes, insurance and maintenance expenses in fiscal 2010, fiscal 2009 and fiscal 2008, respectively. The term of the lease automatically renews on an annual basis until these bonds are fully repaid in August 2015.

Prior to December 2010, the two partnerships described above qualified as variable interest entities and were consolidated by us due to their related party relationship and our obligation to renew the leases until the bonds were fully repaid. As of December 2010, however, the bonds on the distribution center leased from Partnership 1 were fully repaid and, accordingly, this facility is no longer consolidated by us. As such, as of January 30, 2011, our consolidated balance sheet includes $12,414,000 in assets (primarily buildings), $8,338,000 in debt and $4,076,000 in other long-term liabilities related solely to the consolidation of the Partnership 2 distribution facility.

Corporate Aircraft Transactions

On May 16, 2008, we entered into an Aircraft Lease Agreement (the “Lease Agreement”) with a limited liability company (the “LLC”) owned by W. Howard Lester, our former Chief Executive Officer and Chairman of the Board of Directors, for use of a Bombardier Global 5000 owned by the LLC. This transaction was approved by our Board of Directors.

Under the terms of the Lease Agreement, in exchange for use of the aircraft, we will pay the LLC $375,000 for each of the 36 months of the lease term through May 15, 2011. We are also responsible for all use-related costs associated with the aircraft, including fixed costs such as crew salaries and benefits, insurance and hangar costs, and all direct operating costs. Closing costs associated with the Lease Agreement were divided evenly between us and the LLC, and each party paid its own attorney and advisor fees. During fiscal 2010, fiscal 2009 and fiscal 2008, we paid a total of $4,500,000, $4,500,000 and $3,185,000 to the LLC, respectively.

In conjunction with the Retirement and Consulting Agreement entered into between us and Mr. Lester on January 25, 2010, the aircraft agreement will continue pursuant to its terms through May 2011. Additionally, Mr. Lester, under the agreement, agreed to give us an option to purchase this aircraft at the expiration of the lease term for $32,000,000. On January 3, 2011, we provided notice under the agreement of our intent to exercise the option to purchase the aircraft at the end of the lease term. However, on or prior to the end of the lease term, we expect to instead enter into an agreement to lease the aircraft from a third party on terms no less favorable than those in the current lease.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by California law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal 2010 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% shareholders during such fiscal year, except a late Form 3 was filed for Richard Harvey and a late Form 4 was filed for each of Richard Harvey and Seth Jaffe.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of March 28, 2011 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% shareholders is derived from the most recently available 13G filings. The options to purchase our stock listed below are currently exercisable or are exercisable within 60 days of March 28, 2011.

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership			Percent of Class(1)
		Shares		Options
James A. McMahan 2 Oakmont Drive Los Angeles, CA 90049	Director Emeritus	9,097,883	(2)	—	8.7%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	—	7,857,032	(3)	—	7.5%
Marisco Capital Management, LLC 1200 17th Street, Suite 1600 Denver, CO 80202	—	7,072,412	(4)	—	6.7%
American Century Companies, Inc. 4500 Main Street 9th Floor Kansas City, MO 64111	—	6,473,159	(5)	—	6.2%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	—	5,647,616	(6)	—	5.4%
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	885,485	(7)	242,344	1.1%
Laura J. Alber	Director, Chief Executive Officer and President	101,793	(8)	277,000	*
Sharon L. McCollam	Director and Executive Vice President, Chief Operating and Chief Financial Officer	96,541	(9)	432,000	*
Richard Harvey	President, Williams-Sonoma Brand	19,657	(10)	—	*
Seth R. Jaffe	Senior Vice President, General Counsel and Secretary	3,406	(11)	—	*

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership		Percent of Class(1)
		Shares	Options
Adrian D.P. Bellamy	Director	98,512	78,750	*

Adrian T. Dillon	Director	35,733	36,750	*

Anthony A. Greener	Director	24,917	6,750	*

Ted W. Hall	Director	10,005	6,750	*

Michael R. Lynch	Director	10,808	103,750	*

Richard T. Robertson	Director	—	66,591	*

David B. Zenoff	Director	11,000	32,250	*

All current executive officers and directors as a group (12 persons)	—	1,297,857(12)	1,282,935	2.4%

*	Less than 1%.

(1)	Assumes exercise of stock options currently exercisable or exercisable within 60 days of March 28, 2011 by the named individual into shares of our common stock. Based on 104,980,876 shares outstanding as of March 28, 2011.

(2)	The information above and in this footnote is based on information taken from the Schedule 13G of James A. McMahan filed with the Securities and Exchange Commission on February 11, 2011.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G of BlackRock, Inc. filed with the Securities and Exchange Commission on February 9, 2011. BlackRock, Inc. has sole voting and dispositive power over 7,857,032 shares of our common stock.

(4)	The information above and in this footnote is based on information taken from the Schedule 13G of Marisco Capital Management, LLC filed with the Securities and Exchange Commission on February 11, 2011. Marisco Capital Management, LLC has sole voting power over 6,882,360 shares of our common stock and sole power to dispose or direct the disposition of 7,072,412 shares of our common stock.

(5)	The information above and in this footnote is based on information taken from the Schedule 13G filed jointly by American Century Companies, Inc., Richard W. Brown, as Trustee of the James E. Stowers Twentieth Century Companies, Inc. Stock Trust and American Century Investment Management, Inc. with the Securities and Exchange Commission on February 14, 2011. Each of American Century Companies, Inc., Richard W. Brown, as Trustee of the James E. Stowers Twentieth Century Companies, Inc. Stock Trust, and American Century Investment Management, Inc. has sole voting power over 6,086,724 shares of our common stock and sole power to dispose or direct the disposition of 6,473,159 shares of our common stock. American Century Companies, Inc. is controlled by Richard W. Brown, as Trustee of the James E. Stowers Twentieth Century Companies, Inc. Stock Trust. American Century Investment Management, Inc. is a wholly-owned subsidiary of American Century Companies, Inc. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(6)	The information above and in this footnote is based on information taken from the Schedule 13G of The Vanguard Group, Inc. filed with the Securities and Exchange Commission on February 10, 2011. The Vanguard Group, Inc. has sole voting power over 71,830 shares of our common stock, sole power to dispose or direct the disposition of 5,575,786 shares of our common stock and shared power to dispose or direct the disposition of 71,830 shares of our common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 71,830 shares of our common stock as a result of acting as investment manager to collective trust accounts and directs the voting of such shares.

(7)	Mr. Connolly owns $1,313,821 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 28, 2011. The number of shares listed in the table includes 33,661 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.03, the closing price of Williams-Sonoma, Inc. common stock on March 28, 2011.

(8)	Ms. Alber owns $453,532 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 28, 2011. The number of shares listed in the table includes 11,620 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.03, the closing price of Williams-Sonoma, Inc. common stock on March 28, 2011.

(9)	Ms. McCollam owns $312,217 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 28, 2011. The number of shares listed in the table includes 7,999 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.03, the closing price of Williams-Sonoma, Inc. common stock on March 28, 2011.

(10)	Mr. Harvey owns $767,235 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 28, 2011. The number of shares listed in the table includes 19,657 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.03, the closing price of Williams-Sonoma, Inc. common stock on March 28, 2011.

(11)	Mr. Jaffe owns $13,264 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 28, 2011. The number of shares listed in the table includes 339 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.03, the closing price of Williams-Sonoma, Inc. common stock on March 28, 2011.

(12)	The directors and officers as a group own $2,860,069 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 28, 2011. The number of shares listed in the table includes 73,276 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned by each director and officer in the Williams-Sonoma, Inc. Stock Fund by $39.03, the closing price of Williams-Sonoma, Inc. common stock on March 28, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 30, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	6,787,767	$18.07	4,009,427
Equity compensation plans not approved by security holders(3)	59,960	$19.40	—

Total	6,847,727	$18.09	4,009,427

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes stock options and stock appreciation rights, as well as 2,050,898 outstanding restricted stock units granted pursuant to the 2001 Long-Term Incentive Plan.

(2)	The weighted average exercise price calculation does not take into account any restricted stock units as they have a de minimis or no purchase price.

(3)	This reflects our 2000 Nonqualified Stock Option Plan and includes only stock options.

2000 Nonqualified Stock Option Plan

In July 2000, our Compensation Committee approved the 2000 Nonqualified Stock Option Plan, or the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price. No future awards will be granted from the 2000 Nonqualified Stock Option Plan or the 1993 Stock Option Plan.

SHAREHOLDER PROPOSALS

How can shareholders submit a proposal for inclusion in our Proxy Statement for the 2012 Annual Meeting?

To be included in our Proxy Statement for the 2012 Annual Meeting of Shareholders, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 9, 2011.

How can shareholders submit proposals to be raised at the 2012 Annual Meeting that will not be included in our Proxy Statement for the 2012 Annual Meeting?

To be raised at the 2012 Annual Meeting, shareholder proposals must comply with our Restated Bylaws or, if our reincorporation to Delaware is approved, our Delaware Bylaws. Under our Restated Bylaws or our Delaware Bylaws, as applicable, a shareholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the shareholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting. Since this Proxy Statement is being mailed to you on or about April 7, 2011, shareholder proposals must be received by our Secretary at our principal executive offices between January 23, 2012 and February 22, 2012 in order to be raised at our 2012 Annual Meeting. To be timely under our Delaware Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to May 25, 2012. Therefore, assuming approval of our reincorporation to Delaware, shareholder proposals must be received by our Secretary at our principal executive offices between January 26, 2012 and February 25, 2012 in order to be raised at our 2012 Annual Meeting.

What if the date of the 2012 Annual Meeting is advanced or delayed by a certain period of time after the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2012 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, shareholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2012 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of this year’s Annual Meeting, shareholder proposals to be brought before the 2012 Annual Meeting must be delivered not earlier than the close of business on the 120th day prior to the 2012 Annual Meeting and not later than (i) the close of business on the later of the 90th day prior to the 2012 Annual Meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Under our Delaware Bylaws, if the date of the 2012 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals to be brought before the 2012 Annual Meeting must be delivered not later than the 90th day prior to the 2012 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Does a shareholder proposal require specific information?

With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws or our Delaware Bylaws, as applicable, and our Nominations and Corporate Governance Committee Report about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws or our Delaware Bylaws, as applicable.

What happens if we receive a shareholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2012 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should shareholder proposals be sent?

Shareholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to new SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this proxy statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2010 as filed with the SEC, are available at our website at www.williams-sonomainc.com/investors/annual-reports.html and upon written request and without charge to any shareholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 7, 2011

EXHIBIT A

AGREEMENT AND PLAN OF MERGER OF

WILLIAMS-SONOMA, INC.,

A DELAWARE CORPORATION,

AND

WILLIAMS-SONOMA, INC.,

A CALIFORNIA CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of             , 2011 (the “Merger Agreement”), is made by and between Williams-Sonoma, Inc., a Delaware corporation (“W-S Delaware”), and Williams-Sonoma, Inc., a California corporation (“W-S California”). W-S Delaware and W-S California are sometimes referred to herein as the “Constituent Corporations.” W-S Delaware is a wholly-owned subsidiary of W-S California.

RECITALS

A. W-S Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware and has a total authorized capital stock of 260,625,000 shares, of which 253,125,000 are designated common stock, par value $0.01 per share (the “W-S Delaware Common Stock.”), and 7,500,000 are designated Preferred Stock, par value $0.01 per share (the “W-S Delaware Preferred Stock”). The W-S Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby, 1,000 shares of W-S Delaware Common Stock are issued and outstanding, all of which are held by W-S California, and no shares of W-S Delaware Preferred Stock are issued and outstanding.

B. W-S California is a corporation duly incorporated and existing under the laws of the State of California and has a total authorized capital stock of 260,625,000 shares, of which 253,125,000 are designated common stock, par value $0.01 per share (the “W-S California Common Stock”), and 7,500,000 are designated Preferred Stock, par value $0.01 per share (the “W-S California Preferred Stock”). The W-S California Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby,              shares of W-S California Common Stock, and no shares of W-S California Preferred Stock are issued and outstanding.

C. The Board of Directors of W-S California has determined that, for the purpose of effecting the reincorporation of W-S California in the State of Delaware, it is advisable and in the best interests of W-S California and its shareholders that W-S California merge with and into W-S Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of the Constituent Corporations, the shareholders of W-S California and the stockholder of W-S Delaware have approved this Merger Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, W-S Delaware and W-S California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1. MERGER

1.1 Merger. In accordance with the provisions of this Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code, W-S California shall be merged with and into W-S Delaware (the “Merger”), the separate existence of W-S California shall cease and W-S Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Williams-Sonoma, Inc.

1.2 Filing and Effectiveness. The Merger shall become effective in accordance with Section 1108 of the California Corporations Code and Section 252 of the DGCL. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”

1.3 Effect of the Merger. Upon the Effective Date, the separate existence of W-S California shall cease, and W-S Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) be subject to all actions previously taken by its and W-S California’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of W-S California in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of W-S California in the same manner as if W-S Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the California Corporations Code.

2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of W-S Delaware as in effect immediately prior to the Effective Date (the “Certificate of Incorporation”) shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Amended and Restated Bylaws of W-S Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of W-S California immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3. MANNER OF CONVERSION OF STOCK

3.1 W-S California Common Stock. Upon the Effective Date, each share of W-S California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of W-S Delaware Common Stock.

3.2 W-S Delaware Common Stock. Upon the Effective Date, each share of W-S Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by W-S Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of W-S Delaware Common Stock, without any consideration being delivered in respect thereof.

3.3 Exchange of Certificates. After the Effective Date, each holder of an outstanding certificate representing shares of W-S California Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of W-S Delaware Common Stock into which the shares formerly representing by the surrendered certificate were converted as herein provided. Until so surrendered, each certificate representing shares of W-S California Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes, from and after the Effective Date, to represent the number of shares of W-S Delaware Common Stock into which such shares of W-S California Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of W-S Delaware Common Stock represented by such certificate as provided above.

Each certificate representing shares of W-S Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of W-S California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

3.4 W-S California Equity Incentive Plans

(a) Upon the Effective Date, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by W-S California (collectively, the “Plans”). Each outstanding and unexercised option, warrant or right to purchase or receive, or security convertible into, W-S California Common Stock shall become an option, warrant or right to purchase or receive, or security convertible into, W-S Delaware Common Stock on the basis of one (1) share of W-S Delaware Common Stock for each share of W-S California Common Stock issuable pursuant to any such option, warrant or right to purchase or receive, or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such option, warrant or right to purchase or receive, or security convertible into, W-S California Common Stock at the Effective Date. No other changes in the terms and conditions of such options will occur.

(b) A number of shares of W-S Delaware Common Stock shall be reserved for issuance under the Plans equal to the number of shares of W-S California Common Stock so reserved immediately prior to the Effective Date.

4. CONDITIONS

4.1 Conditions to W-S California’s Obligations. The obligations of W-S California under this Merger Agreement shall be conditioned upon the occurrence of the following events:

(a) The principal terms of this Merger Agreement shall have been duly approved by the shareholders of W-S California;

(b) Any consents, approvals or authorizations that W-S California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(c) The W-S Delaware Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the New York Stock Exchange.

5. GENERAL

5.1 Covenants of W-S Delaware. W-S Delaware covenants and agrees that it will, on or before the Effective Date:

(a) Qualify to do business as a foreign corporation in the State of California and, in connection therewith, appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

(b) File this Merger Agreement with the Secretary of State of the State of California; and

(c) Take such other actions as may be required by the California Corporations Code.

5.2 Further Assurances. From time to time, as and when required by W-S Delaware or by its successors or assigns, there shall be executed and delivered on behalf of W-S California such deeds and other instruments, and there shall be taken or caused to be taken by W-S Delaware and W-S California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by W-S Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of W-S California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of W-S Delaware are fully authorized in the name and on behalf of W-S California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of W-S California or by the sole stockholder of W-S Delaware, or by both. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors, shareholders or stockholders with respect thereto.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders or shareholders of either Constituent Corporation shall not, unless approved by such stockholders or shareholders as required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c) Alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

5.6 Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

5.7 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Merger Agreement, having first been approved by resolutions of the Boards of Directors of Williams-Sonoma, Inc., a Delaware corporation, and Williams-Sonoma, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

WILLIAMS-SONOMA, INC. a Delaware corporation

By:
Laura J. Alber President and Chief Executive Officer

By:
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

WILLIAMS-SONOMA, INC. a California corporation

By:
Laura J. Alber President and Chief Executive Officer

By:
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

EXHIBIT B

WILLIAMS-SONOMA, INC.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

ARTICLE I

The name of the corporation is Williams-Sonoma, Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

The total number of shares of stock that the corporation shall have authority to issue is 260,625,000, consisting of the following:

253,125,000 shares of Common Stock, par value $0.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

7,500,000 shares of Preferred Stock, par value $0.01 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The number of directors that constitutes the entire Board of Directors of the corporation shall be fixed by, or in the manner provided in, the Bylaws of the corporation. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.

ARTICLE VI

Except as otherwise provided in the Bylaws, the Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VIII

Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of record on the record date (established in the manner provided in the Bylaws) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE IX

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE X

Special meetings of the stockholders may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, the chairman of the Board of Directors and the chief executive officer, and special meetings may not be called by any other person or persons; provided, however, that special meetings of the stockholders of the Corporation may be called by the secretary of the Corporation following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the holder or holders of record of at least ten percent (10%) of the total voting power of all issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the Board of Directors (the “Requisite Percentage”); provided, that such holder or holders have held at least a 10% net long position in the Corporation’s outstanding shares for at least one year; provided, further, that such stockholder demand or demands shall have been submitted in accordance with and in the form required by the Bylaws. Special meetings of the stockholders of the Corporation (including those called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage) shall be held on such date, at such time, and at such place, if any, as shall be designated by the Board of Directors and stated in the Corporation’s notice of meeting. In the case of a special meeting called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage, the date of such special meeting, as fixed by the Board of Directors in accordance with this Article X and the Bylaws, shall not be fewer than thirty (30) days nor more than ninety (90) days (the “Outside Date”) after the date a demand or demands by stockholders holding the Requisite Percentage have been received by the secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Article X and the Bylaws. To be in proper form, a demand or demands from stockholders holding the Requisite Percentage shall include the information, documents and instruments specified in the Bylaws. The Board of Directors may postpone or reschedule any previously scheduled special meeting; provided, however, that the Board of Directors may not reschedule a special meeting called in response to a written demand or demands to call such meeting received by the secretary from stockholders holding the Requisite Percentage nor may the Board of Directors postpone such meeting beyond the Outside Date.

ARTICLE XI

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The corporation shall have the power to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the corporation or any predecessor to the corporation.

Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the corporation inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, suit, claim or proceeding accruing or arising or that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XII

Except as provided in Article XI above, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIII

Notwithstanding that applicable law would otherwise permit action to be taken with the approval of a lesser percentage, each of the following actions shall require the affirmative vote of not less than two-thirds of the outstanding shares of this Corporation entitled to vote:

(a)   a merger or consolidation of this Corporation or any subsidiary;

(b)   the sale or other disposition by this Corporation or a subsidiary of substantially all of the assets of this Corporation or a subsidiary; or

(c)   the adoption of any plan or proposal for dissolution or liquidation of this Corporation;

provided that the provisions of this Article XIII shall not apply to any such transaction solely between the Corporation and another corporation of which 50% or more of the outstanding shares entitled to vote are owned, directly or indirectly, by the Corporation.

Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of this Corporation and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of this Corporation, the affirmative vote of not less than two-thirds of the outstanding shares of this Corporation entitled to vote shall be required to amend or repeal, or adopt any provision inconsistent with this Article XIII.

ARTICLE XIV

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XV

Pursuant to Section 203(b)(1) of the DGCL, the Corporation shall not be governed by the provisions of Section 203 of the DGCL.

EXHIBIT C

AMENDED AND RESTATED BYLAWS

OF

WILLIAMS-SONOMA, INC.

(Effective                          , 2011)

C-i

ARTICLE V OFFICERS	12
5.1 OFFICERS	12
5.2 APPOINTMENT OF OFFICERS	13
5.3 SUBORDINATE OFFICERS	13
5.4 REMOVAL AND RESIGNATION OF OFFICERS	13
5.5 VACANCIES IN OFFICES	13
5.6 CHAIRMAN OF THE BOARD	13
5.7 CHIEF EXECUTIVE OFFICER	13
5.8 PRESIDENT	14
5.9 VICE PRESIDENT	14
5.10 SECRETARY	14
5.11 CHIEF FINANCIAL OFFICER	14
5.12 TREASURER	14
5.13 REPRESENTATION OF SHARES OF OTHER CORPORATIONS	15
ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS	15
6.1 RIGHT TO INDEMNIFICATION	15
6.2 POWER TO ADVANCE EXPENSES	15
6.3 RIGHT OF INDEMNITEE TO BRING SUIT	15
6.4 NON-EXCLUSIVITY OF RIGHTS	16
6.5 INSURANCE	16
6.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION	16
6.7 NATURE OF RIGHTS	16
ARTICLE VII RECORDS AND REPORTS	16
7.1 MAINTENANCE OF RECORDS; STOCKLIST	16
ARTICLE VIII GENERAL MATTERS	17
8.1 CHECKS	17
8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	17
8.3 STOCK CERTIFICATES	17
8.4 LOST, STOLEN OR DESTROYED CERTIFICATES	18
8.5 CONSTRUCTION; DEFINITIONS	18
8.6 DIVIDENDS	18
8.7 FISCAL YEAR	18
8.8 SEAL	18
8.9 TRANSFER OF STOCK	18
8.10 REGISTERED STOCKHOLDERS	18
8.11 TIME PERIODS	19
ARTICLE IX NOTICE BY ELECTRONIC TRANSMISSION	19
9.1 NOTICE BY ELECTRONIC TRANSMISSION	19
ARTICLE X AMENDMENTS	19
10.1 POWER OF STOCKHOLDERS	19
10.2 POWER OF DIRECTORS	19

C-ii

AMENDED AND RESTATED BYLAWS

OF

WILLIAMS-SONOMA, INC.

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

1.2 OTHER OFFICES.

The Board of Directors may at any time establish other offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, or solely at any place, but may be held by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2 ANNUAL MEETING.

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by resolution of the Board of Directors. The meeting shall be for the election of directors and for the transaction of such business as may properly come before the meeting.

(b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s proxy materials with respect to such meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of record (the “Record Stockholder”) of the Corporation who is a stockholder of record at the time of giving such notice, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(c) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, such business must be a proper subject for stockholder action, and the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation

Statement (as defined below) required by these Bylaws. To be timely, a Record Stockholder’s notice shall be received by the secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 2.2(c), in the event that the annual meeting is convened more than thirty (30) days before or after such anniversary date, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice as described above.

(d) Such Record Stockholder’s notice shall set forth:

(A) as to each person whom the Record Stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such Record Stockholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (4) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by Section 2.4;

(B) as to any business that the Record Stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of the Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (2) a description of all agreements, arrangements, and understandings between such Record Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Record Stockholder;

(C) as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed (each, a “party”):

(1) the name and address of each such party;

(2) (A) the class, series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(C) any proxy, contract, arrangement, understanding, or relationship pursuant to which) either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 2.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date);

(3) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(4) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Solicitation Statement”).

(e) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director.

(f) Notwithstanding anything in the second sentence of Section 2.2(c) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(g) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(h) For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(i) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3 SPECIAL MEETING.

(a) A special meeting of the stockholders may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (for purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships), the chairman of the Board of Directors and the chief executive officer, and special meetings may not be called by any other person or persons; provided, however, that special meetings of the stockholders of the Corporation may be called by the secretary of the Corporation following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the holder or holders of record of at least ten percent (10%) of the total voting power of all issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the Board of Directors (the “Requisite Percentage”); provided, that such holder or holders have held at least a 10% net long position in the Corporation’s outstanding shares for at least one year; provided, further, that such stockholder demand or demands shall have been submitted in accordance with and in the form required by Article X of the Certificate of Incorporation and these Bylaws. Special meetings of the stockholders of the Corporation (including those called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage) shall be held on such date, at such time, and at such place, if any, as shall be designated by the Board of Directors and stated in the Corporation’s notice of meeting. In the case of a special meeting called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage, the date of such special meeting, as fixed by the Board of Directors in accordance with Article X of the Certificate of Incorporation and these Bylaws, shall not be fewer than thirty (30) days nor more than ninety (90) days (the “Outside Date”) after the date a demand or demands by stockholders holding the Requisite Percentage have been received by the secretary of the Corporation at the principal executive offices of the Corporation in accordance with Article X of the Certificate of Incorporation and these Bylaws. To be in proper form, a demand or demands from stockholders holding the Requisite Percentage shall include the information, documents and instruments specified in Section 2.3(c) of these Bylaws. The Board of Directors may postpone or reschedule any previously scheduled special meeting; provided, however, that the Board of Directors may not reschedule a special meeting called in response to a written demand or demands to call such meeting received by the secretary from stockholders holding the Requisite Percentage nor may the Board of Directors postpone such meeting beyond the Outside Date.

(b) Only such business shall be conducted at a special meeting of stockholders as shall be stated in the notice of the special meeting. The notice of a special meeting shall include the purpose for which the meeting is called.

(c) To be in proper form, a demand or demands from stockholders holding the Requisite Percentage shall set forth: (A) the purpose or purposes for which the special meeting is to be called; (B) as to each purpose for which the special meeting is to be called, (1) a reasonably brief description of such purpose, (2) a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, (3) the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (4) the reasons for calling a special meeting of stockholders for such purpose; (C) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the demand is made, in such proposal or business to be considered at the special meeting; (D) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal or business to be considered at the special meeting; (E) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business set forth in the demand required by Section 2.3(a) of these Bylaws; (F) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt any proposal set forth in the demand required by Section 2.3(a) of these Bylaws and/or (2) otherwise to solicit proxies from stockholders in support of any proposal set forth in the demand required by this Section 2.3(c); (G) as to the stockholder making a demand pursuant to Section 2.3(a) of these Bylaws and the beneficial owner, if any, on whose behalf the demand is made, the information set forth in Section 2.2.(d)(C)(1)-(4) and (H) if a purpose for which the special meeting is to be called is the election of one or more directors to the Board of Directors, the name of each person the stockholder making a demand pursuant to Section 2.3(a) of these Bylaws and the beneficial owner, if any, propose to nominate at the special meeting for election to the Board of Directors (each, a “nominee”), and as to each such nominee, all information that would be required to be set forth in a stockholder’s notice for nominations of directors at annual meetings of stockholders of stockholders as set forth in Section 2.2(d)(A) of these Bylaws.

(d) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Record Stockholder who is entitled to vote at the meeting and upon such election and who delivers a written notice to the secretary setting forth the information set forth in Section 2.2(d)(A) and (C). Nominations by Record Stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Record Stockholder’s notice required by the preceding sentence shall be received by the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(f) Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.2 and 2.3 of these Bylaws to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon request) that such person (a) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.6 QUORUM.

At any meeting of stockholders, the holders of a majority of voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except to the extent that the presence of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the outstanding voting power of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting or the holders of a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.5.

2.7 ORGANIZATION.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote at any meeting of stockholders, present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

2.8 CONDUCT OF BUSINESS.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9 VOTING.

(a) Except as may be otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

(b) All matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by class or classes or series is required, all matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power of that class or classes or series entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed.

(c) Except as provided in Section 3.4 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, however, that at any meeting of stockholders for which the secretary of the Corporation determines that the number of nominees exceeds the number to be elected as of the record date for such meeting, the directors shall be elected by vote of the plurality of the shares, present in person or represented by proxy and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. The Nominations and Corporate Governance Committee has established procedures under which any director who is not elected shall promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Nominations and Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action which may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of record on the record date (established in the manner set forth in Section 2.12(b)) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors, and (b) delivered to the Corporation in accordance with Section 228 of the DGCL.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.10.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.11 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws to a stockholder, a written waiver thereof, signed by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.13 PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize such person or persons to act for such stockholder as proxy by written proxy signed by the stockholder and filed with the secretary of the Corporation or such other means deemed valid pursuant to the provisions of Section 212 of the DGCL. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

ARTICLE III

DIRECTORS

3.1 POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 NUMBER OF DIRECTORS.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be not less than seven (7) nor more than thirteen (13) directors. The exact number of directors within the limits specified shall be set, and may be changed from time to time, by a resolution duly adopted by the Board of Directors or the stockholders. The limits may be changed, or a single number fixed without provision for variation, by an amendment to these bylaws duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4 RESIGNATION AND VACANCIES.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by the stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware, at such place which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, then such meeting shall be held at the principal executive office of the Corporation or such other place determined by the Board of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board of Directors, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be (i) delivered personally by courier or telephone to each director, (ii) sent by first-class mail, postage prepaid, (iii) sent by facsimile, or (iv) by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. The notice need not specify the purpose of the meeting, and unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 QUORUM AND VOTING.

At all meetings of the Board of Directors, at least one-third ( 1/3) of the Whole Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the majority of directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11 REMOVAL OF DIRECTORS.

Unless otherwise restricted by law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12 CHAIRMAN OF THE BOARD OF DIRECTORS.

The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors.

3.13 EMERGENCY BYLAWS.

To the fullest extent permitted by law, in the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, the Board of Directors may adopt emergency bylaws.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the Whole Board. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt or recommend any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders or (b) amend the Bylaws of the Corporation.

4.2 COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. One-third ( 1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

OFFICERS

5.1 OFFICERS.

The officers of the Corporation shall consist of a chairman of the Board of Directors or a chief executive officer, or both, a president, a secretary, a chief financial officer, a treasurer and such additional officers as may be elected or appointed in accordance with Section 5.3 of these Bylaws and as may be necessary to enable the Corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS.

All officers of the Corporation, except such officers as may be otherwise appointed in accordance with Section 5.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS.

The Board of Directors, the chairman of the Board of Directors, he or the president at their or his discretion, may appoint one (1) or more vice presidents, one (1) or more assistant secretaries, a treasurer, one (1) or more assistant treasurers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors, the chairman of the Board of Directors or the president, as the case may be, may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the president, or to the secretary of the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

5.5 VACANCIES IN OFFICES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

5.6 CHAIRMAN OF THE BOARD.

The chairman of the Board of Directors, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no chief executive officer, the chairman of the Board of Directors shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 below.

5.7 CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the Board of Directors, if there be such an officer, the chief executive officer shall be the general manager of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence of the chairman of the Board of Directors, or if there be none, at all meetings of the Board of Directors. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

5.8 PRESIDENT.

Subject to the discretion of the Board of Directors to elect or not elect a chief executive officer and to the supervisory powers of the chief executive officer in the event of such election, the president, if any, will act in a general executive capacity and will assist the chief executive officer in the administration, operation and general supervision of policies and affairs of the corporation. The president will have such other powers and be subject to such other duties as the Board of Directors or the chairman of the Board of Directors or the chief executive officer may from time to time prescribe.

5.9 VICE PRESIDENT.

In the absence of the president or in the event of the president’s inability or refusal to act, the vice president, or in the event there be more than one (1) vice president, the vice president designated by the Board of Directors, or if no such designation is made, the most senior vice president in order of their election, shall perform the duties of president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the Board of Directors.

5.10 SECRETARY.

The secretary shall keep or cause to be kept the minutes of proceedings and records of the Board of Directors and stockholders.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

5.11 CHIEF FINANCIAL OFFICER.

The chief financial officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer as hereinafter set forth and shall be authorized and empowered to sign as treasurer in any case where such officer’s signature is required.

5.12 TREASURER.

The treasurer shall keep or cause to be kept the accounting books and other accounting records as provided for and in accordance with Section 7.1 of these Bylaws. The accounting books shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named chief financial officer, the treasurer shall be deemed to be the chief financial officer and shall have the powers and duties of such office as hereinabove set forth.

5.13 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairman of the Board of Directors, if any, the president or any vice president of the Corporation, or any other person authorized to do so by the chairman of the Board of Directors, the president or any vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations held by the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 RIGHT TO INDEMNIFICATION.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving (during such person’s tenure as director or officer) at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

6.2 POWER TO ADVANCE EXPENSES.

The Corporation shall have the power to advance expenses to any person to the fullest extent permitted by law.

6.3 RIGHT OF INDEMNITEE TO BRING SUIT.

If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, under this Article VI or otherwise shall be on the Corporation.

6.4 NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

6.5 INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

6.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law.

6.7 NATURE OF RIGHTS.

(a) The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE OF RECORDS; STOCKLIST.

The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE VIII

GENERAL MATTERS

8.1 CHECKS.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors , or the president or a vice president, and by the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of shares of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

8.4 LOST, STOLEN OR DESTROYED CERTIFICATES.

Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.5 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the masculine gender includes the feminine and neuter, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.6 DIVIDENDS.

The directors of the Corporation, subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.7 FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8 SEAL.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9 TRANSFER OF STOCK.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if one has been issued, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.10 REGISTERED STOCKHOLDERS.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.11 TIME PERIODS.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the date of the event shall be included.

ARTICLE IX

NOTICE BY ELECTRONIC TRANSMISSION

9.1 NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice shall be effective if given by a form of electronic transmission in the manner provided in Section 232 of the DGCL.

ARTICLE X

AMENDMENTS

10.1 POWER OF STOCKHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of the holders of at least a majority of voting power entitled to vote generally in the election of directors, except as otherwise provided by law or by the Certificate of Incorporation.

10.2 POWER OF DIRECTORS.

Subject to the right of stockholders as provided in Section 10.1 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board of Directors. A Bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

EXHIBIT D

WILLIAMS-SONOMA, INC.

2001 LONG-TERM INCENTIVE PLAN

amending and restating the 2001 Long-Term Incentive Plan

SECTION 1.

PURPOSES AND DEFINITIONS

(a) Purposes. The purposes of the Plan are (i) to attract, retain and incent talented personnel with respect to positions of substantial responsibility at the Company and any Subsidiary; and (ii) to enable the officers, key employees and Non-employee Directors, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

(b) Effect of Amendment and Restatement. With respect to Awards made prior to the 2006 Effective Date or the 2010 Effective Date, as applicable, the applicable amendment and restatement of the Plan and further amendments and restatements only apply to the extent that they (i) do not impair the rights of an optionee, unless otherwise agreed in writing by any such optionee and the Company, and (ii) do not enlarge the rights of an optionee to the extent such enlargement would disqualify an outstanding Incentive Stock Option or give rise to a compensation expense for financial accounting purposes.

(c) Definitions. The following terms are defined as set forth below:

“2006 Effective Date” means the date of the Company’s 2006 annual shareholders meeting.

“2010 Effective Date” means the date of the Company’s 2010 annual shareholders meeting.

“Administrator” means the Committee described in Section 2.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards.

“Award Agreement” means a written agreement between the Company and the recipient of an Award specifying the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of this Plan.

“Awarded Stock” means the Common Stock subject to an Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor tax code, along with related rules and regulations.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means Williams-Sonoma, Inc., a California corporation, and any successor thereto.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Deferred Stock Award” means an Award granted pursuant to Section 10.

“Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the closing sales price for a share of Stock (or the closing bid, if no sales are reported) as quoted on the New York Stock Exchange on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable, or, if the shares of Stock cease to be traded on the New York Stock Exchange, the value which the Administrator determines most closely reflects the fair market value of the shares.

“Fiscal Year” means a fiscal year of the Company.

“Full Value Award” means a grant of Restricted Stock, a Restricted Stock Unit or a Deferred Stock Award hereunder.

“Incentive Stock Option” means any Stock Option that is intended to qualify as, and is designated in writing in the related Option Award agreement as intending to constitute, an “incentive stock option” as defined in Section 422 of the Code.

“Non-employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals that may be applicable to an Award may consist of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Standards: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total shareholder return; (xiv) stock price; (xv) growth in shareholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios;

(xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. The Performance Goals may differ from Participant to Participant and from Award to Award.

“Plan” means this 2001 Long-Term Incentive Plan, as amended and restated on May 25, 2011.

“Restricted Stock” means an Award granted pursuant to Section 8.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“Retirement” means termination of employment (with respect to employees) or service (with respect to Non-employee Directors) on or after having attained at least 55 years of age and at least ten (10) years of completed service with the Company or its Subsidiaries.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.

“Stock” means the common stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means a stock-settled stock appreciation right granted pursuant to Section 7.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 or previously granted under this Plan prior to its 2004 amendment and restatement.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY

TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by a committee of not fewer than two (2) Non-employee Directors (the “Administrator”). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations (including temporary and proposed regulations) promulgated thereunder. In addition, each member of the Committee shall meet the then applicable requirements and criteria of the New York Stock Exchange (or other market on which the Stock then trades) for qualification as an “independent director.”

(b) Delegation by the Administrator. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Directors of the Company; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to any person who, with respect to the Stock, is subject to Section 16 of the Exchange Act, or (b) in any way which would jeopardize the Plan’s qualification under Applicable Laws.

(c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more Participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) Subject to Section 2(d), to determine and modify from time to time the terms and conditions, including restrictions, consistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;

(v) Subject to Section 2(d) and to the minimum vesting provisions of Sections 8(d), 9(d) and 10(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Sections 6(a)(iii) and 7(a)(iii), to extend at any time the post-termination period in which Stock Options or Stock Appreciations Rights may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii) to develop, approve and utilize forms of notices, Award Agreements and similar materials for administration and operation of the Plan;

(ix) to determine if any Award shall be accompanied by the grant of a corresponding Dividend Equivalent; and

(x) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as the Administrator shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems necessary or advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan Participants.

(d) Limitations on Vesting and Acceleration. Full Value Awards that result in issuing up to 5% of the maximum aggregate number of shares of Stock authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more employees or Non-employee Directors without respect to any minimum vesting provisions included in the Plan. Awards granted to Non-employee Directors pursuant to a formula approved by the Board shall not count towards the 5% Limit and shall not be subject to any minimum vesting requirements under the Plan. Further, all Full Value Awards that have their vesting discretionarily accelerated by the Administrator, and, all Options and SARs that have their vesting discretionarily accelerated in full by the Administrator, in each case other than pursuant to (i) a transaction described in Section 17 hereof (which for this purpose shall be deemed to include acceleration in connection with the occurrence of an additional or subsequent event), (ii) a Participant’s death, (iii) a Participant’s Disability (as defined in the Plan or relevant Award Agreement), or (iv) a Participant’s Retirement, are subject to the 5% Limit. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the vesting of Full Value Awards such that the Plan minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit. The 5% Limit shall be considered as one aggregate limit applying to the granting of Full Value Awards to employees or Non- employee Directors without respect to Plan minimum vesting requirements and to the discretionary vesting acceleration of Awards.

SECTION 3.

STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;

RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable. Subject to the provisions of Section 3(c), 25,005,743 shares of Stock are reserved and available for issuance under the Plan, plus any shares subject to any outstanding options under the Company’s 1993 Stock Option Plan and the Company’s 2000 Non-Qualified Stock Option Plan that subsequently expire unexercised, up to a maximum of 754,160 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. If any portion of an Award is forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan.

Any shares subject to Options or SARs shall be counted against the numerical limits of this Section 3(a) as one share for every share subject thereto. With respect to Awards granted on or after the date of receiving shareholder approval of the amended Plan in 2006, any shares subject to Restricted Stock, Restricted Stock Units or Deferred Stock Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3(a) as one and nine-tenths shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as one and nine-tenths shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3(a), the Plan shall be credited with one and nine-tenths Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units or Deferred Stock Awards, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Restricted Stock, Restricted Stock Units or Deferred Stock Awards, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3(a) above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Restricted Stock Units or Deferred Stock Awards are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. Any payout of Dividend Equivalents, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents shall not increase the number of Shares available for issuance under the Plan.

(b) Term of Plan. No Awards shall be made more than ten (10) years after the date upon which the Board approved the amended and restated Plan in 2011. Notwithstanding the foregoing, Stock Options and Stock Appreciation Rights granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to seven (7) years after the date of grant.

(c) Impact of Transactions. Subject to the provisions of Section 17, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Awards that can be granted to any one individual Participant in any calendar year , (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Awards under the Plan, without changing the aggregate exercise price. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted with such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.

ELIGIBILITY

Those persons eligible to participate in the Plan shall be officers, employees and Non-employee Directors of the Company, its Parent and any Subsidiaries. Selection of Participants shall be made from time to time by the Administrator, in its sole discretion.

SECTION 5.

CODE SECTION 162(m) LIMITATIONS

(a) Stock Options and SARs. A Participant can receive no more than one million shares of Stock in the aggregate covered by Stock Options or SARs during any one calendar year, subject to adjustment under Section 3(c).

(b) Restricted Stock, Restricted Stock Units and Deferred Stock Awards. A Participant can receive grants covering no more than four hundred thousand shares of Stock in the aggregate covered by Restricted Stock, Restricted Stock Units or Deferred Stock Awards during any one calendar year, subject to adjustment under Section 3(c).

(c) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Changes in Capitalization. The numerical limitations in Sections 5(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 3(c).

SECTION 6.

STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company, its Parent or any Subsidiary. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.

(a) Stock Option Grants. The Administrator, in its discretion, may grant Stock Options to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall be subject to the following terms and conditions and each Stock Option Award Agreement shall contain such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven (7) years after the date the option is granted. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator; provided, however, that all Stock Options must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. To the extent permitted by Applicable Law, payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the payment method described in this Section 6(a)(iv)(C) shall not be available to an optionee who is subject to the reporting and other provisions of Section 16 of the Exchange Act unless the optionee and the broker comply with such procedures and enter into such agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) By a net exercise procedure.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and fulfilling any other requirements contained in the Stock Option or Applicable Laws.

(b) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year in excess of $100,000, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, an optionee’s rights in all Stock Options shall automatically terminate ninety (90) days following optionee’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Options of such optionee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Options by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Options or one hundred eighty (180) days from the date of such optionee’s death. Additionally, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Options held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Options or one hundred eighty (180) days from the date of the termination of the optionee’s employment.

(d) Notice to Company of Disqualifying Disposition. Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Stock before the later of:

(i) two years after the date the employee was granted the Incentive Stock Option, or

(ii) one year after the date the employee acquired Stock by exercising the Incentive Stock Option.

If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

SECTION 7.

STOCK APPRECIATION RIGHTS

Any Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

(a) Stock Appreciation Right Awards. The Administrator, in its discretion, may award Stock Appreciation Rights to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Appreciation Rights awarded pursuant to this Section 7(a) shall be subject to the following terms and conditions and each Stock Appreciation Right Award Agreement shall be subject such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant.

(ii) SAR Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than seven (7) years after the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator in an Award Agreement; provided, however, that all Stock Appreciation Rights must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Appreciation Right. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Appreciation Right and not as to unexercised Stock Appreciation Rights.

(iv) Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company solely in shares of Stock equal in value to an amount determined by multiplying the difference between the Fair Market Value of a share of Stock on the date of exercise over the exercise price times the number of shares of Stock with respect to which the SAR is exercised, rounded down to the nearest whole share.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be delivered pursuant to the exercise of a Stock Appreciation Right will be contingent upon fulfilling any requirements contained in the Stock Appreciation Right Award or Applicable Laws.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, a Participant’s rights in all Stock Appreciation Rights shall automatically terminate ninety (90) days following his or her termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Appreciation Rights of such Participant may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Appreciation Rights by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the SARs or one hundred eighty (180) days from the date of such Participant’s death. Additionally, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Appreciation Rights held on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Appreciation Rights or one hundred eighty (180) days from the date of the termination of employment.

SECTION 8.

RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). A Restricted Stock Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. Upon execution of the Restricted Stock Award Agreement and paying any applicable purchase price, a Participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, certificates (as described in Section 18(b)) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Participant may be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price (which may be zero), from the Participant or the Participant’s legal representative.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Company’s right of repurchase or forfeiture shall lapse, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

Notwithstanding the foregoing, and except in connection with a transaction described in Section 17 hereof (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s death, Disability (as defined in the Plan or relevant Award Agreement) or retirement, and except as permitted by Section 2(d) hereof:

(i) With respect to Restricted Stock vesting solely based on continuing as an employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the three (3) year anniversary of the grant date;

(ii) If vesting of a Restricted Stock Award granted to an employee is not based solely on continuing as an employee or a Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the one (1) year anniversary of the grant date; and

(iii) If vesting of a Restricted Stock Award granted to a Non-employee Director is not based solely on continuing as a Non-employee Director or employee, the shares of Stock subject to such Award will vest in full no earlier than the earlier of: (A) the date that is one (1) day prior to the date of the annual meeting of the Company’s shareholders next following the grant date (approximately one (1) year from the grant date), or (B) the one (1) year anniversary of the grant date.

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock.

SECTION 9.

RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award entitles the Participant to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (a “Restricted Stock Unit”). A Restricted Stock Unit Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. A Participant shall have the rights of a shareholder only as to shares acquired upon the delivery of shares of Stock pursuant to a Restricted Stock Unit Award and not as to any unvested or undelivered shares of Stock.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Restricted Stock Unit, to the extent not then vested, shall be forfeited.

(d) Vesting of Restricted Stock Unit. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Restricted Stock Unit shall vest, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

Notwithstanding the foregoing, and except in connection with a transaction described in Section 17 hereof (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s death, Disability (as defined in the Plan or relevant Award Agreement) or retirement, and except as permitted by Section 2(d) hereof:

(i) With respect to Restricted Stock Units vesting solely based on continuing as an employee or Non-employee Director, the Restricted Stock Units subject to such Award will vest in full no earlier than the three (3) year anniversary of the grant date. Notwithstanding the foregoing, if Restricted Stock Units subject to such an Award are granted in exchange for the Participant’s agreement to cancel another Award under an exchange program approved by the Company’s shareholders at the 2008 annual meeting of the Company’s shareholders, then the Participant may receive credit against this three (3)-year vesting requirement for the amounts that had vested under the cancelled Award;

(ii) If vesting of a Restricted Stock Unit Award granted to an employee is not based solely on continuing as an employee or Non-employee Director, the Restricted Stock Units subject to such Award will vest in full no earlier than the one (1) year anniversary of the grant date;

(iii) If vesting of a Restricted Stock Unit Award granted to a Non-employee Director is not based solely on continuing as a Non-employee Director or Employee, the Restricted Stock Units subject to such Award will vest in full no earlier than the earlier of: (A) the date that is one (1) day prior to the date of the annual meeting of the Company’s shareholders next following the grant date (approximately one (1) year from the grant date), or (B) the one (1) year anniversary of the grant date.

SECTION 10.

DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of a right to receive shares of Stock at the end of a specified deferral period. The Administrator in its sole discretion shall determine the persons to whom and the time or times at which Deferred Stock Awards will be made, the number of shares of Stock covered by any Deferred Stock Award, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the restrictions and other conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Deferred Stock Awards. The Administrator may condition a Deferred Stock Award upon the attainment of specified performance goals by the Participant or by the Company or a Subsidiary, including a division or department of the Company or a Subsidiary for or within which the Participant is primarily employed, or upon such other factors or criteria as the Administrator shall determine.

Notwithstanding the foregoing, and except in connection with a transaction described in Section 17 hereof (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s death, Disability (as defined in the Plan or relevant Award Agreement) or retirement, and except as permitted by Section 2(d) hereof:

(i) With respect to Deferred Stock Awards vesting solely based on continuing as an employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the three (3) year anniversary of the grant date;

(ii) If vesting of a Deferred Stock Award granted to an employee is not based solely on continuing as an employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the one (1) year anniversary of the grant date; and

(iii) If vesting of a Deferred Stock Award granted to a Non-employee Director is not based solely on continuing as a Non-employee Director or employee, the shares of Stock subject to such Award will vest in full no earlier than the earlier of: (A) the date that is one (1) day prior to the date of the annual meeting of the Company’s shareholders next following the grant date (approximately one (1) year from the grant date), or (B) the one (1) year anniversary of the grant date.

The provisions of Deferred Stock Awards need not be the same with respect to any Participant. The Administrator may make Deferred Stock Awards independent of or in connection with the granting of any other Award under the Plan.

(b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

(i) Expiration of Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 10(b)(iv), where applicable), the Administrator shall deliver Stock to the Participant for the shares of Stock covered by the Deferred Stock Award.

(ii) Rights. Cash dividends with respect to Restricted Stock Deferred Stock Award or Dividend Equivalent Rights with respect to a Restricted Stock Unit Deferred Stock Award shall be subject to such vesting and payment terms as are determined by the Administrator.

(iii) Acceleration and Waiver. Based on such factors or criteria as the Administrator may determine, and subject to the minimum vesting requirements of Section 10(a), the Administrator may provide in the Award Agreement for the lapse of restrictions, conditions or deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive such remaining restrictions, conditions or deferral limitations for all or any part of such Deferred Stock Award, subject to the requirements of Code Section 409A.

(iv) Election. A Participant may elect further to defer receipt of the shares of Stock payable under a Deferred Stock Award (or an installment thereof) for a specified period or until a specified event (an “Elective Deferral Period”), subject in each case to the Administrator’s approval, to such terms as are determined by the Administrator and to the requirements of Code Section 409A.

(c) Rights as a Shareholder. A Participant receiving a Deferred Stock Award shall have the rights of a shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate (as described in Section 18(b)) evidencing the acquisition of shares of Stock under a Deferred Stock Award only upon satisfaction of all conditions specified in the Deferred Stock Award Agreement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Deferred Stock Award Agreement or, subject to Section 15 below, in writing after the Deferred Stock Award Agreement is issued, a Participant’s rights in all Deferred Stock Awards shall automatically terminate upon the Participant’s termination of employment (or service as a Non-employee Director) with the Company and its Subsidiaries for any reason.

SECTION 11.

NON-EMPLOYEE DIRECTOR STOCK PROGRAM

Each person who is elected as a Non-employee Director shall be granted on the date of his or her initial election and annually thereafter on the date of the annual shareholders meeting (so long as the Non-Employee Director has then been serving as such for at least three months), either (i) a Non-Qualified Stock Option to acquire such number of shares of Stock as may be determined by the Administrator with an exercise price per share for the Stock covered by such Stock Option at least equal to the Fair Market Value on the date as of which the Stock Option is granted, or (ii) another Plan Award, as determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and shall be subject to such other terms and conditions as may be determined by the Administrator. Stock Options and Stock Appreciation Rights granted under this Section 11 may be exercised only by written notice to the Company specifying the number of shares to be purchased. For Stock Options, payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(a)(iv). A Participant shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights or to shares of Stock subject to other Awards that have not been delivered to the Participant.

SECTION 12.

TRANSFERABILITY; NO REPRICING

(a) Incentive Stock Options. Incentive Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(b) Other Awards. Subject to the approval of the Administrator, in its sole discretion, a Participant may transfer his or her vested Awards (other than Incentive Stock Options), but only without receiving any consideration for the transfer, to members of his or her family or to trusts for the benefit of such family members or to such other transferees as are permitted under a U.S. Securities & Exchange Commission Form S-8 registration statement, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

(c) No Repricing. The exercise price for the Stock to be issued pursuant to an already granted Award may not be lowered without the prior consent of the Company’s shareholders. This shall include, without limitation, a repricing of the Award as well as an exchange program whereby the Participant agrees to cancel an existing Award in exchange for another Award, cash, or a combination thereof.

SECTION 13.

TAX WITHHOLDING

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.

(b) Payment in Stock. Subject to approval by the Administrator, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

SECTION 14.

TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.

AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, subject to the terms of the Plan, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or ensure that compensation earned under Awards granted under the Plan qualify as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, or (b) the rules of the New York Stock Exchange, Plan amendments shall be subject to approval by the Company’s shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.

STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in Stock not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.

MERGER & SIMILAR TRANSACTION PROVISIONS

In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the case of a corporate reorganization of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all outstanding Awards shall vest 100% immediately prior to their termination. Moreover, in such event, all Awards, other than Options and SARs, shall be fully settled in kind, at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the “Transaction Price”) and all Stock Options and SARs shall be fully settled in kind in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options or SARs (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options and SARs. In the event of a Transaction that qualifies as a change in the ownership or effective control of the Company under Code Section 409A or the proposed or final Treasury Regulations thereunder, as applicable, any outstanding Deferred Stock Awards shall be paid out to the Participant, to the extent then vested, upon the date of such Transaction.

SECTION 18.

GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all Applicable Laws have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock (as described in Section 18(b) below) as it deems appropriate.

(b) Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 18(b) or elsewhere in the Plan to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any individual any right to continued employment or service as a director with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time, with or without cause or notice.

(d) Trading Policy Restrictions. Awards and related transactions under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

SECTION 19.

GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.

EXHIBIT E

WILLIAMS-SONOMA, INC.

COMPENSATION COMMITTEE CHARTER

(as amended and restated on September 9, 2010)

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s Chief Executive Officer and other executive officers; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; (iii) oversee the Company’s compensation policies, plans, and benefits programs generally, and (iv) in the case of the Williams-Sonoma, Inc. 401(k) Plan (the “401(k) Plan”), which is not considered one of the Plans as defined above, the Compensation Committee’s sole responsibility shall be to amend the 401(k) Plan as provided below. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

COMPOSITION

The Compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors upon the recommendation of the Nominations and Corporate Governance Committee and serve at the discretion of the Board of Directors. The Board of Directors shall designate one member of the Compensation Committee to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving the level of compensation, including base salary, bonus, equity compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative shareholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. Such review and approval shall be made without the presence of the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, compensation for executive officers other than the Chief Executive Officer.

E-1

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, general compensation goals and guidelines for the Company’s employees.

•

Approving and authorizing amendments to the 401(k) Plan, the Plans, and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•

Acting as the Administrator (as defined under each Plan) and administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or stock purchase rights to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or stock purchase rights; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•

As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer or employee compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than two (2) times each year. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter; provided, however, that the Chief Executive Officer may not be present during the voting on or deliberations regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

E-2

EXHIBIT F

WILLIAMS-SONOMA, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as amended and restated on January 27, 2011)

PURPOSE

The Nominations and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) acts on behalf of and with the concurrence of the Board with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

COMPOSITION

The Committee shall be comprised entirely of independent members of the Company’s Board. The exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. The members of the Committee shall be appointed by the Board. Committee members may be removed or replaced by the Board.

The members of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

COMMITTEE PURPOSE AND RESPONSIBILITIES

The Committee’s primary purpose and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the Board suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

•

Assist the Chairman of the Board and the Board in general with screening potential Board candidates, meet with potential Board candidates and, as appropriate, participate in the recruitment of potential Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•

As appropriate, use its sole authority to retain and terminate any search firm to be used to identify director candidates, including its sole authority to approve the search firm’s fees and other retention terms.

•	Recommend to the Board the director nominees for the next annual meeting of shareholders.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders in accordance with the Committee’s Shareholder Recommendations Policy.

•

In accordance with the Company’s majority voting policy, as set forth in the Corporate Governance Guidelines, consider the resignation offer of any nominee for director who, in an uncontested election, receives a majority of withheld votes, and recommend to the Board the action it deems appropriate to be taken with respect to each such offered resignation.

•	Review, make recommendations to the Board regarding, and approve, as appropriate, the compensation policy for the non-employee directors of the Company.

•

Annually evaluate the performance of the Company’s Chief Executive Officer, annually oversee evaluation of the performance of the Board and the Company’s management and provide a report with respect to this performance to the members of the Board, together with recommended performance enhancements.

F-1

•

Periodically assess the Board’s meeting schedule and evaluate the effectiveness of meeting agendas. Subsequently prepare recommendations to the Chairman of the Board and Chief Executive Officer regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.

•

As appropriate, obtain advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used in the evaluation of director compensation.

•	Conduct an annual performance evaluation of the Committee.

MEETINGS

The Nominations and Corporate Governance Committee will set its own schedule and will meet periodically, but not less frequently than at least one (1) time each year. The members of the Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will report to the Board on a periodic basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

F-2

EXHIBIT G

WILLIAMS-SONOMA, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated on March 20, 2009)

PURPOSE

The Audit and Finance Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) to:

•	Oversee:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence, performance and retention of the Company’s independent registered public accounting firm (“independent auditor”);

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	Prepare the Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	Review the financial impact of selected strategic initiatives of the Company, and review and recommend for Board approval selected financing, dividend and stock repurchase policies and plans.

COMPOSITION

The Committee shall be comprised of not less than three independent members of the Company’s Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Committee members may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Each member of the Committee must be financially literate, as such qualification is interpreted by the Company’s Board, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

•

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of (including resolution of disagreements between management and the independent auditor regarding financial reporting) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent auditor shall report directly to the Committee.

•

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms for those services) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Committee prior to the completion of the audit.

•

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

•

The Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the internal audit function, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Committee shall perform such other specific functions as the Company’s Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

The Committee shall:

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the review of (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Review and discuss quarterly reports from the independent auditor on:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Review with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to investors. Such review may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•

Review with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

•

Review with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•

Review with the independent auditor the matters required to be discussed by relevant PCAOB and SEC requirements relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company (for purposes of assessing the auditor’s independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

•	Review with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

•

Review with the senior information technology executive and the Company’s Chief Financial Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

•	Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

•

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics Policy.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Strategic Initiatives

•	As it deems appropriate, review the estimated financial impact on the Company of selected proposed strategic initiatives.

Dividend Policy and Share Repurchases

•	As it deems appropriate, review and approve dividend policies developed by management, and recommend for approval by the Board dividend payments to be made to the Company’s shareholders.

•	As it deems appropriate, monitor and recommend to the Board the adoption, implementation and continuation of the Company’s stock repurchase programs.

Financings and Borrowings

•

As it deems appropriate, review the terms and conditions of material financing plans, including the issuance of securities or corporate borrowings, and make recommendations to the Board on such financings.

Qualified Legal Compliance Committee

•

Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for confidential receipt, retention and consideration of any attorney report to the QLCC.

Limitation of Committee’s Role

•

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

•

It is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS

•

The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

•	The Committee shall meet as often as it determines, but not less frequently than four times per year.

•

The Committee shall meet at least annually with management, the internal auditors, and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 25, 2011

9:00 a.m. (Central Daylight Time)

Williams-Sonoma, Inc.

7755 Polk Lane

Olive Branch, Mississippi 38654

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura J. Alber and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 28, 2011, at the 2011 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 25, 2011, at 9:00 a.m. (Central Daylight Time) at 7755 Polk Lane, Olive Branch, Mississippi 38654, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” the option of once every year on Proposal 5, and “FOR” Proposal 6.

(Please date and sign on reverse side.)

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (CDT) on May 24, 2011.

PHONE – 1-800-560-1965 Use a telephone to vote your proxy until 12:00 p.m. (CDT) on May 24, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” Item 2, “FOR” Item 3, “FOR” Item 4, “FOR” the option of once every year on Item 5, and “FOR” Item 6.

1. Election of Directors	01 Laura J. Alber 02 Adrian D.P. Bellamy 03 Patrick J. Connolly	04 Adrian T. Dillon 05 Anthony A. Greener 06 Ted W. Hall	07 Michael R. Lynch 08 Sharon L. McCollam	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Our reincorporation from California to Delaware	☐ For	☐ Against	☐ Abstain

3. The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan	☐ For	☐ Against	☐ Abstain

4. An advisory vote on executive compensation	☐ For	☐ Against	☐ Abstain

5. An advisory vote on the frequency of holding an advisory vote on executive compensation	☐ 1 year ☐ 2 years ☐ 3 years ☐ Abstain

6. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2012	☐ For	☐ Against	☐ Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” THE OPTION OF ONCE EVERY YEAR ON PROPOSAL 5, AND “FOR” PROPOSAL 6. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Address Change? Mark box ☐ Indicate changes below.	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report for the 2010 fiscal year furnished herewith.
Date , 2011

Signature(s) in Box Please sign exactly as your name(s) appears on this proxy and return it in the enclosed envelope.